UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12
ACCO BRANDS CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PRELIMINARY COPY - PROXY MATERIALS SUBJECT TO REVIEW

April [ ], 2019
Dear Fellow Stockholder:

We invite you to join the Board of Directors and our management team at the ACCO Brands Corporation 2019 Annual Meeting of Stockholders, which will be held at 9:00 a.m. (Central Time) on Tuesday, May 21, 2019 at the Kemper Lakes Business Center, Three Corporate Drive, Lake Zurich, Illinois. A map with directions to the Kemper Lakes Business Center can be found at the end of the attached Proxy Statement. The sole purpose of the meeting is to consider the matters described in the following Notice of 2019 Annual Meeting and Proxy Statement.
In 2018, ACCO Brands net sales decreased modestly to $1.94 billion from $1.95 billion in 2017, and overall our financial results were mixed, especially when compared to the historically successful 2017. Sales growth in our EMEA segment continued on the strength of our 2017 acquisition of Esselte. Sales in Brazil and Canada improved as well due to the strength of our brands particularly during back-to-school seasons. These improvements were not enough to offset declines in Australia, Mexico and especially the U.S. due to changes in local channel dynamics.
Our performance in the U.S. was particularly disappointing. As the wholesaler channels pursued alternative routes to consolidation, their preparations for sale and related market uncertainty caused significant channel inventory reductions during the year. This contributed 4% of an overall 7% sales decline in the U.S. In addition, our profitability was impacted by major cost increases in raw materials, fuel, transportation and logistics, as well as the imposition of incremental tariffs on goods imported from China. While we implemented price increases in the second half of the year, they weren’t enough to fully offset the magnitude of the cost increases.
Since the beginning of 2019, we’ve seen the wholesalers resume purchases at more normal levels. We have also raised our prices a second time to account for all known cost inflation, including tariffs. Finally, we are aggressively reducing structural costs in our U.S. business. We expect these and other actions will deliver improved profitability in 2019.
Over the last several years we have been shifting our business through organic initiatives and acquisitions toward stronger brands, more value-added products, faster-growing geographies, and a more diversified customer base. We have complemented these investments with ongoing cost reductions and productivity improvement initiatives, especially in more mature countries and with declining channels. We’ve been disciplined stewards of shareholder capital, controlling what we can, reacting appropriately to industry changes, and investing accretively to reorient our business towards sustainable profitable growth.
As a result, we have been able to grow our operating cash flow from $172 million in 2014 to $195 million in 2018, and we have returned some of this cash to our shareholders, initiating a share repurchase program in 2014 and a dividend last year. In total we returned $216 million to shareholders over the last 4 ½ years, including $100 million in 2018.
We believe we have the right strategy for our company. Despite a challenging year in 2018, we remain confident about our future and continue to position ACCO Brands for profitable growth and increasing shareholder value.
It is important that your shares are represented at the meeting, whether or not you plan to personally attend. You can submit your proxy by using a toll-free telephone number, by mail or through the Internet, or you can vote in person at the meeting. Instructions for using these services are provided on the accompanying proxy card. If you decide to vote your shares using the accompanying proxy card, we urge you to complete, sign, date and return it promptly.

Sincerely,

Boris Elisman	James A. Buzzard
Chairman of the Board, President and Chief Executive Officer	Lead Independent Director

NOTICE OF 2019 ANNUAL MEETING
AND PROXY STATEMENT

The Annual Meeting of Stockholders of ACCO Brands Corporation ("ACCO Brands" or the "Company") will be held at the Kemper Lakes Business Center, Three Corporate Drive, Lake Zurich, Illinois, 60047, at 9:00 a.m. Central Time on Tuesday, May 21, 2019, for the following purposes:

Item 1:    To elect ten directors identified in this Proxy Statement for a term expiring at the 2020 Annual Meeting;

Item 2:    To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019;

Item 3:    To approve, by non-binding advisory vote, the compensation of our named executive officers;

Item 4:	To approve an amendment to our Restated Certificate of Incorporation to affirm the Company’s majority voting standard for uncontested director elections;

Item 5:     To approve the 2019 ACCO Brands Corporation Incentive Plan; and

Item 6:	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

We currently are not aware of any other business to be brought before the 2019 Annual Meeting (the "Annual Meeting"). Only holders of record of common stock at the close of business on March 25, 2019 will be entitled to vote at the Annual Meeting or at any adjournment or postponement thereof.

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) by telephone, (2) through the Internet or (3) by mail. For specific instructions, please refer to the accompanying proxy card. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

This year we are again taking advantage of Securities and Exchange Commission ("SEC") rules that allow us to furnish proxy materials to our stockholders via the Internet. We will send a Notice of Internet Availability of Proxy Materials (the "Notice") to holders of our common stock as of the record date on or about April [.], 2019. The Notice describes how you can access our proxy materials, including this Proxy Statement, beginning on or about April [.], 2019.

We also are soliciting voting instructions from participants in the ACCO Brands Corporation 401(k) plan who hold shares of our common stock under the plan. We ask each plan participant to sign, date and return the accompanying voting instruction card or provide voting instructions by telephone or through the Internet as described on the voting instruction card.

By order of the Board of Directors
Pamela R. Schneider
Senior Vice President, General Counsel
and Corporate Secretary

This Proxy Statement and accompanying proxy are first being made available or distributed to our stockholders on or about April [.], 2019.

PROXY STATEMENT - HIGHLIGHTS
This summary highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.

ACCO Brands Corporation Annual Meeting of Stockholders

Time and Date:    9:00 a.m. Central Time on Tuesday, May 21, 2019
Place:        Kemper Lakes Business Center, Three Corporate Drive, Lake Zurich, Illinois 60047
Record Date:     March 25, 2019

Proposals to be Voted on and Board Voting Recommendations

Proposals		Board Recommendations	Page No.

Item 1	Election of ten directors	FOR each nominee	5

Item 2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2019	FOR	20

Item 3	Approval, by non-binding advisory vote, of the compensation of our named executive officers	FOR	54

Item 4	Approval of an amendment to our Restated Certificate of Incorporation to affirm the Company’s majority voting standard for uncontested director elections	FOR	55

Item 5	Approval of the 2019 ACCO Brands Corporation Incentive Plan	FOR	56

Corporate Governance

Board of Directors and Committees

•	Declassified Board of Directors - all directors elected annually

•	Lead Independent Director

•	90% of our directors are independent

•	Fully independent Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee

•	Executive sessions of non-employee directors held at each regularly scheduled quarterly board meeting

•	All directors attended over 85% of Board and committee meetings held in 2018

Stockholder Interests

•	Majority voting standard for election of directors in uncontested elections

•	No rights or "poison pill" plan

•	All directors and executive officers have met or are on track to meet stock ownership guidelines

•	Annual vote to ratify independent auditors

•	Hedging, pledging and short sales of company stock are prohibited
Executive Compensation

Boris Elisman, Chairman of the Board, President and Chief Executive Officer
Fiscal 2018 - Summary Compensation Table Total $4,682,019

•	Base Salary Earnings - $945,000

•	2018 Annual Incentive Plan Payout - $0 (no payout due to failure to achieve annual performance goals)

•	2016-2018 Long-Term Incentive Plan Performance Cash Payout - $665,438 (payout driven by above target performance over the three-year performance cycle)

•	2018-2020 Long-Term Incentive Plan Equity Grant - $3,029,248 (represents grant date fair value)

•	Retirement and All Other Compensation - $42,333

Compensation Highlights

•	2018 say-on-pay proposal approved by 96.9% of stockholders voting at meeting

•	81% of CEO target compensation is at-risk based on financial performance measures or stock price appreciation

•	Effective January 1, 2019, no excise tax gross-up on executive severance plan payments

•	Double-trigger change-in-control provisions in executive severance plan

•	Three-year performance period for long-term performance-based incentive awards

•	Performance metrics aligned with business strategy and stockholder value creation

•	Incentive compensation "clawback" policy

•	No employment agreements for U.S.-based executive officers

•	Independent compensation consultant

•	Annual compensation risk assessment

•	Incentive compensation plan and practices include good corporate governance features such as:

◦	Double-trigger vesting of equity in event of a change-in-control

◦	One-year minimum vesting with multi-year vesting requirements on equity incentives

◦	No discretion to accelerate vesting upon events other than death or disability

◦	Dividend equivalents payable only if underlying grant vests

◦	No liberal share recycling

◦	No stock option repricing, cash buyouts, or discounted stock options

VOTING AND PROXIES

Why is ACCO Brands distributing this Proxy Statement?

Our Board of Directors is soliciting proxies for use at the Annual Meeting to be held on Tuesday, May 21, 2019, beginning at 9:00 a.m. Central Time, at the Kemper Lakes Business Center, Three Corporate Drive, Lake Zurich, Illinois. In order to solicit your proxy, we must furnish you with this Proxy Statement, which contains information about the matters to be voted upon at the Annual Meeting.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is for stockholders to act upon the following matters outlined in the Notice and described in this Proxy Statement: (1) the election of ten directors, (2) the ratification of KPMG LLP as our independent registered public accounting firm for 2019, (3) a non-binding advisory vote on the compensation of our named executive officers, (4) the approval of an amendment to our Restated Certificate of Incorporation to affirm the Company’s majority voting standard for uncontested director elections, (5) the approval of the 2019 ACCO Brands Corporation Incentive Plan, and (6) such other business as may properly come before the meeting or any adjournment or postponement thereof. In addition, management will be available to respond to questions from stockholders.

Why did I receive a Notice in the mail regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we are providing access to our proxy materials via the Internet. The Notice we sent to our stockholders provides instructions on how to access and review this Proxy Statement and our Annual Report online, as well as how to vote online. Providing proxy materials electronically significantly reduces the printing and mailing costs associated with the distribution of printed copies of our proxy materials to our stockholders.

If you receive a Notice, you will not receive a printed copy of the proxy materials by mail unless you request one. All stockholders have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request printed copies may be found in the Notice. In addition, stockholders may request proxy materials in printed form by mail on an ongoing basis.

Who is entitled to vote?

Only stockholders who own ACCO Brands common stock of record at the close of business on March 25, 2019 are entitled to vote. Each holder of common stock is entitled to one vote per share. There were [.] shares of common stock outstanding on March 25, 2019.

What is the difference between being a record holder and holding shares in street name?

A record holder holds shares in his or her own name. Shares held in "street name" are shares that are held in the name of a bank, broker or other nominee on a person’s behalf. If the shares you own are held in "street name," the bank, broker or other nominee will vote your shares according to your instructions. Under the rules of the New York Stock Exchange ("NYSE"), if you do not give instructions to your bank, broker or other nominee, it will still be able to vote your shares on any "discretionary" items but will not be allowed to vote your shares with respect to any "non-discretionary" items.

Only the ratification of KPMG LLP as our independent registered public accounting firm (proxy Item 2) is considered to be a discretionary item under the NYSE rules, and your bank, broker or other nominee will be able to vote on that item even if it does not receive voting instructions from you, so long as it holds your shares in its name. The election of directors (proxy Item 1), the advisory vote on the compensation of our named executive officers (proxy Item 3), the approval of the amendment to our Restated Certificate of Incorporation (proxy Item 4), and the approval of the 2019 ACCO Brands Corporation Incentive Plan (proxy Item 5) are non-discretionary items. Therefore, if you hold your shares in "street name," your bank, broker or other nominee may not vote your shares with respect to these items unless it receives your voting instructions. Non-discretionary proxy items as to which no voting instructions are received are counted as "broker non-votes." Broker non-votes are shares that are held in "street name" by a bank, broker or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

How do I vote?

Stockholders of record can vote by filling out the accompanying proxy card and returning it as instructed on the proxy card. You can also vote by telephone or through the Internet by following the instructions printed on the proxy card or the Notice. You may also vote in person at the meeting.

Stockholders who hold shares in "street name" can vote by following the voting instructions in the materials received from their bank, broker or other nominee. The availability of telephone and Internet voting for stockholders who hold shares in "street name" will depend on the voting processes of your bank, broker or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive from your bank, broker or other nominee. In addition, you may only vote in person if you obtain a signed proxy from your bank, broker or other nominee, who is the holder of record.

How will my proxy be voted?

Your proxy, when properly signed and returned, or processed by telephone or through the Internet, and not revoked, will be voted in accordance with your instructions. We are not aware of any other matter that may be properly presented at the Annual Meeting other than the election of directors, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2019, the advisory vote on the compensation of our named executive officers, the approval of the amendment to the Company's Restated Certificate of Incorporation, and the approval of the 2019 ACCO Brands Corporation Incentive Plan. If any other matter is properly presented at the meeting, the persons named in the enclosed form of proxy will have the authority to vote on such matters at their discretion.

What constitutes a quorum?

The holders of a majority of the issued and outstanding common stock of the Company present either in person or by proxy at the Annual Meeting will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting. If less than a majority of the outstanding shares of common stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place.

What if I submit but don’t mark the boxes on my proxy or voting instruction?

If you hold shares in your name and sign and return your proxy, or cast your proxy by telephone or through the Internet, but do not specify how you want your shares to be voted, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. In summary, the Board of Directors recommends a vote:

•	FOR the election of each director nominee (proxy Item 1);

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2019 (proxy Item 2);

•	FOR the approval, on an advisory non-binding basis, of the compensation of our named executive officers (proxy Item 3);

•	FOR the approval of an amendment to our Restated Certificate of Incorporation to affirm the Company’s majority voting standard for uncontested director elections (proxy Item 4); and

•	FOR the approval of the 2019 ACCO Brands Corporation Incentive Plan (proxy Item 5)
If you hold shares in "street name," your bank, broker or other nominee cannot vote your shares on non-discretionary items to be brought for a vote at the Annual Meeting. As a result, if you do not provide instructions on how you want your shares to be voted, your bank, broker or other nominee will not have the authority to vote on any proxy item except proxy Item 2 (ratification of independent auditors).

Can I go to the Annual Meeting if I vote by proxy?

Yes. Attending the meeting does not revoke your proxy unless you vote in person at the meeting.

Please note that attendance at the Annual Meeting is limited to stockholders of record as of the close of business on March 25, 2019, the record date, and to those who hold a valid proxy from a stockholder of record. Each stockholder and proxyholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date. Proof of ownership can be the Notice, your proxy card or a proxy or voting instruction card provided by your broker, bank or other nominee, or a brokerage statement or letter from your bank or broker evidencing your ownership of ACCO Brands stock as of March 25, 2019. The use of cell phones, smartphones, electronic tablets, laptops, and recording and photographic equipment is not permitted in the meeting room at the Annual Meeting. Failure to follow the meeting rules will be grounds for exclusion from the Annual Meeting.

How can I revoke my proxy?

You may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the Annual Meeting (if you attend the Annual Meeting) or by delivering a later-dated proxy, which automatically revokes your earlier proxy, either by mail, by telephone or through the Internet, if one of those methods was used for your initial proxy submission. If shares are held in a stock brokerage account or by a bank, broker or other nominee, then you are not the record holder of your shares, and while you are welcome to attend the Annual Meeting you will not be permitted to vote unless you obtain a signed proxy from your bank, broker or other nominee (who is the holder of record).

Will my vote be public?

No. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are kept secret and are only available to the independent Inspector of Election and certain employees who have an obligation to keep your votes secret.

How many votes are needed to elect directors and how will votes be counted?

Each nominee for director will be elected to the Board of Directors (proxy Item 1) if the votes cast for such nominee's election exceeds the votes cast against such nominee’s election (with abstentions and broker non-votes not counted as a vote cast for or against that nominee’s election). Please note that if you hold your shares in “street name,” your bank, broker or other nominee will not be permitted to vote your shares on proxy Item 1 (election of directors) absent specific instructions from you. Therefore, it is important that you follow the voting instructions on the form that you receive from your bank, broker or other nominee.

You may vote for or against each of the nominees for the Board of Directors, or you may abstain.  If you abstain, your shares will be counted for purposes of establishing a quorum for the meeting, but will have no effect on the election of the nominees.

In accordance with the Company’s Corporate Governance Principles, each director nominee has submitted a contingent, irrevocable resignation that the Board of Directors may accept in the event that the votes cast for the director nominee's election do not exceed the votes cast against the director nominee's election (with abstentions not counted as a vote cast either for or against the director nominee's election). In that situation, the Corporate Governance and Nominating Committee (or a special committee consisting solely of independent directors not subject to a failed vote) would make a recommendation to the Board of Directors about whether to accept or reject the resignation, or whether to take other action. For additional information, see “Election of Directors--2019 Board of Director Nominees.”

How many votes are needed to approve the other matters to be voted upon at the Annual Meeting and how will votes be counted?

The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is necessary for the approval of each of proxy Items 2, 3 and 5. This means that of the number of shares represented at the meeting and entitled to vote on the matter, a majority of them must be voted for the proposal for it to be approved. Proxies marked as abstentions on proxy Items 2, 3 and 5 will have the same effect as a vote against the proposal and broker non-votes will have no effect on the vote for the proposal.

Approval of proxy Item 4, the amendment to our Restated Certificate of Incorporation, will require the affirmative vote of the holders of at least 80% of the outstanding shares of our common stock, with broker non-votes and abstentions having the effect of votes against this proposal.

With respect to any other matter to be voted upon, you may vote for, against or abstain, with abstentions having the same effect as a vote against the proposal.

Please note that if you hold your shares in “street name,” your bank, broker or other nominee will not be permitted to vote your shares on the advisory vote on the compensation of our named executive officers (proxy Item 3), the approval of the amendment to our Restated Certificate of Incorporation (proxy Item 4), and the approval of the 2019 ACCO Brands Corporation Incentive Plan (proxy Item 5) absent specific instructions from you. Therefore, it is important that you follow the voting instructions on the form that you receive from your bank, broker or other nominee.

What if I participate in the ACCO Brands 401(k) plan?

We also are making this Proxy Statement available to and seeking voting instructions from participants in the ACCO Brands 401(k) plan who hold shares of our common stock under such plan. The trustees of the plan, as record holders of ACCO Brands common stock held in the plan, will vote whole shares attributable to you in accordance with your directions given on your voting instruction card, by telephone or through the Internet. If you hold shares of our common stock under the plan, please complete, sign and return your voting instruction card or provide voting instructions by telephone or through the Internet, as described on the voting instruction card, prior to May 16, 2019. The voting instruction card will serve as instructions to the plan trustees to vote the shares attributable to your interest in the manner you indicate on the card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

Our Proxy Statement and 2018 Annual Report on Form 10-K are available at: www.proxyvote.com.

ELECTION OF DIRECTORS
(Proxy Item 1)

Our By-laws currently provide that the Board of Directors may consist of not less than nine nor more than thirteen members. Currently, there are ten members serving on our Board of Directors. The Board of Directors, upon recommendation from the Corporate Governance and Nominating Committee (the "Governance Committee"), has selected all of the currently serving directors as nominees for election as directors at the Annual Meeting.

Directors are responsible for overseeing the Company's business consistent with their fiduciary duties to stockholders. The Board of Directors believes that there are general requirements applicable to all directors as well as other skills and experience that should be represented on our Board as a whole, but not necessarily in each director. The Board of Directors and the Governance Committee consider the entirety of the qualifications of directors and director nominees individually, as well as in the broader context of the Board's overall composition and the Company's current and future needs.

Qualifications Required for All Directors

In assessing potential directors, including those recommended by stockholders, the Board of Directors and the Governance Committee consider a variety of factors, including the evolving needs of the Board of Directors and the Company as well as other criteria established by the Board of Directors. These include the potential director's judgment, independence, business and educational background, stature, public service, conflicts of interest, integrity, ethics and ownership of Company stock, as well as his or her level of commitment to stockholder value creation and his or her ability and willingness to devote sufficient time to serve on the Board of Directors and to the affairs of the Company. The Board of Directors and the Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field.

Board Diversity

The Board of Directors also believes that diversity and inclusion are important considerations in board composition. When considering director qualifications, the Board of Directors and the Governance Committee evaluate the entirety of each director’s credentials, including factors such as diversity of background, experience, skill, age, race, ethnicity and gender. Although the Board of Directors does not have a written diversity policy, the Governance Committee evaluates the current composition of the Board with a view toward having the Board reflect a diverse mix of skills, experiences, backgrounds and opinions. Depending on the current composition of the Board of Directors, the Governance Committee may weigh certain factors, including those relating to diversity, more or less heavily when evaluating a potential candidate.

Experience, Qualifications and Skills Represented on Our Board of Directors

In addition to the general qualifications highlighted above, in light of the Company's current needs and its business strategy, our Board of Directors has identified particular expertise, qualifications and skills that are important to be represented on our Board as a whole. The Board of Directors believes it is valuable to have a mix of individuals with expertise as senior executives in the areas of operations, finance, marketing and sales, consumer brands management, human resources, compensation and talent management; individuals with enterprise-level information technology expertise; and individuals with expertise in international market development, corporate strategy, corporate governance and risk management. The Board of Directors also believes it is important that a meaningful number of our directors have operating knowledge of the industry in which the Company operates, general management experience or experience serving as a public company director. In accordance with the Company's Corporate Governance Principles, a director will not be nominated for election to the Board of Directors following his or her 74th birthday unless the full Board, upon the recommendation of the Governance Committee, determines that it is in the best interests of the Company and its stockholders to extend the director's service for an additional period of time. As a group, the members of the Board of Directors reflect the diverse mix of skills, experiences, backgrounds, and perspectives that the Board believes is optimal to foster an effective decision-making environment. Of our ten director nominees, two are women, one of whom chairs our Audit Committee. Two director nominees have ethnically diverse backgrounds.

2019 Board of Director Nominees

The Board of Directors proposes that each of the ten nominees named and described below be elected for a one-year term expiring at the 2020 annual meeting of stockholders or when his or her respective successor is duly elected and qualified. Proxies cannot be voted for more than the number of nominees proposed for election.

Our Board of Directors is comprised of individuals who collectively possess the particular experiences we consider important to be represented on our Board of Directors as a whole. The table below highlights the primary reasons each individual was selected as a director nominee relative to our desired criteria for a diverse, well-balanced Board of Directors and the particular expertise, qualifications and skills we believe should be represented on our Board of Directors. Many of our directors have experience and expertise beyond those noted below. The table is intended to highlight the specific, unique characteristics which led to each individual's selection as a nominee and the collective strength of our Board's experience and expertise.

	Boris Elisman	James A. Buzzard	Kathleen S. Dvorak	Pradeep Jotwani	Robert J. Keller	Thomas Kroeger	Ron Lombardi	Graciela Monteagudo	Hans Michael Norkus	E. Mark Rajkowski
Director Since	2013	2012	2010	2014	2005	2009	2018	2016	2009	2012
Age	56	64	62	64	65	70	55	52	72	60
Gender	M	M	F	M	M	M	M	F	M	M
Ethnically Diverse				✓				✓
Senior Operating Executive Expertise	✓	✓		✓	✓		✓	✓
Senior Financial Executive Expertise			✓				✓			✓
Senior Marketing/Sales Executive Expertise	✓	✓		✓				✓
Senior HR/Compensation/Talent Development Expertise						✓
Consumer Brand Expertise				✓			✓	✓	✓
Operating Knowledge of Company's Industry	✓	✓	✓		✓	✓
Public Company Directorship Experience				✓	✓	✓
Enterprise Level Information Technology Expertise	✓		✓				✓			✓
International Market Development Expertise	✓	✓		✓				✓	✓
Corporate Strategy Development Expertise					✓		✓		✓	✓
Corporate Governance Expertise						✓			✓
Risk Management Expertise			✓							✓

The following paragraphs provide information about each director nominee’s background, including positions held, principal occupation and business experience for the past five years, and the names of other publicly traded companies for which he or she currently serves as a director or has served as a director during the past five years. For information about the number of shares of common stock beneficially owned by each director, see "Certain Information Regarding Security Holders." There are no family relationships among any of the directors and executive officers of ACCO Brands.

The Board of Directors recommends that you vote FOR the election of all the nominees.

Boris Elisman, Chairman of the Board, President and Chief Executive Officer. Mr. Elisman is the Company's Chairman of the Board, President and Chief Executive Officer. Mr. Elisman was appointed as Chairman of the Board in May 2016. Prior to becoming our President and CEO in March 2013, Mr. Elisman served as President and Chief Operating Officer of the Company from 2010 and was President, ACCO Brands Americas from 2008 to 2010. In 2008, he served as President of the Company's Global Office Products Group and from 2004 to 2008, he served as President of the Company's Computer Products Group.

James A. Buzzard. Mr. Buzzard served as President of MeadWestvaco Corporation, which produced packaging, specialty papers, consumer and office products, and specialty chemicals ("MeadWestvaco") from 2003 until his retirement in March 2014 and was responsible for global operations, including Packaging, Specialty Chemicals, Technology and Supply Chain. Mr. Buzzard began his career with Westvaco in 1978 and held positions of increasing responsibility over many years, including as Executive Vice President responsible for MeadWestvaco's Consumer and Office Products Group.

Kathleen S. Dvorak. Ms. Dvorak served as Executive Vice President and Chief Financial Officer of Richardson Electronics, Ltd., a global provider of engineered solutions and a leading distributor of electronic components to the electron device marketplace from 2007 until her retirement in August 2015. Previously, she was Senior Vice President and Chief Financial Officer of Essendant Inc. (f/k/a/ United Stationers Inc.), an office products wholesaler and distributor. Ms. Dvorak has a certificate in Cybersecurity Oversight from the National Association of Corporate Directors.

Pradeep Jotwani. Mr. Jotwani had a long and successful career at Hewlett-Packard Company ("HP") serving in a number of different capacities from 1982 to 2007 and again from 2012 until July 2015. Among his responsibilities at HP were founding and serving as President of HP’s Consumer Business and setting up and serving as the Senior Vice President of Printing Supplies.  When he retired from Hewlett-Packard in July 2015, he was Senior Vice President, LaserJet and Enterprise Solutions. Between 2010 and 2012, he served as Senior Vice President and Chief Marketing Officer at Eastman Kodak Company, which filed for bankruptcy in 2012. In 2016 and 2017, Mr. Jotwani was a Fellow at the Distinguished Careers Institute at Stanford University.

Robert J. Keller. Mr. Keller served as Chairman of the Board of Directors of the Company from October 2008 until his retirement in May 2016, and as Chief Executive Officer of the Company from October 2008 to March 2013. Prior to joining the Company, Mr. Keller served as President and Chief Executive Officer and as a director of APAC Customer Services, Inc. and served in various capacities at Office Depot, Inc., most recently as its President, Business Services Group.

Thomas Kroeger. Mr. Kroeger served as President of Spencer Alexander Associates, which provided management consulting and executive recruiting services from January 2004 until his retirement in March 2017. Mr. Kroeger previously served as chief human resources officer for each of Invacare Corporation, Office Depot, Inc. and The Sherwin-Williams Company. In each of these positions he was also a member of each company's executive committee.

Ron Lombardi. Mr. Lombardi is Chairman, President and Chief Executive Officer of Prestige Consumer Healthcare, Inc. (formerly Prestige Brands Holdings, Inc.), which markets and distributes brand-name, over-the-counter healthcare and household cleaning products throughout the United States and in certain international markets. He was elected Chairman of the Board of Prestige Brands in May 2017 and has served as a director and as President and Chief Executive Officer since June 2015. Prior to this role, Mr. Lombardi served as Prestige Brands’ Chief Financial Officer from December 2010 until November 2015.

Graciela Monteagudo. Ms. Monteagudo served as Chief Executive Officer of LALA U.S., a dairy company focused on manufacturing and selling drinkable yogurts and value-added specialty milks from March 2017 to December 2018. Ms. Monteagudo previously served as Senior Vice President and President, Americas for Mead Johnson Nutrition Company from July 2015 to February 2017 where she was responsible for Mead Johnson’s businesses in North America and Latin America. Between May 2012 and June 2015, Ms. Monteagudo served as Mead Johnson’s Senior Vice President and General Manager, North America and Global Marketing. Prior to that, Ms. Monteagudo served in several capacities for Walmart Mexico, most recently as Senior Vice President and Business Unit Head, Sam’s Club.

Hans Michael Norkus. Mr. Norkus has served as President of Alliance Consulting Group, a business strategy consulting firm since April 1986. Prior to founding Alliance Consulting Group, Mr. Norkus was Vice President and director of The Boston Consulting Group, where he served for 11 years. Mr. Norkus also served as a director of Genesee & Wyoming, Inc.

E. Mark Rajkowski. Mr. Rajkowski has served as Senior Vice President and Chief Financial Officer of Xylem Inc., a global water technology company, since March 2016. Mr. Rajkowski served as Senior Vice President and Chief Financial Officer of

MeadWestvaco from 2004 until July 2015. He began his career with PricewaterhouseCoopers LLP in 1981, last serving as the managing partner for the Upstate New York Technology Industry Group, and held financial and operating positions of increasing responsibility at Eastman Kodak Company prior to joining MeadWestvaco.

Each of our director nominees possesses the judgment and business and educational background required, has a proven track record of success in his or her field as well as a reputation for integrity, honesty and adherence to high ethical standards. They each have business acumen, an ability to exercise sound judgment and a commitment of service to our Company, its stockholders and the Board of Directors.

Each of the director nominees has consented to serve a one-year term if elected. If any director nominee should become unavailable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors. Additionally, in accordance with the Company’s Corporate Governance Principles, each director nominee has submitted a contingent, irrevocable resignation that the Board may accept in the event that the votes cast for the director nominee's election do not exceed the votes cast against the director nominee's election (with abstentions not counted as a vote cast either for or against the director nominee's election). In that event, the Governance Committee (or a special committee consisting solely of independent directors not subject to a failed vote) would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would then act on this recommendation within 90 days of the date that the election results were certified, and the Company would promptly publicly disclose the Board’s decision.

During 2018, there were seven meetings of the Board of Directors. Each director attended more than 75% of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which such director served. In addition to participation at Board of Directors and committee meetings, our directors discharged their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with our Chairman and CEO and other members of senior management regarding matters of interest and concern to ACCO Brands.

CORPORATE GOVERNANCE

The Board of Directors has adopted Corporate Governance Principles to assist it in the exercise of its responsibility to oversee the performance of the Company's management for the benefit of the Company's stockholders and the creation of stockholder value. These principles, along with the charters of the Board of Directors' committees and other key policies and practices of the Board of Directors, are intended to provide a framework for the governance of the Company.

Director Independence

The Corporate Governance Principles provide that a majority of the members of the Board of Directors, and each member of the Audit, Compensation, and Governance Committees, must meet certain criteria for independence. Based on the NYSE independence requirements, the Corporate Governance Principles (which are available on our website, www.accobrands.com) set forth certain standards to assist the Board of Directors in determining director independence. The Corporate Governance Principles provide that a director will be considered independent only if the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In addition, the Corporate Governance Principles provide that under no circumstances will a director be considered independent if:

(a)	the director is a current employee of the Company or any of its subsidiaries, or has an immediate family member who is a current executive officer of the Company or any of its subsidiaries;

(b)	the director is a former employee, or any immediate family member is a former executive officer, of the Company or its subsidiaries, until three years after the employment has ended;

(c)
the director (1) is a current partner or employee of the firm that is the Company's internal or external auditor; (2) has been within the last three years, or has an immediate family member that has been within the last three years, a partner or employee of such firm and worked on the Company's audit during that time; or (3) has an immediate family member who is currently, or within the last three years has been, an employee of such firm and participates in the audit, assurance or tax compliance (but not tax planning) practice;

(d)
the director or an immediate family member has been within the last three years employed as an executive officer of another company where any of the Company's present executive officers serves or has served at the same time on that company's compensation committee;

(e)
in any year, the director or any immediate family member receives, or in any twelve-month period within the last three years has received, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on future service); and

(f)
the director is a current employee, or any immediate family member is a current executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount that exceeds, in any of the last three fiscal years, the greater of $1 million or 2% of the other company's consolidated gross revenues.

Each currently serving member of the Board of Directors, other than Mr. Elisman, has been affirmatively determined by the Board of Directors to be independent as defined in the Corporate Governance Principles and in accordance with NYSE independence requirements. Mr. Keller previously was not considered independent as he had served as our Executive Chairman. Effective March 13, 2018, the third anniversary of his retirement from that position, Mr. Keller was determined to be independent according to the independence requirements of the NYSE and our Corporate Governance Principles.

Stockholder Communication

The Board of Directors and management encourage communication from our stockholders. Stockholders who wish to communicate with our management should direct their communication to the Chairman or the Office of the Corporate Secretary, Four Corporate Drive, Lake Zurich, Illinois 60047. Stockholders and other interested parties who wish to communicate with the non-employee or independent directors, any individual director or the Lead Independent Director should direct their communication care of the Office of the Corporate Secretary at the address above. The Corporate Secretary will forward to our Lead Independent Director any communications intended for the full Board of Directors, for the non-employee or independent directors as a group, or for the Lead Independent Director. Communications intended for an individual director will be forwarded directly to that director. If multiple communications are received on a similar topic, the Corporate Secretary may, in her discretion, forward only representative correspondence. Any communications that are unrelated to the Company or Board business or that are abusive, inappropriate or in bad taste or present safety, security or privacy concerns may be handled differently.

Annual Meeting Attendance

We do not have a formal policy requiring members of the Board of Directors to attend stockholders' annual meetings, although all directors are expected to attend. All of the director nominees serving on the Board of Directors at the time of the 2018 annual meeting of stockholders attended the 2018 annual meeting.

Board of Directors' Leadership Structure

Chairman and CEO

The Board of Directors regularly evaluates whether it is in the best interests of the Company for the positions of Chairman and CEO to be separate or combined. In May 2016, it was determined to combine the roles of Chairman and CEO, and Mr. Elisman, our CEO, was appointed Chairman. The decision to combine the roles reflected the successful transition of the Company’s leadership to Mr. Elisman during the three years since he first assumed the position of CEO. We believe that having a single leader for the Company is advisable in order to convey to our customers, business partners, investors and other stakeholders strong, unified leadership.
Lead Independent Director
Mr. Elisman’s role as both the Chairman and CEO is appropriately balanced by the role of the Lead Independent Director, who presides at meetings of all non-employee directors in executive session. This allows directors to speak candidly on any matter of interest, without the Chairman and CEO or other members of management present. The Lead Independent Director works closely with Mr. Elisman in establishing the agenda for each meeting of the Board of Directors and acts as a conduit for contact between Mr. Elisman and the other directors.
Mr. Buzzard currently serves as our Lead Independent Director. Executive sessions of non-employee directors are held at every regularly scheduled meeting of the Board of Directors. In 2018, each regularly scheduled Board meeting included a non-employee director executive session.
Independent Committee Structure
Further, we view the independent members of our Board of Directors and the four standing Board committees as providing appropriate oversight and further balance to the combined Chairman and CEO role. For additional information regarding the roles and responsibilities of our Audit Committee, Compensation Committee, Governance Committee, and Finance and Planning Committee (the "Finance Committee"), see "Committees." The Chairman and CEO does not serve on any of our standing committees and, as discussed in more detail below, the entire Board of Directors is actively involved in overseeing our risk management. We believe the independent composition of our principal Board committees, together with the Lead Independent Director, provides balanced leadership and consistent, effective oversight of our management and our Company.
Risk Oversight
Our Board of Directors believes that an effective enterprise risk management program ("ERM") will identify in a timely manner the material risks we face, and communicate necessary information about those risks to senior management and, as appropriate, to the Board of Directors or its relevant committees. Additionally, our Board of Directors believes an effective ERM will support the implementation of appropriate and responsive risk management strategies, and integrate risk management into our decision-making. Our senior management has primary responsibility for managing enterprise risks as well as the day-to-day risks associated with our business, including strategic, operational, financial, legal, regulatory, technology, environmental, social, geo-political, reputational, and emerging risks.

Our Board is responsible for the oversight of our risk management. Our ERM includes procedures designed to help identify, evaluate, monitor, manage and mitigate the major internal and external risks we are exposed to in our business and to align risk-taking appropriately with our efforts to increase stockholder value. The Board currently oversees our risk management primarily through the Governance Committee which oversees the ERM procedures established by management and the delegation of specific areas of risk to other Board committees, as well as through the Audit Committee which receives regular reports from the Company's Vice President of Internal Audit and its General Counsel. Our Board receives regular reports from each Board committee regarding topics discussed at the committee meetings, which include the areas of risk overseen by the committees.

•
Governance Committee: In addition to overseeing our ERM procedures, our Governance Committee also oversees management's administration of the Company's corporate social responsibility and environmental sustainability programs, corporate governance policies and practices, including anti-corruption and bribery, and product safety, and periodically reviews the structure of our Board's committees and charters to ensure appropriate oversight of risk.

•
Audit Committee: Our Audit Committee oversees the financial risks associated with the preparation of the Company's financial statements and our financial compliance activities, including the adequacy of our internal controls over financial reporting, our disclosure controls and procedures and our information technology general controls. The Audit Committee also oversees management actions and controls related to cyber and data security risks, disaster recovery and business continuity.

•
Finance Committee: Our Finance Committee assists in monitoring and overseeing financial risks with respect to the Company's capital structure, investments, use of derivatives and hedging instruments, currency exposure and other business and financing plans and policies.

•
Compensation Committee: Our Compensation Committee considers risk and structures our executive compensation programs with an eye to providing incentives to appropriately reward executives for growing stockholder value without undue risk taking. It reviews, at least annually, the relationship between the Company's ERM and corporate strategy and executive compensation. See "Compensation Discussion and Analysis--Discussion and Analysis--Compensation Risk Assessment." Oversight of the Company’s succession planning and management development is also handled by the Compensation Committee.

In addition to the activities undertaken by each of the Board committees, the Board as a whole participates in regular discussions among directors and with senior management with respect to several core subjects in which risk oversight is an inherent element, including strategy, operations, finance, mergers and acquisitions and legal compliance matters. Operational and strategic presentations to the Board include consideration of the challenges and risks to our business. At least annually, our Board reviews management's long-term strategic plans and the risks associated with carrying out these plans.

Committees

The Board of Directors has established an Audit Committee, a Compensation Committee, a Governance Committee and a Finance Committee, each of which operates pursuant to a written charter that is available on our website (www.accobrands.com). The Company also has an Executive Committee that consists of Messrs. Norkus (Chairperson), Elisman, Keller and Buzzard. The Executive Committee has all the power and authority of the Board of Directors except for specific powers that must be exercised by the entire Board of Directors.
Audit Committee

Members
The members of the Audit Committee are Ms. Dvorak (Chairperson), Mr. Lombardi, and Mr. Rajkowski. Each member meets the independence standards of our Corporate Governance Principles and the NYSE and the independence standards under Rule 10A‑3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Each member meets the financial literacy requirements of the NYSE and has been determined by the Board of Directors to be "audit committee financial experts" as defined in Item 407(d)(5)(ii) of Regulation S‑K under the Exchange Act.

Number of Meetings Last Year	Eleven

Primary Functions
Oversees (1) the integrity of our financial statements and our accounting and financial reporting processes, (2) the independence and qualifications of our independent auditors, (3) the performance of the independent auditors and our internal audit function, and (4) our compliance with legal and regulatory requirements not specifically delegated to other Board committees. As part of its responsibilities, the Audit Committee, among other things:

•	retains and oversees an independent, registered public accounting firm to serve as the Company's independent auditors to audit our financial statements and monitors the independence and performance of our independent auditors;

•	approves the scope of audit work and reviews reports and recommendations of our independent auditors;

•	meets separately with our independent auditors on a quarterly basis;

•	reviews internal audit staffing levels, qualifications and annual expense budgets, and oversees our internal audit function;

•	reviews the annual internal audit plan, summaries of key reports and updates on the results of internal audit work;

•	pre-approves all audit and permissible non-audit services to be provided by our independent auditors in accordance with policies and procedures established and maintained by the Audit Committee;

•
reviews and discusses with management our financial statements and quarterly and annual reports to be filed with the SEC, including any significant issues regarding financial statement presentation and judgments, as well as our earnings announcements and related materials;

•
reviews and discusses with management major issues regarding accounting and auditing principles and practices, significant changes in the Company’s selection or application of accounting principles and the effect of any pending or newly implemented regulatory and accounting initiatives on the Company’s financial statements;

•
reviews and discusses with management the adequacy and effectiveness of our disclosure controls and procedures and our internal control over financial reporting, including any material weaknesses, significant deficiencies or changes in internal controls;

•	discusses with our independent auditors our annual and quarterly financial statements;

•
oversees management’s policies and procedures related to (i) managing risks associated with the preparation of the Company’s financial statements, (ii) data security risks, including cybersecurity threats and data integrity, (iii) business continuity and disaster recovery, and (iv) financial risk assessment and risk management, and discusses with management the Company’s major financial risk exposures and the steps taken to monitor and control such exposures;

•	establishes and oversees procedures for receiving and responding to concerns regarding accounting, internal control over financial reporting and auditing matters; and

•	reviews and approves (or ratifies where appropriate) certain related-party transactions.
Compensation Committee

Members
The members of the Compensation Committee are Messrs. Kroeger (Chairperson), Jotwani and Norkus and Ms. Monteagudo. Each member meets the independence standards of our Corporate Governance Principles and the NYSE, as well as qualifies as a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and as an "outside director"

within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Number of Meetings Last Year	Seven

Primary Functions
Oversees compensation and benefit programs for our executive officers and other members of senior management with a view towards attracting, motivating, and retaining high-quality leadership and compensating those individuals in a manner that is aligned with stockholders' interests, consistent with competitive practices, commensurate with performance and in compliance with the requirements of appropriate regulatory bodies. As part of its responsibility the Compensation Committee, among other things:

•	considers say-on-pay vote outcomes and shareholder engagement feedback on executive compensation;

•	reviews and approves, at least biennially, the compensation peer group used to establish executive pay levels and design practices and assess performance;

•	establishes the Company's compensation philosophy;

•	annually reviews and recommends to the Board of Directors the compensation of our CEO and evaluates his performance;

•	establishes and approves the compensation for our other executive officers;

•
administers, reviews and exercises the Board of Directors' authority with respect to equity-based, and annual and long-term incentive compensation plans of the Company; determines and approves, or recommends for approval, grants of awards under such plans to executive officers; and delegates, at its discretion, to the CEO the authority to grant equity-based and incentive awards to non-executive employees;

•
exercises the Board of Directors' authority with respect to the oversight and, where applicable, administration of the Company's health and benefit and defined benefit, retirement and supplemental retirement plans, including the Company's 401(k) plan;

•
exercises the Board of Directors' authority with respect to employment, compensation, severance and change-in-control arrangements or agreements with executive officers, and, if applicable, other key employees as it may determine, and oversees management's administration of such agreements or arrangements;

•	oversees the succession planning and management development processes for all executive officers and makes recommendations to the Board of Directors in connection with succession planning for our CEO;

•	assesses risk management with respect to the Company's executive compensation policies and practices;

•
periodically reviews the incentive compensation recoupment or forfeiture policies applicable to the Company’s executive officers and from time-to-time updates or make recommendations to the Board regarding updates to such policies; and

•	establishes and reviews guidelines requiring our executives and other officers to maintain certain levels of stock ownership in the Company.

Corporate Governance and Nominating Committee

Members
The members of the Governance Committee are Messrs. Jotwani (Chairperson), and Kroeger and Ms. Monteagudo. Each member meets the independence standards of our Corporate Governance Principles and the NYSE.

Number of Meetings Last Year	Seven

Primary Functions
Develops and oversees the Company's corporate governance policies and provides advice with respect to corporate governance, the rights and interests of stockholders, and the organization, evaluation and functioning of the Board of Directors and its committees. The Governance Committee also identifies, reviews and recommends candidates for election to the Board of Directors and its committees. As part of its responsibility, the Governance Committee, among other things:

•	annually reviews and, if desirable, recommends changes to the Company's Corporate Governance Principles;

•	reviews and provides recommendations with respect to the composition and structure of the Board of Directors and the duties, powers, composition and structure of the Board's committees;

•
establishes and reviews criteria relating to the qualifications, candidacy, service and tenure of directors and the procedures for the consideration of director candidates recommended by the Company's stockholders;

•	identifies and evaluates potential director candidates and recommends nominees for election or re-election as members of the Board of Directors;

•	establishes and reviews criteria and qualifications for membership on the Board's committees and recommends directors for membership on such committees;

•	together with our Lead Independent Director, manages the annual performance review process of the Board of Directors and the Board's committees;

•
annually reviews and, if desirable, makes recommendations regarding compensation arrangements for non-employee directors, and administers the Company's non-employee director deferred compensation plan;

•	develops, recommends and periodically reviews the non-employee director stock ownership guidelines; and

•	oversees management's administration of the Company's ERM, as well as the Company's corporate social responsibility and environmental sustainability programs.

Finance and Planning Committee

Members
The members of the Finance Committee are Mr. Rajkowski (Chairperson), Ms. Dvorak, Mr. Lombardi and Mr. Norkus. Each member meets the independence standards of our Corporate Governance Principles and the NYSE.

Number of Meetings Last Year	Six

Primary Functions
Assists the Board of Directors in fulfilling its responsibilities to monitor and oversee the Company's financial affairs with respect to the Company's capital structure, investments, business and financing plans and policies, as well as financing requirements. The Finance Committee also evaluates specific financial proposals, plans, strategies, transactions and other initiatives. As part of its responsibility the Finance Committee, among other things:

•
reviews the capital structure and financing requirements of the Company, as well as the Company's debt ratings and bank credit facility arrangements, and makes recommendations to management concerning the Company's liquidity needs;

•
reviews and approves the Company's policies related to use of hedging and derivative instruments, including, among other things, approving any future authorizations for the Company and its subsidiaries to enter into swaps;

•	reviews and makes recommendations to management regarding the annual business plan;

•
reviews and makes recommendations to management on any proposals for equity and debt transactions under consideration, including, but not limited to, issuances, repurchases, redemptions, retirements and recapitalizations;

•
reviews and makes recommendations to management on any strategic actions under consideration, including any proposed acquisitions, divestitures, mergers, strategic alliances, investments or other actions to maintain or enhance stockholder value;

•	reviews and makes recommendations to management regarding the Company's dividend policy; and

•	annually reviews the funding and investment performance of the Company's defined benefit, retirement and supplemental retirement plans, including the Company's 401(k) plan.
Board and Committee Self-Evaluation

Under the direction of the Governance Committee and our Lead Independent Director, the Board of Directors and each Committee conducts an annual review of its performance and effectiveness.

Director Nomination Process

In identifying and evaluating director candidates for recommendation as nominees to the Board of Directors, the Governance Committee will determine, among other things, whether there are any evolving needs of the Board of Directors and the Company that require a director with particular expertise, experience or background to fill that need. The Governance Committee may retain a third-party search firm to locate and provide information on candidates that meet the needs of the Board of Directors at that time. The Chairperson of the Governance Committee and some or all of the members of the Governance Committee and the Board will interview potential candidates that are deemed appropriate. If the Governance Committee determines that a potential candidate meets the needs of the Board of Directors, has the qualifications, and meets the standards set forth in the Company's Corporate Governance Principles and as further described under the headings "Election of Directors--Qualifications Required for All

Directors", and "--Experience, Qualifications and Skills Represented on Our Board of Directors" and "--Board Diversity," it will recommend to the Board of Directors the nomination of the candidate.

The policy of the Governance Committee is to consider director candidates recommended by stockholders if properly submitted to the Governance Committee. Stockholders wishing to recommend persons for consideration by the Governance Committee as nominees for election to the Board of Directors can do so by writing to the Office of the Corporate Secretary of ACCO Brands Corporation at Four Corporate Drive, Lake Zurich, Illinois 60047. Recommendations must include the proposed nominee's name, biographical data and qualifications as well as a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. The Governance Committee will then consider the candidate and the candidate's qualifications. The Governance Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the reasons for making the nomination and may interview the candidate if the Governance Committee deems the candidate to be appropriate. The Governance Committee may use the services of a third-party search firm to provide additional information about the candidate in determining whether to make a recommendation to the Board of Directors.

The Governance Committee's nomination process for stockholder-recommended candidates and all other candidates is designed to ensure that the Governance Committee fulfills its responsibility to recommend candidates that are properly qualified to serve the Company for the benefit of all of its stockholders, consistent with the standards established by the Governance Committee under our Corporate Governance Principles. Stockholders seeking to nominate persons for election to our Board of Directors must comply with our procedures for stockholder nominations described under the heading "Submission of Stockholder Proposals and Nominations."

Compensation Committee Interlocks and Insider Participation

All current members of the Compensation Committee are considered independent under our Corporate Governance Principles.
None of the members of the Compensation Committee nor any other member of the Board of Directors served as an executive officer of another entity for which any of our executive officers served as a director or member of its compensation committee. None of the members of our Compensation Committee has a relationship with us that is required to be disclosed under Item 404 of SEC Regulation S-K.
Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are subject to Section 16 of the Exchange Act, which requires them to file with the SEC reports regarding their ownership and changes in beneficial ownership of our equity securities. Reports received by the Company indicate that all directors and executive officers timely filed all requisite reports with the SEC during or for 2018, except for one report that was filed late with respect to the accrual of dividend equivalents on Mr. Monko's outstanding equity awards due to an administrative oversight.

TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between the Company and any of its directors or executive officers can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. Therefore, as a general matter and in accordance with the Company’s Code of Conduct, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. Therefore, the Company has adopted a formal written policy which requires the Audit Committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the policy, the Audit Committee will review any transaction in which the Company is, or will be, a participant and the amount involved exceeds $120,000, and in which any of the Company’s directors or executive officers or any of their immediate family members had, has or will have a direct or indirect material interest. After its review, the Audit Committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith.

2018 DIRECTOR COMPENSATION

Director compensation is set by the Board of Directors upon a recommendation from the Governance Committee. The key objective of our non-employee directors’ compensation program is to attract and retain highly qualified directors with the necessary skills, experience and character to oversee our management. In addition, our compensation program is designed to not only attract and retain highly qualified directors but to align the interests of our Board with the long-term interests of our stockholders by linking a significant portion of director compensation to common stock performance. The compensation program is also designed to recognize the time commitment, expertise and potential liability associated with active Board membership. We compensate our non-executive directors with a mix of cash and equity-based compensation.

The Governance Committee reviews non-employee director compensation annually and periodically engages the Compensation Committee’s independent consultant to conduct comprehensive reviews of non-employee director compensation, including a review of director compensation for our Peer Group as described in "Compensation Discussion and Analysis--Discussion and Analysis--Peer Group." The Governance Committee uses the data and advice provided by its independent consultants along with information from benchmarking studies conducted by the National Association of Corporate Directors, among others, in formulating its recommendation to the Board regarding non-employee director compensation.

The following table sets forth the compensation paid to members of our Board of Directors in 2018 (other than Mr. Elisman). Mr. Elisman's compensation is included in the 2018 Summary Compensation Table since he is a named executive officer of the Company. Directors who are also executives of the Company do not receive any additional compensation for their service on our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
James A. Buzzard	115,000	105,000	—	220,000
Kathleen S. Dvorak	110,000	105,000	—	215,000
Pradeep Jotwani	100,000	105,000	4,875	209,875
Robert J. Keller	90,000	105,000	1,000	196,000
Thomas Kroeger	105,000	105,000	5,000	215,000
Ron Lombardi(1)	73,500	124,562	5,000	203,062
Graciela Monteagudo	90,000	105,000	—	195,000
Hans Michael Norkus	100,000	105,000	2,500	207,500
E. Mark Rajkowski	100,000	105,000	5,000	210,000

(1) Mr. Lombardi joined the Board of Directors on March 8, 2018.
(2) The amounts represent the grant date fair value of equity awards determined in accordance with FASB ASC Topic 718. Assumptions used in determining the grant date fair value of these awards are set forth in Note 7 to the Company’s consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC. The aggregate number of outstanding stock awards and options held by each director at December 31, 2018 (which excludes any phantom stock units held by a director under our Deferred Compensation Plan for Directors) is set forth in the table below:

Name	Restricted Stock Units (RSUs)	Stock Options
James A. Buzzard	35,952	—
Kathleen S. Dvorak	76,108	—
Pradeep Jotwani	56,306	—
Robert J. Keller	38,690	140,783
Thomas Kroeger	47,640	—
Ron Lombardi	10,310	—
Graciela Monteagudo	24,327	—
Hans Michael Norkus	62,838	—
E. Mark Rajkowski	62,838	—

(3) For Messrs. Jotwani, Keller, Kroeger, Lombardi, Norkus, and Rajkowski, amounts under "All Other Compensation" represent matching charitable donations made by the Company on behalf of such directors. See "--Director Charitable Matching Gift Program."

Cash Compensation for Non-Employee Directors. Each non-employee director is paid a cash retainer of $90,000. There are no separate meeting fees paid. In addition to the annual retainer paid to all non-employee directors, committee chairpersons receive additional annual retainers totaling $20,000 for the Audit Committee, $15,000 for the Compensation Committee, and $10,000 for the Governance Committee, Finance Committee and Executive Committee, or any other committees established by the Board of Directors. In addition, the Lead Independent Director is paid an additional annual retainer of $25,000. Directors who are also officers of the Company do not receive any additional compensation for their service on the Board.

A non-employee director may elect to defer the cash portion of his or her compensation under our Deferred Compensation Plan for Directors (the "Deferred Plan"). In such an event the director can have his or her deferral account credited in either or both of a phantom fixed income or phantom stock unit account. The phantom stock unit account would correspond to the value of, and the dividend rights associated with, an equivalent number of shares of the Company's common stock. Upon the conclusion of service as a director, the balance in a phantom stock unit account will be paid to the director in either a lump-sum cash distribution or a lump-sum distribution of shares of ACCO Brands’ common stock, as the director may elect, and the balance in a phantom fixed income account would be paid to the director in a lump-sum cash distribution. Our obligation to redeem a phantom account is unsecured and is subject to the claims of our general creditors. For the year 2018, one director elected to defer three quarters of his cash compensation. As of December 31, 2018, one director had a balance in the phantom stock unit account under the Deferred Plan and none of our directors had a balance in the phantom fixed income unit account.

Equity-Based Compensation for Non-Employee Directors. Each non-employee director receives an annual equity grant either in the form of restricted stock units ("RSUs") or common stock under the ACCO Brands Corporation Incentive Plan (including its predecessor plans, the "Incentive Plan") with a fair market value (as defined in the Incentive Plan) of $105,000. Non-employee directors are required to receive their equity grants in the form of deferred RSUs if they have not attained the minimum stock ownership required under the Non-Employee Director Stock Ownership Guidelines. After achieving the minimum stock ownership threshold, directors may elect each year whether to receive an unrestricted stock grant or deferred RSUs under the Deferred Plan. Non-employee directors elected to the Board of Directors other than at an annual meeting receive a pro-rata portion of such amount based on the time between their date of appointment and the date of the next annual stockholders' meeting.

Under the terms of the Incentive Plan and each individual director’s RSU award agreement, each RSU represents the right to receive one share of our common stock and is fully vested and non-forfeitable on the date of grant. However, the payment of all RSUs to non-employee directors is deferred under the Deferred Plan. The Deferred Plan provides that such awards are payable within 30 days after the conclusion of service as a director. Directors holding deferred RSUs are credited with additional RSUs based on the amount of any dividend that may be paid by the Company.

Non-Employee Director Stock Ownership Guidelines. To further align our non-employee directors' interest with those of our stockholders, the Company maintains share ownership guidelines which require each non-employee director to maintain ownership in shares of the Company's common stock equal to five times his or her annual cash retainer within five years of joining our Board of Directors. Shares counting towards ownership targets include shares beneficially owned through a trust, spouse or dependent child, and RSUs.

Director Charitable Matching Gift Program. The Company has established a program under which it will make matching charitable gifts of up to $5,000 annually on behalf of each of its directors. During 2018, seven directors participated in this program, including Mr. Elisman.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proxy Item 2)

The Audit Committee has appointed KPMG LLP ("KPMG") as our independent registered public accounting firm for the fiscal year ending December 31, 2019. During 2018, KPMG served as the Company’s independent registered public accounting firm and also provided certain other services to the Company. The Audit Committee and the Board of Directors recommend that you ratify this appointment. In line with this recommendation, the Board of Directors intends to introduce the following resolution at the Annual Meeting:

"RESOLVED, that the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year 2019 is ratified."

The Audit Committee is responsible for the selection, retention and oversight of the Company’s independent registered public accounting firm. If stockholders do not ratify the appointment of KPMG as the Company’s independent registered accounting firm for 2019, the Audit Committee will reconsider its selection but may, nevertheless, continue to retain KPMG. Even if the selection is ratified, the Audit Committee has the discretion to appoint a different registered public accounting firm at any time during the year if the Audit Committee determines that such change would be appropriate.

A member of KPMG is expected to attend the Annual Meeting to make a statement if he or she desires, and will respond to appropriate questions that may be asked by stockholders.

The Board of Directors recommends that you vote FOR Proxy Item 2.

Report of the Audit Committee

The Audit Committee is composed of directors that are "independent" as defined under the NYSE corporate governance listing standards and Rule 10A-3 of the Exchange Act. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm for 2018, KPMG, is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States and for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and KPMG the Company’s audited financial statements for the year ended December 31, 2018 and reports on the effectiveness of internal controls over financial reporting as of December 31, 2018 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, including a discussion of the reasonableness of significant judgments and clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management the disclosures made in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
The Audit Committee has reviewed and discussed with KPMG the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee has discussed with KPMG the firm's independence from the Company, including the matters in the letter provided to the Audit Committee by KPMG regarding the firm’s communications with the Audit Committee concerning independence as required by the Public Company Accounting Oversight Board and has considered the compatibility of non-audit services with the auditor’s independence.
The Audit Committee discussed with KPMG the overall scope and plans for their integrated audit. The Audit Committee meets with KPMG, with and without management present, to discuss the results of the firm's examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Members of the Audit Committee:

Kathleen S. Dvorak (Chairperson)
Ron Lombardi
E. Mark Rajkowski

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Audit and Non-Audit Fees

Our independent registered public accounting firm for the 2017 and 2018 fiscal years was KPMG. The following table summarizes the fees paid or payable by the Company to KPMG for services rendered during 2017 and 2018, respectively:

	2017	2018
Audit fees	$5,623,000	$3,927,000
Audit-related fees	5,000	90,000
Tax fees	388,000	257,000
All other fees	35,000	24,000
Total	$6,051,000	$4,298,000

Audit fees include fees for the audit of our annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting, the review of the financial information included in our Form 10-Q quarterly reports filed with the SEC and services performed in connection with other statutory and regulatory filings or engagements. The audit fees for 2018 decreased substantially from 2017. The 2017 fees included the audit of the Company's accounting for the assets acquired and liabilities assumed in connection with the Esselte Group Holdings AB acquisition. The tax services provided in both 2018 and 2017 primarily involved domestic and international tax compliance work and tax planning.

Approval of Audit and Non-Audit Services

All audit and non-audit services provided to the Company by KPMG are approved in advance by the Audit Committee. The Audit Committee has adopted the following policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee annually reviews the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the registered public accounting firm’s independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. The Audit Committee’s pre-approval of non-audit services is specific as to the services to be provided and includes pre-set spending limits. The provision of any additional non-audit services during the year, or the provision of services in excess of pre-set spending limits, must be pre-approved by either the Audit Committee or by the Chairman of the Audit Committee, who has been delegated authority to pre-approve such services on behalf of the Audit Committee. Any pre-approvals granted by the Chairman of the Audit Committee must be reported to the full Audit Committee at its next regularly scheduled meeting. All of the fees described above for services provided to the Company under audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee pursuant to the Company’s pre-approval policies and procedures.

CERTAIN INFORMATION REGARDING SECURITY HOLDERS

The following table sets forth the beneficial ownership of the Company’s common stock as of March 1, 2019 by the following individuals or entities:

•each person known to us that owns more than 5% of the outstanding shares of the Company’s common stock;
•each of our directors and named executive officers; and
•all directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned, subject to applicable community property laws. As of March 1, 2019, 102,078,121 shares of common stock were outstanding. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock that are subject to RSUs or stock options held by that person that vest or are exercisable on or before April 30, 2019 (within 60 days after March 1, 2019) are deemed outstanding.

Beneficial Ownership
Name	Number of Shares	Number of Shares Subject to Options(1)	Number of Shares Subject to RSUs(2)	Total	Percent
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355(3)	9,790,535	—	—	9,790,535	9.6%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746(4)	8,969,226	—	—	8,969,226	8.8%
Wellington Management Group LLP 280 Congress St. Boston, MA 02210(5)	7,920,008	—	—	7,920,008	7.8%
BlackRock, Inc. 55 East 52nd St New York, NY 10055(6)	7,488,996	—	—	7,488,996	7.3%
JPMorgan Chase & Co. 270 Park Avenue New York, NY 10017(7)	5,439,655	—	—	5,439,655	5.3%
James A. Buzzard	78,458	—	35,952	114,410	*
Kathleen S. Dvorak	18,478	—	76,108	94,586	*
Boris Elisman(8)	805,994	872,129	91,561	1,769,684	1.7%
Pradeep Jotwani	—	—	56,306	56,306	*
Robert J. Keller	237,264	140,783	38,691	416,738	*
Thomas Kroeger(9)	40,008	—	47,640	87,648	*
Ron Lombardi	—	—	10,311	10,311	*
Graciela Monteagudo	—	—	24,328	24,328	*
Hans Michael Norkus(10)	114,408	—	62,838	177,246	*
E. Mark Rajkowski(11)	58,169	—	62,838	121,007	*
Neal V. Fenwick(12)	549,465	257,043	20,124	826,632	*
Cezary Monko	—	32,915	—	32,915	*
Pamela R. Schneider(8)	86,933	154,463	16,702	258,098	*
Thomas W. Tedford	153,233	151,063	28,173	332,469	*
All directors and executive officers as a group (19 persons)(8)	2,466,223	1,938,357	609,647	5,014,227	4.9%
______________________
*    Less than 1%

(1)	Indicates the number of shares of common stock issuable upon the exercise of options exercisable on or before April 30, 2019 (within 60 days after March 1, 2019).

(2)
Indicates the number of shares subject to vested RSUs or RSUs that may vest on or before April 30, 2019 (within 60 days after March 1, 2019). For members of our Board of Directors, these units represent the right to receive one share of common stock upon cessation of service as a director.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group. Of these shares, The Vanguard Group has sole voting power over 102,389 shares, has shared voting power over 20,400 shares, sole dispositive power over 9,680,190 shares, and shared dispositive power over 110,345 shares.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP. Of these shares, Dimensional Fund Advisors LP has sole voting power over 8,611,721 shares and sole dispositive power over all of the shares. Dimensional Fund Advisors LP disclaims beneficial ownership of shares reported as beneficially owned.

(5)
Based solely on a Schedule 13G/A filed with the SEC on February 12, 2019 by Wellington Management Group LLP on its own behalf and on behalf of certain affiliates. Wellington Management Group LLP does not have sole dispositive or voting power over any of the shares, has shared voting power over 5,621,998 of the shares and has shared dispositive power over all of the shares.

(6)
Based solely on a Schedule 13G/A filed with the SEC on February 4, 2019 by BlackRock, Inc., on its own behalf and on behalf of certain affiliates. Of these shares, BlackRock, Inc. has sole voting power over 7,167,901 of the shares and sole dispositive power over all of the shares.

(7)
Based solely on a Schedule 13G/A filed with the SEC on January 16, 2019 by JPMorgan Chase & Co. Of these shares, JPMorgan Chase & Co. has sole voting power over 4,740,880 shares, sole dispositive power over 5,417,928 shares, and shared dispositive power over 933 shares.

(8)
Includes 7,077, 5,145 and 43,656 shares beneficially owned by Mr. Elisman, Ms. Schneider and all directors and officers as a group, respectively, through the Company's 401(k) plans as of January 14, 2019.

(9)	Mr. Kroeger shares voting and dispositive powers over 12,188 shares with his wife, as co-trustees of a family trust.

(10)	Includes 25,552 phantom stock units under the Deferred Plan which may be settled, at Mr. Norkus’ election, in cash or shares of common stock upon cessation of his service as a director.

(11)	Includes 29,537 shares owned by Mr. Rajkowski's wife.

(12)	Includes 26,740 shares owned by Mr. Fenwick through the Company's 401(k) plan as of January 14, 2019 and 2,500 shares held by Mr. Fenwick’s wife.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion contains statements regarding future plans, performance targets and/or goals. This information is disclosed in the limited context of the Company compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Executive Summary

Our Named Executive Officers

The following executive officers are the named executive officers whose compensation is discussed and disclosed in this Proxy Statement:

•	Boris Elisman, Chairman of the Board, President and Chief Executive Officer

•	Neal V. Fenwick, Executive Vice President and Chief Financial Officer

•	Thomas W. Tedford, Executive Vice President, President, ACCO Brands North America

•	Cezary Monko, Executive Vice President, President, ACCO Brands Europe, Middle East and Africa

•	Pamela R. Schneider, Senior Vice President, General Counsel and Corporate Secretary

2018 Financial Performance Overview

Our Business. ACCO Brands is a designer, marketer and manufacturer of recognized consumer and other end-user demanded brands used in businesses, schools, and homes. More than 75% of our net sales come from brands that occupy the number one or number two positions in the select product categories in which we compete. We distribute our products through a wide variety of retail and commercial channels to ensure that our products are readily and conveniently available for purchase by consumers and other end-users, wherever they prefer to shop. These channels include mass retailers, e-tailers, discount, drug/grocery and variety chains; warehouse clubs; hardware and specialty stores; independent office product dealers; office superstores; and contract stationers. Our products are sold primarily in the U.S., Europe, Australia, Canada, Brazil and Mexico.

The Company’s strategy is to grow its global portfolio of consumer brands, increase its presence in faster growing geographies and channels and diversify our customer base. In furtherance of this strategy, we have transformed our business by acquiring companies with consumer and other end-user demanded brands and continuing to diversify our distribution channels. In 2011, we were primarily an office products manufacturer with a majority of our sales going to traditional North American office products retailers, dealers, wholesalers, and contract stationers. With the successive acquisitions of Mead Consumer and Office Products, Pelikan Artline, Esselte Group Holdings AB (“Esselte”), and GOBA Internacional S.A. de C.V. (“GOBA”) in Mexico in July 2018, we’ve greatly expanded our global footprint, diversified our customer base, meaningfully grown our portfolio of well-known end-user demanded brands, enhanced our competitive position from both a product and channel perspective, and added scale to our business operations.

Our 2018 Results. 2018 was a challenging year for ACCO Brands, especially when compared to the historically successful 2017. While 2018 did not live up to our expectations, we generated strong operating cash flow and delivered good results in Brazil, Canada and across EMEA. We completed the acquisition of GOBA in Mexico in July 2018. The integration of our legacy ACCO Brands and acquired Esselte businesses in EMEA was also largely completed.

In 2018, global net sales decreased modestly to $1.94 billion, as growth from acquisitions was offset by lower comparable sales and adverse foreign currency. The Esselte and GOBA Acquisitions contributed 3.3% and foreign currency reduced sales by 0.6%. Operating income was $187.0 million, up 1% from 2017. Net income decreased to $106.7 million, or $1.00 per share, from $131.7 million, or $1.19 per share in 2017, primarily due to the non-repeat of a $25.7 million one-time tax benefit in the prior year.

Net sales declined 5.8% in ACCO Brands North America primarily due to lower sales to U.S. wholesalers and lost share of calendar products. Operating income decreased 23.5% to $116.6 million and operating margin declined significantly due to unfavorable customer and product mix and rising input costs, including tariffs.

ACCO Brands EMEA delivered a strong 2018 performance. Net sales increased 11.5% to $605.2 million, operating income increased to $59.4 million and operating margins increased 390 basis points to 9.8%. The increase in net sales was driven by the addition of an extra month of sales from the Esselte Acquisition and foreign currency translation increased sales by 2.0%. The improvement in operating income and operating margin were driven by lower restructuring charges and integration costs, sales growth, favorable product mix and synergy savings.

Net sales in our International business segment declined 2.9% as growth in Brazil and from the GOBA acquisition was more than offset by lower sales in Australia and Mexico and negative foreign exchange that reduced net sales by 5.4%. Operating income decreased 3.3% largely driven by negative foreign exchange which more than offset $2.3 million of contribution from GOBA.

Full year 2018 operating cash flow was strong driven by working capital management.

After four years of improved performance, 2018 was a disappointing year. The impact of disruption in the U.S. commercial channels as well as higher inflation, especially in the U.S., driven by increases in the cost of paper, steel and transportation costs as well as tariffs, significantly reduced sales and put pressure on our margins. Prior to 2018, the Company delivered significant margin improvement and strong cash flow in a rather turbulent environment. We successfully offset customer consolidation in parts of our business with sales growth with other customers in new channels and with acquisitions. Over this same period, we reduced our net leverage and returned over $216 million to our stockholders, including $100 million in 2018, through share repurchases and dividends. We also strengthened our business through acquisitions and organically expanding our geographic reach, adding strong end-user relevant brands, diversifying our customer base and distribution channels and enhancing our ability to compete with greater scale.

For more information about our business, please see "Business," "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2018, which can be found at the Investor Relations section of our website at www.accobrands.com.

Impact of 2018 Company Performance on Incentive Payouts

We believe the incentive compensation earned in 2018 by our executive officers, including our named executive officers, properly reflected the performance of the Company. In 2018, both the Company and our North America business segment failed to achieve threshold performance on the adjusted operating income, net sales and working capital efficiency financial performance measures used to calculate the 2018 Annual Incentive Plan ("AIP") awards for our executive officers. (Further details regarding the calculation of these financial measures can be found on page 33). As a result, none of our named executive officers earned a 2018 AIP award, with the exception of Mr. Monko who earned 76.4% of his target 2018 AIP award due to the strong performance of our EMEA business segment which he leads.

By contrast, for the three-year 2016-2018 Long-Term Incentive Plan ("LTIP") performance cycle which ended December 31, 2018, the Company's results exceeded target performance for both the cumulative adjusted free cash flow and cumulative adjusted earnings per share financial performance measures, each of which were weighted 50%. (Further details regarding the calculation of these non-GAAP financial measures can be found on page 35). As a result, a weighted average payout of 117.0% of the target number of 2016-2018 LTIP Performance Stock Units ("PSUs") and 117.0% of the target value of the 2016-2018 Performance Cash awards was earned by our executive officers, including each of our named executive officers, other than Mr. Monko who was not an executive officer of the Company when these awards were granted in 2016.

2018 Changes in Performance Measures Reflect Increased Focus on Sales

For 2018, the Compensation Committee made the following key changes in both the short- and long-term incentive plans primarily to increase management's focus on sales growth:

•	For the 2018 AIP: increased the weight of net sales and working capital efficiency measures each to 20% and decreased the weight on adjusted operating income to 60%.

•
For the 2018-2020 LTIP PSU: added a net sales growth measure weighted 20%, decreased the weight on the adjusted free cash flow measure to 30%, and retained the adjusted earnings per share measure weighted 50%.

For additional information, see "Discussion and Analysis--Annual Compensation--Annual Incentive-2018 Targets and 2018 Actual Payouts", "Discussion and Analysis--Long-Term Incentive Compensation", and the 2018 Option Exercises and Stock Vested table.

2018 CEO Pay Decisions and Outcomes

Mr. Elisman's overall compensation package is reviewed annually by the Compensation Committee and the Board. This review takes into account Mr. Elisman's overall performance and experience as the Company's CEO, the overall long- and short-term financial and strategic performance of the Company, and the relative positioning of Mr. Elisman's total compensation package to the median of the Company's Peer Group. The Compensation Committee and the Board of Directors believe that Mr. Elisman's 2018 total compensation, including the 2016-2018 LTIP PSU and the 2016-2018 Performance Cash payout and no AIP payout, reflect appropriate alignment with the performance of the Company and his performance as CEO.

2018 Base Salary and Incentive Targets

Under Mr. Elisman's leadership and against a backdrop of industry consolidation and turbulent macroeconomic conditions, the Company delivered strong operating performance over the three-year period of 2015-2017, consistently improving profitability and generating strong cash flow, which was used to pay down debt, return value to our stockholders through stock buybacks and for strategic acquisitions. The Company also strengthened its business and added strong end-user relevant brands through acquisitions, increased share in faster growing channels, and fostered a results-driven culture. The Company is successfully executing an acquisition strategy that vets and identifies relevant target companies, and develops and implements comprehensive integration plans while maintaining responsible levels of debt. That performance was recognized by the market, resulting in a 35% increase in the Company's stock price over the three-year period ended December 31, 2017. Taking this into account, in March 2018, the Compensation Committee recommended, and the Board of Directors approved, the following actions related to Mr. Elisman's 2018 compensation:

•	A 2.2% increase in his base salary to $950,000 effective April 1, 2018;

•	The continuation of his AIP award target at 120% of his base salary; and

•
The grant of a long-term equity award with an aggregate target award grant value of $2,300,000 for peer group benchmarking purposes. (This compares with an aggregate grant-date fair value of approximately $3 million shown in the 2018 Summary Compensation Table.)

After these adjustments, Mr. Elisman’s annual compensation package, inclusive of base salary and target annual incentive compensation, is aligned with the median target annual compensation of CEO positions within the Company's Peer Group, while his target long-term compensation remains slightly below the median target long-term compensation of CEO positions within the Company's Peer Group. Eighty-one percent of his total target compensation consists of variable, at-risk pay.

2018 Incentive Payouts

The Company's consolidated 2018 performance was below expectations, as declining sales and operating income in North America more than offset gains in EMEA. Mr. Elisman's annual incentive compensation was negatively impacted as the Company failed to achieve threshold performance on any of the three consolidated ACCO Brands' financial performance measures used to calculate his AIP award. By contrast, the Company's results exceeded target performance for both financial performance measures for the three-year 2016-2018 LTIP PSU and Performance Cash performance cycle which ended December 31, 2018, resulting in a payout at 117.0% of target.

Summary of Key Executive Compensation Practices

The following table highlights the significant executive compensation practices of the Company which the Compensation Committee believes are effective in aligning the interests of our executive officers with those of our stockholders, and are consistent with good corporate governance.

• At-Will Employment - The Company does not maintain individual employment contracts or individual change-in-control agreements with its executive officers, except for Mr. Monko who is based in Poland where it is common practice for an executive to have an individual employment contract.

• Target Compensation at Peer Group Market Median - The Compensation Committee typically targets all components of compensation at or near the median of our Peer Group; actual pay may be greater-than or less-than median based upon performance and experience.

• Pay-for-Performance - A significant portion of our executive officer compensation is variable and at-risk, with actual amounts paid based on performance; for 2018, 81% of CEO's total target compensation was at-risk.

• Variety of Performance Measures - Our short- and long-term compensation programs use a variety of complementary measures so executive officers do not focus on one measure at the expense of other measures.

• Award Caps - To encourage executive officers to focus equally on short- and long-term performance goals, target awards in our short- and long-term incentive compensation programs both provide a maximum payout at 150% of target, which is conservative to market norms.

• Blend of Corporate and Business Segment Performance - Our short- and long-term compensation programs contain financial performance measures that focus on both business segment and company-wide performance.

• Incentive Payout - Annual Review Relative to Peer Group - The Compensation Committee reviews short- and long-term incentive payouts relative to the performance of our Peer Group companies on an annual basis.

• Compensation Committee Negative Discretion - The Compensation Committee may apply negative discretion to reduce an executive officer's compensation based upon performance or unintended consequences.
• Double-Trigger Equity Award Vesting Upon Change-in-Control - No automatic vesting of equity awards upon a change-in-control. Both a change-in-control and an involuntary termination of employment or termination by executive for "good reason" must occur for equity awards to vest.

• Double-Trigger Change-in-Control Provision in Executive Severance Plan - Both a change-in-control and an involuntary termination of employment or termination by executive for “good reason” must occur to receive cash severance payment.

• Change-in-Control Taxes - No excise tax gross-up provision in the executive severance plan beginning in 2019.
• Minimum Vesting - Full-value equity awards are subject to a three-year vesting or performance period.
• Limited Perquisites - The Company generally limits its use of perquisites.
• Prohibition on Stock Option Re-pricing - Re-pricing of underwater stock options is prohibited without stockholder approval.
• Stock Ownership Guidelines - Stock ownership guidelines for executive officers include a requirement to retain 50% of net shares received through equity awards until the guidelines are satisfied; the Company does not include unexercised, vested NQSOs, or unearned and unvested PSUs in calculating guideline attainment levels.

• Clawback or Forfeiture of Incentive Payments Policy - The Company has a policy to recoup incentive compensation paid or payable to executive officers if either the payment was based on financial results that were subsequently restated (regardless of whether the officer was responsible for the restatement), or if the officer engages in willful or intentional misconduct.

• Prohibition on Hedging and Pledging - Company policy prohibits executive officers and directors from hedging or pledging Company stock.
• Independent Compensation Committee - The Compensation Committee is comprised entirely of independent members of our Board of Directors.
• External Compensation Consultant - The Compensation Committee engages an independent executive compensation consultant who acts solely at the direction of the Compensation Committee.
• Tally Sheets Review - The Compensation Committee reviews a total summary of current and historical compensation for our named executive officers to ensure pay is aligned with market, individual performance and Company performance.

The above practices are designed to ensure that the compensation of our executive officers, including our named executive officers, effectively motivates them to deliver results which are aligned with the strategies of the Company and which enhance long-term stockholder value creation.

2018 Advisory Vote on 2017 Executive Compensation

In overseeing our Company's executive compensation program, the Compensation Committee seeks to provide compensation for our executive officers, including our named executive officers, that is competitive within our industry, with a substantial emphasis on Company performance and stockholder returns. At the 2018 annual meeting of stockholders, 96.9% of the votes cast approved a non-binding, advisory vote on the 2017 compensation of our named executive officers disclosed in our annual proxy statement filed in 2018. Though the Compensation Committee believes this affirms our stockholders’ support of the Company’s approach to executive compensation, the Company continues to update its executive compensation programs as business and industry conditions change. The Compensation Committee will continue to consider the outcome of our stockholders’ annual advisory votes on executive compensation and other important input from our stockholders when making future compensation decisions for our named executive officers.

Discussion and Analysis

Executive Compensation Philosophy

Our compensation philosophy seeks to align each of our executive officer’s interests with those of our stockholders by rewarding performance against established goals at both the corporate and business segment level. In order to attract, retain, reward and motivate high-caliber talent and leadership, our program includes components which are aligned to our business strategy for increasing stockholder value. Our total compensation is weighted toward performance-based incentives, which we believe encourage the creation of stockholder value through the achievement of the Company’s revenue growth, profitability improvement, cash flow, net income per share, and working capital utilization goals as well as share price appreciation. The Compensation Committee seeks to establish total compensation opportunities, and each component of compensation, at approximately the median of compensation paid to similarly situated executives of companies in our Peer Group. The Compensation Committee may exercise discretion in setting individual compensation higher or lower than the median, where individual experience and performance and/or other factors warrant such action. A substantial portion of our executive compensation is at risk. Our pay-for-performance philosophy links management and stockholders' interests through incentive awards that balance both short- and long-term financial goals and drive achievement of the Company’s business objectives by tying compensation to the accomplishments of those objectives.

The components of compensation are developed by our Compensation Committee, with advice received from both its independent compensation consultant and our management team, and are set annually to ensure alignment with the Company’s compensation philosophy.

Compensation Components
Annual Compensation
Base Salary - fixed earnings based on the Compensation Committee's assessment of competitive market data, the position, and the incumbent executive officer's experience, skills, knowledge and performance; provides an appropriate level of financial certainty.

Annual Incentives - variable performance-based cash compensation earned if annual financial objectives established by the Compensation Committee are achieved, with above-target payouts for above-target performance and below-target or no payouts for performance that falls short of established goals.

Long-Term Compensation[1]
Performance Stock Units and/or Performance Cash - equity and/or cash awards that reward the achievement of long-term financial performance goals which contribute to the creation of stockholder value over the long-term, with above-target payouts for above-target performance and below-target or no payouts for performance that falls short of established goals.

Stock Options - equity awards that align management with stockholders' interest in share price appreciation.
Restricted Stock Units - equity awards that encourage retention while aligning management with stockholders' interests through stock ownership.
Benefits
The Company provides retirement, health and welfare plans that are the same as offered to all other salaried employees in the same geography. In addition, executive officers receive life insurance and long-term disability coverage and some executive officers receive certain limited perquisites.

1 The Compensation Committee determines annually the long-term compensation mix based on a variety of factors, such as participant eligibility, share availability under the Incentive Plan, Peer Group practices, cost and cash flow impact to the Company.

Role of our Compensation Committee

Our Compensation Committee is responsible for establishing, overseeing, and monitoring executive compensation and benefit programs for the Company consistent with our pay-for-performance philosophy. At the direction of the Compensation Committee, management prepares presentations of total compensation, "tally sheets," and other supporting data for the

Compensation Committee's use when considering and determining executive compensation. The "tally sheets" provide a succinct summary of all components of each named executive officer's compensation so that the Compensation Committee can analyze each component, the aggregate amount of the components and the impact of Company performance on the value of both short- and long-term incentive awards.

The Compensation Committee also annually reviews the total target compensation for the CEO and presents a recommendation to the Board of Directors regarding the CEO’s total cash and long-term equity incentive compensation based on this evaluation. The CEO's performance and the Compensation Committee's recommended compensation actions are then discussed with the Board of Directors, which establishes the CEO's total compensation annually.

For additional information regarding the role of our Compensation Committee, see "Corporate Governance--Committees --Compensation Committee."

Role of Our Compensation Consultant and Management

The Compensation Committee's independent compensation consultant provides competitive compensation data, analysis and guidance to the Compensation Committee, which is used when reviewing and designing our overall executive compensation programs. During 2018, Meridian Compensation Partners, LLC ("Meridian") provided guidance and recommendations to the Compensation Committee on executive officer compensation and related governance matters, as well as consultation regarding the design of our short- and long-term incentive awards. During 2018, representatives of Meridian attended five of the seven Compensation Committee meetings.

Our executive management makes recommendations regarding executive compensation matters to the Compensation Committee. Management takes into account the compensation consultant's advice to the Compensation Committee and uses publicly available compensation and benefits survey data and information when making its recommendations to the Compensation Committee. Management may retain other consultants to provide related competitive data and information to assist management in formulating such recommendations. Management's recommendations have historically focused on the Company’s broad-based compensation and benefit plans, the structure and performance measures for short- and long-term incentives, and compensation and benefits matters related to the Company’s executive officers. Members of our management team, including our CEO, may be invited to attend all or portions of the Compensation Committee meetings. At these meetings, our CEO provides his recommendations regarding compensation and benefits matters pertaining to our other executive officers. The Compensation Committee has ultimate authority with respect to all compensation actions, plans, and programs for our executive officers, other than our CEO. Recommendations relating to compensation matters pertaining to our CEO, Mr. Elisman, are made by the Compensation Committee and approved by the independent members of our Board of Directors without Mr. Elisman being present.

Independence of Compensation Consultant

The Compensation Committee received a letter from Meridian addressing factors relevant to the SEC and NYSE rules regarding independence and potential conflicts of interest. After considering the information and statement provided by Meridian, as well as other factors and information, no conflicts of interest with respect to Meridian's advice were identified by the Compensation Committee, and the Compensation Committee concluded Meridian was an independent consultant.

Compensation Risk Assessment

Management and the Compensation Committee conducted a risk assessment of the Company's employee compensation programs and practices, including our executive compensation programs. The Compensation Committee, with assistance from Meridian, reviewed and discussed with management the results of management's evaluation of the Company's compensation programs and practices and concluded that our employee compensation programs are not designed to incentivize or reward excessive risk-taking. As a result, we believe the risks associated with our compensation programs are within the Company's ability to effectively monitor and manage, and were not reasonably likely to have a material adverse effect on the Company. In its discussion, the Compensation Committee considered the attributes of our 2018 compensation program, including:

•
Total compensation pay mix includes a market-aligned balance of short- and long-term incentive compensation elements where pay is both fixed (base salary) and performance-based (short- and long-term incentives), with sufficient fixed compensation so that employees are not unduly focused on financial performance;

•	The mix of LTIP award types encourage value creation, retention, and stock price appreciation;

•
Financial performance targets for the short- and long-term incentives are the same for executives and employees alike, and include Company-wide performance measures, incentivizing consistent behavior across the Company;

•
Multiple and varied performance measures for each of the short- and long-term incentives encourage executives to focus their efforts on driving balanced performance across the multiple key financial measures;

•	Short- and long-term incentive awards are capped at 150% of target award opportunity;

•	Change-in-control and severance benefits are aligned with market norms;

•	Competitive stock ownership guidelines are in place, requiring long-term ownership of Company stock by executive management;

•	An anti-hedging/anti-pledging policy for all employees and a clawback policy for executive management are in place; and

•	The Compensation Committee is advised by an independent compensation consultant.

Peer Group

In establishing executive compensation, the Compensation Committee reviews the compensation of our executive officers in relation to the compensation of executives at a group of comparable companies. We refer to that group of companies as our "Peer Group." The Compensation Committee reviews and approves our Peer Group on a biennial basis.

As the only pure-play school and office products manufacturing company headquartered in the U.S., it can be difficult to identify companies whose size, business, industry dynamics and other characteristics are largely similar to those of ACCO Brands. Accordingly, the following peer-selection criteria are typically used in developing a representative Peer Group for the Company:

•Type of business - includes companies with the following characteristics:
◦Global operations and manufacturing
◦Business-to-business sales models in similar markets as the Company

◦	Products sold through stores and distributors, specifically excluding chemical, heavy machinery and other non-comparable manufacturers
•Size of business - includes companies with the following characteristics:

◦	Revenue size one-half to three times the size of our revenue

◦	Market capitalization one-half to four times the size of our market capitalization

Companies meeting these criteria generally participate in the same or similar industries, have product distribution models similar to ours, and are companies with which we compete for talented executives. Based on the foregoing criteria, in 2016, the Compensation Committee approved the following Peer Group, which was used by the Compensation Committee for 2018 compensation actions and which consisted of 25 companies with median revenue of $2.0 billion as of March 2018:

Armstrong World Industries, Inc.	Interface, Inc.	Steelcase Inc.
Brady Corporation	Kimball International, Inc.	The Scotts Miracle-Gro Company
Deluxe Corporation	Knoll, Inc.	The Toro Company
Essendant Inc.	Libbey Inc.	Tupperware Brands Corporation
Fortune Brands Home & Security, Inc.	Logitech International SA	UniFirst Corporation
G&K Services, Inc. [1]	NACCO Industries, Inc.	VeriFone Systems, Inc.
Helen of Troy Limited	Pitney Bowes Inc.	Zebra Technology Corporation
Herman Miller, Inc.	Plantronics, Inc.
HNI Corporation	Snap-on Incorporated
1 G&K Services, Inc. was acquired by Cintas in 2017.

For Mr. Elisman's 2018 compensation review, the total compensation data from the Peer Group was refreshed to determine the median of actual reported total compensation using 2017 proxy data, appropriately aged, for the CEO position at the Peer Group companies. For the 2018 compensation review of the other named executive officers, the Peer Group data was appropriately aged, and regressed to the median revenue of $1.75 billion and $2.5 billion. These two data points were used as guide posts for determining 2018 compensation recommendations of executive officers other than Mr. Elisman.

Executive Compensation Mix

The Compensation Committee believes that linking pay and performance contributes to the creation of stockholder value. Annually, the Compensation Committee reviews actual short- and long-term incentive payouts relative to the performance of our Peer Group companies. For the pay-and-performance link to be effective, experienced high-performing individuals who have proven to be strong contributors to the Company’s performance should be rewarded with total compensation that falls at approximately the median of total compensation paid to similarly situated executives of the companies in our Peer Group. The Compensation Committee may exercise discretion in consideration of additional factors such as individual performance, experience level, future potential and specific job assignment of the executive, pay equity, market conditions and the Company’s recent performance.

A substantial portion of executive compensation is at risk. Accordingly, our executive compensation components are weighted toward incentives which we believe encourage the creation of stockholder value through the achievement of the Company’s or specific business segment's revenue growth, profitability improvement, cash flow, net income per share, and working capital efficiency goals as well as share price appreciation. Though the Compensation Committee has not pre-established any relative weightings among the various compensation components, the Compensation Committee targets the market median of the Peer Group for each compensation component. The Compensation Committee reviews the base salary and short- and long-term incentive compensation mix for executive officers at least annually to ensure alignment with the Company's executive compensation philosophy.

The following graphs show the CEO's and the other named executive officers' 2018 pay mix at total target compensation (i.e., base salary, target annual incentive and target long-term incentive). For our CEO, at least 81% of his total target compensation was variable and at risk, and for the other named executive officers as a group, 68% of their average total target compensation was variable and at risk.
Annual Compensation

In establishing annual compensation, the Compensation Committee reviewed the relevant Peer Group base salary and annual incentive compensation data for each of the named executive officers.

Base Salaries

In March 2018, the Compensation Committee and the Board of Directors approved the following base salary actions for the named executive officers, effective April 1, 2018:

Name	Prior Base Salary ($)	New Base Salary ($)	% Change
Boris Elisman	$930,000	$950,000	2.2%
Neal V. Fenwick	$530,450	$546,364	3.0%
Thomas W. Tedford	$530,450	$546,364	3.0%
Cezary Monko [1]	$542,445	$558,719	3.0%
Pamela R. Schneider	$438,250	$453,589	3.5%
1 The prior base salary for all named executive officers was in effect on January 1, 2018. Mr. Monko's prior base salary of 1,954,758 Polish Zloty and new base salary of 2,013,401 Polish Zloty are shown in U.S. dollars, converted from Polish Zloty using the 2018 average conversion rate of 0.2775.

In considering 2018 salary adjustments for the named executive officers other than the CEO, the Compensation Committee utilized performance assessments by our CEO and Peer Group compensation information. In the case of Mr. Elisman, the Compensation Committee and the Board of Directors used its performance assessment of Mr. Elisman and Peer Group compensation information.

Following the 2018 base salary adjustment, Mr. Elisman's 2018 base salary is aligned with the median base salary of CEO positions at the Peer Group companies at $2.0 billion in sales. The 2018 base salaries for our named executive officers, other than Mr. Elisman, ranged from 5% to 18% above the median base salaries of comparable positions at Peer Group companies with $1.75 billion in sales, and ranged from 0% to 15% above the median base salaries of comparable positions at Peer Group companies with $2.5 billion in sales.

Annual Incentive - 2018 Targets

The table below summarizes the 2018 AIP target and maximum award opportunities, the performance measures and the performance measure weightings for the 2018 AIP awards for each of our named executive officers, which vary depending upon leadership responsibilities:

Name	Target AIP as % of Salary (100% of Target)	Maximum AIP as % of Salary (150% of Target)	Target AIP Award Opportunity ($)	ACCO Brands Adjusted Operating Income Weight	ACCO Brands Working Capital Efficiency Weight	ACCO Brands Net Sales Weight	Business Segment Adjusted Operating Income Weight	Business Segment Working Capital Efficiency Weight	Business Segment Net Sales Weight
Boris Elisman	120.00%	180.0%	1,134,000	60%	20%	20%
Neal V. Fenwick	70.00%	105.0%	379,670	60%	20%	20%
Thomas W. Tedford	70.00%	105.0%	379,670	40%			20%	20%	20%
Cezary Monko	70.00%	105.0%	388,254	40%			20%	20%	20%
Pamela R. Schneider	60.00%	90.0%	269,853	60%	20%	20%

The 2018 annual incentive target opportunity for each of Messrs. Fenwick, Monko and Tedford was increased by 5 percentage points, and the annual incentive target opportunity for Mr. Elisman and Ms. Schneider remained unchanged from the levels established in 2017. Mr. Elisman's target annual incentive opportunity of 120% of base salary is at the median target annual incentive percent opportunity of CEO positions in our Peer Group, and the target annual incentive award opportunity percent for each of our other named executive officers is at the median of similar positions at companies in our Peer Group.

For 2018, the Compensation Committee, in consultation with management and Meridian, considered a variety of measures and performance goals when designing the 2018 AIP and determined that executive officers would be measured against the same three financial performance goals used in recent years, which are adjusted operating income, net sales, and working capital efficiency. These three financial performance measures, defined below, are measured at budgeted currency rates to remove the impact of year-to-year currency fluctuations which are outside of the control of management, and are consistent with our corporate strategies to grow sales and improve profitability and working capital productivity.

•
Adjusted operating income is operating income as reported in accordance with U.S. GAAP, adjusted to exclude certain one-time and non-comparable items primarily associated with transaction and integration related expenses, restructuring charges, and unusual items, as well as incentive compensation expense.

•	Net sales is revenue calculated in accordance with U.S. GAAP.

•	Working capital efficiency measures working capital productivity over a twelve-month period of time, expressed as a percentage of sales.

All of our named executive officers had at least 60% of their 2018 target AIP opportunity determined by ACCO Brands' adjusted operating income or a combination of ACCO Brands' adjusted operating income and business segment operating income. The heavier weighting on adjusted operating income is in line with the Company's strategy to successfully improve profitability in the face of an external environment characterized by the ongoing consolidation of our traditional office superstore and wholesaler customers in the U.S. The level of performance achieved for each of the Company's AIP performance measures is calculated at the Company's budgeted foreign currency exchange rates for the fiscal calendar year. For 2018, the AIP award opportunity for each financial performance measure ranged from a threshold of 50% to a maximum of 150% of target, with 0% payout for below-threshold performance.

Following are the 2018 AIP performance targets established by the Compensation Committee for each of the financial performance measures applicable to the named executive officers:

Name	ACCO Brands Adjusted Operating Income	ACCO Brands Working Capital Efficiency	ACCO Brands Net Sales	Business Segment Adjusted Operating Income	Business Segment Working Capital Efficiency[1]	Business Segment Net Sales
Boris Elisman	$261.2M	19.25%	$2,029M
Neal V. Fenwick	$261.2M	19.25%	$2,029M
Thomas W. Tedford	$261.2M			North America $179.4M	U.S. 16.60% Canada 18.78%	North America $1,009.5M
Cezary Monko	$261.2M			EMEA $66.0M	EMEA 11.70%	EMEA $605.8M
Pamela R. Schneider	$261.2M	19.25%	$2,029M
1 The working capital efficiency measure for Mr. Tedford is weighted 15% U.S. and 5% Canada.

Annual Incentive - 2018 Payouts

We believe the results of the 2018 AIP opportunity for our named executive officers, as indicated in the table below, properly reflected the performance of the Company:

Name	Target AIP Award Opportunity ($)	Actual AIP Award ($)	AIP Award as % of Target Award	AIP Award as % of Base Salary
Boris Elisman	1,134,000	0	0%	0%
Neal V. Fenwick	379,670	0	0%	0%
Thomas W. Tedford	379,670	0	0%	0%
Cezary Monko [1]	388,254	296,626	76.4%	53.5%
Pamela R. Schneider	269,853	0	0%	0%
1 Mr. Monko's AIP is reflected in U.S. dollars converted from Polish Zloty using the
2018 average conversion rate of 0.2775.

The named executive officers' 2018 AIP payout outcomes reflected the following:

•
Due to below threshold performance for total Company adjusted operating income, working capital efficiency, and net sales, Messrs. Elisman and Fenwick, and Ms. Schneider did not receive an AIP award payout.

•
Due to below threshold performance for total Company adjusted operating income and below threshold performance by the North American business segment on its adjusted operating income, its net sales, and its working capital efficiency, Mr. Tedford did not receive an AIP award payout.

•
As a result of below threshold performance for total Company adjusted operating income and above target performance by the EMEA business segment for its adjusted operating income, its net sales, and its working capital efficiency, Mr. Monko received an AIP payout equal to 76.4% of his AIP award target opportunity.

Long-Term Incentive Compensation

Pursuant to the Incentive Plan, the Company may use a variety of long-term incentive awards, such as Non-Qualified Stock Options ("NQSOs"), RSUs, PSUs and Performance Cash. The Compensation Committee determines annually the long-term compensation mix based on a variety of factors, such as our business strategy, marketplace trends, retention needs, participant eligibility, share availability under the Incentive Plan, Peer Group practices, cost and cash flow impact to the Company.

2018 LTIP Awards

Mr. Elisman's 2018 LTIP award is comprised by value of 60% PSUs, 20% RSUs, and 20% NQSOs. The 2018 LTIP awards for the other named executive officers are comprised by value of 50% PSUs, 25% RSUs, and 25% NQSOs.

In establishing the 2018 LTIP grant values, the Compensation Committee reviewed the Peer Group LTIP compensation data. The grant value for Mr. Elisman's 2018 LTIP award was 14% below the median LTIP value of CEO positions at Peer Group companies at $2.0 billion in sales. The grant value for the 2018 LTIP award for the other named executive officers ranged from 5% to 25% above the median LTIP values of comparable positions at Peer Group companies at $1.75 billion in sales, and ranged from 12% below to 6% above the median LTIP values of comparable positions at Peer Group companies at $2.50 billion in sales. For additional information, see the Grants of Plan-Based Awards table.

The following is a description of the terms of the PSUs, RSUs and NQSOs granted in 2018:

Performance Stock Units (PSUs). The 2018-2020 PSUs are earned based on achieved performance over a three-year performance period ending December 31, 2020 against the following Compensation Committee approved financial performance measures: adjusted earnings per share weighted at 50%, adjusted cash flow weighted at 30%, and net sales growth weighted at 20%. The 2018-2020 LTIP PSUs cliff-vest (subject to achieved performance) after completion of the three-year performance period, except as otherwise provided in the Incentive Plan or award agreements. The number of PSUs that may be earned for each financial performance measure ranges from 50% to 150% of target, with 0% for below threshold performance. Pursuant to the Incentive Plan, executive officers may accrue dividend equivalents on unvested PSUs, which are subject to the underlying terms and conditions of each PSU award, and are not paid until the PSUs have been earned. The number of PSUs that are earned and vested are settled in a like number of shares of common stock of the Company.

Restricted Stock Units (RSUs). The 2018 RSUs represent the right to receive shares of common stock of the Company, subject to the completion of a three-year service period (e.g., the RSUs cliff vest on the third anniversary of the grant date), except as otherwise provided in the Incentive Plan or award agreements. Pursuant to the Incentive Plan, executive officers may accrue dividend equivalents on unvested RSUs, which are subject to the underlying terms and conditions of each RSU award, and are not paid until the RSUs have vested. Vested RSUs settle for a like number of shares of common stock of the Company.

Non-Qualified Stock Options (NQSOs). The 2018 NQSOs represent the right to purchase shares of common stock of the Company at a fixed price (e.g., exercise price) over a fixed period (e.g., term). The 2018 NQSOs have an exercise price of $12.82, which represents the average of the high and low trading price of the Company’s stock on the NYSE on the grant date. The 2018 NQSOs have a seven-year term and vest in three equal tranches on each of the first three anniversaries of the grant date, except as otherwise provided in the Incentive Plan or award agreements.

2016-2018 LTIP PSUs and Performance Cash Award Payouts

The 2016-2018 PSU cycle and the 2016-2018 Performance Cash cycle ended on December 31, 2018. Both of these three-year LTIP awards contained the same financial performance measures with identical weighting and financial performance objectives. In evaluating the achievement of the 2016-2018 LTIP PSU and Performance Cash awards, the Compensation Committee took into account significant events, including acquisitions, which impacted the Company's financial performance during the three-year performance period, but were unknown at the time the financial performance goals were established. The Compensation Committee exercised its negative discretion, as appropriate, when approving the final performance attainment to ensure executive management did not receive an inappropriate windfall for the aquisition. Actual 2016-2018 cumulative adjusted free cash flow exceeded the three-year cumulative target of $460 million and actual 2016-2018 cumulative adjusted earnings per share exceeded the three-year cumulative target of $3.08. As a result, a weighted average payout of 117.0% of the PSUs and Performance Cash was earned by our named executive officers, other than Mr. Monko who was not an executive of the Company when these awards were granted in 2016. The settled 2016-2018 LTIP PSU shares are summarized in the table below:

Name	PSUs Granted	Cumulative Adjusted Free Cash Flow [1] (50% Weight) 109.2% Payout		Cumulative Adjusted Earnings Per Share [1] (50% Weight) 124.8% Payout		Total Shares Earned [2]	Payout as % of PSUs Granted
		Target Shares	Earned Shares [2]	Target Shares	Earned Shares [2]
Boris Elisman	211,789	105,895	118,332	105,894	135,235	253,567	117.0%
Neal V. Fenwick	46,547	23,274	26,008	23,273	29,722	55,730	117.0%
Thomas W. Tedford	65,166	32,583	36,410	32,583	41,612	78,022	117.0%
Cezary Monko
Pamela R. Schneider	38,634	19,317	21,587	19,317	24,670	46,257	117.0%
1 Cumulative adjusted free cash flow and cumulative adjusted earnings per share is the sum of adjusted free cash flow and adjusted earnings per share for each of the 2016, 2017, and 2018 fiscal years, respectively. Adjusted free cash flow is defined as net cash provided by operations as reported in accordance with U.S. GAAP, plus cash proceeds from any sale of operating assets and cash payments related to any debt refinancing of business acquisition or disposition, less capital expenditures, and further adjusted to exclude any adverse cash consequences from tax assessments related to pre-acquisition transactions (including related interest payments, net of tax). Adjusted earnings per share is defined as adjusted net income as reported, divided by the weighted average fully diluted outstanding shares of the Company's common stock for the relevant year. Adjusted net income excludes restructuring expenses, transaction and integration costs, and other one-time and non-recurring items and is adjusted to an effective tax rate.

2 The earned shares include dividend equivalents accumulated on the underlying PSU grant.

The settled Performance Cash awards are summarized in the table below:

Name	Performance Cash Opportunity	Cumulative Adjusted Free Cash Flow [1] (50% Weight) 109.2% Payout		Cumulative Adjusted Earnings Per Share [1] (50% Weight) 124.8% Payout		Total Performance Cash Earned	Payout as % of Performance Cash Opportunity
		Target LTIP Cash	Earned LTIP Cash	Target LTIP Cash	Earned LTIP Cash
Boris Elisman	568,750	284,375	310,538	284,375	354,900	665,438	117.0%
Neal V. Fenwick	125,000	62,500	68,250	62,500	78,000	146,250	117.0%
Thomas W. Tedford	175,000	87,500	95,550	87,500	109,200	204,750	117.0%
Cezary Monko
Pamela R. Schneider	103,750	51,875	56,648	51,875	64,740	121,388	117.0%
1 See footnote #1 in the 2016-2018 LTIP PSU table above.

See 2018 Option Exercises and Stock Vested table for further details on the 2016-2018 LTIP PSUs and see the 2018 Summary Compensation Table for the 2016-2018 Performance Cash earned by the named executive officers.

Timing of Equity Grants

Annual equity awards are granted to executive officers and other eligible employees, and are typically made at the Company's regular meeting of the Board of Directors during the first quarter of each year. Off-cycle (non-annual) awards may be made if our CEO and the Compensation Committee deem it necessary for newly-promoted employees, strategic new hires, or in other special or unique circumstances. The award is determined by the CEO and the Compensation Committee in advance of the actual effective date of the grant. The effective date for an off-cycle award is the first business day of the month following a newly hired/promoted eligible employee's effective date of hire or promotion, as the case may be.

Retirement Benefits

Defined Contribution - 401(k) - United States

All of the Company’s named executive officers (other than Mr. Monko) were participants in the Company’s U.S. tax-qualified 401(k) retirement savings plan during 2018. The Company’s 401(k) program matches employee contributions up to 6% of eligible plan compensation, with a total employer contribution of 6% (100% match on the first 6% of an employee's contribution). These matching contributions apply to all participating employees, including our named executive officers (other than Mr. Monko). The amount of benefits provided to our named executive officers in the form of 401(k) plan contributions is included in the "All Other Compensation" column of the 2018 Summary Compensation Table and related footnotes.

Defined Benefit - Pension - United States and United Kingdom

The ACCO Brands Corporation Pension Plan for U.S. Salaried and Certain U.S. Hourly Paid Employees (the “ACCO U.S. Pension”) was frozen in the first quarter of 2009. As a result, none of the executive officers that participate in the ACCO U.S. Pension have accrued any additional benefits under this plan since that time. The pension decrease for Messrs. Elisman and Fenwick, who were in the ACCO U.S. Pension at the time the plan was frozen and who remain eligible for pension disbursements upon retirement, was due largely to an increase in the discount rate assumptions. In addition, Mr. Fenwick is also entitled to a pension benefit under the ACCO United Kingdom Pension Plan ("ACCO U.K. Pension") in which he participated until April 1, 2006. Mr. Fenwick was eligible to participate in the ACCO U.K. Pension based on his prior employment with the Company in Europe. The pension decrease for Mr. Fenwick's ACCO U.K. Pension was also largely attributable to an increase in the discount rate assumptions for the ACCO U.K. Pension. For more information, see "2018 Summary Compensation Table" and "Pension Benefits."

Retirement Plan - Poland

Mr. Monko is entitled to a pension benefit under the Company's Polish broad-based defined benefit pension plan upon retirement on or after age 65. The plan provides for a one-time lump sum payment in an amount equal to three-times the employee's monthly average base salary in effect over the last three months of his or her employment, subject to taxation. There are no vesting service requirements or early retirement provisions for this benefit. Mr. Monko must be working for the Company at the time of his retirement in order to receive this benefit. For more information, see "2018 Summary Compensation Table" and "Pension Benefits."

Health and Other Benefits

The employee medical and welfare benefits provided to executive officers are offered through broad-based plans available to all employees in the given geography.

Perquisites

The Compensation Committee limits the use of perquisites as an element of compensation for executive officers, unless the perquisite is common practice in a given geography. Most of our perquisites are legacy in nature. The costs to the Company and a description of personal benefits provided to our named executive officers are included in the “All Other Compensation” column of the 2018 Summary Compensation Table and related footnotes.

Executive Severance Policy

The Company does not provide individual employment contracts for executive officers, unless having an employment contract is a common practice in a given geography. All of the Company’s executive officers, including the named executive officers, currently participate in the Company’s Executive Severance Plan (the “ESP”), which is administered by the Compensation Committee. Though Mr. Monko has an employment contract, which is governed by Polish law, his severance benefits are established by the ESP.

The ESP provides severance benefits to the Company’s executive officers and a limited number of other key executives in the event their employment is terminated either involuntarily at any time, or voluntarily for "good reason" within 24 months after a change-in-control. The ESP does not apply if the executive's employment is terminated for cause or voluntarily (other than for "good reason" following a change-in-control). The ESP is intended to help the Company attract and retain executives in a talent marketplace where such employment protections are commonly offered, including among our Peer Group.

Under the ESP, executives receive enhanced benefits if a termination of employment follows a change-in-control of the Company. The change-in-control cash severance benefits are "double-triggered," meaning that both a change-in-control and an involuntary termination of employment or termination by the executive for “good reason” must occur to receive payment.

The ESP provides for benefit tiers, with tier-one providing greater benefits than tier-two, and tier-two providing greater benefits than tier-three. Management recommends ESP participants and their respective benefit tier to the Compensation Committee for its consideration and final approval. The Board of Directors approved Mr. Elisman's benefits under the ESP. Messrs. Elisman, Fenwick, Tedford and Monko are currently eligible for tier-two benefits and Ms. Schneider is currently eligible for tier-three benefits. No executives are currently in tier one. The Compensation Committee may change the tier of any executive officer at any time prior to his or her date of termination in its sole discretion.

For further details, see "Potential Payments upon Termination or Change-in-Control" and the related tables.

Amended Executive Severance Plan

The Company amended the ESP effective January 1, 2019. Certain changes were effective immediately, while changes related to the amount of change-in-control severance will take effect on January 11, 2021. The key changes to the ESP are as follows:

•
Provisions requiring the “gross-up” of the excise tax that is imposed by the Code on certain amounts payable following a change-in-control were eliminated. Instead, such amounts will be reduced to the maximum amount that is not treated as a “golden parachute” payment under the Code, but only if the reduced amount, after income tax, is at least equal to the amount that would have been paid without the reduction, after application of income tax and the excise tax;

•
The amount of the annual bonus used to calculate an executive officer’s severance in the event of a change-in-control will be equal to his or her target bonus, rather than the higher of the target bonus or projected bonus based upon financial results through the date of termination;

•
The executive officer will be entitled to severance benefits upon a change-in-control if he or she is terminated without cause within six months prior to the change-in-control, in addition to any termination within 24 months following the change-in-control. Previously, an executive officer who was terminated prior to a change-in-control had to demonstrate that the termination was at the request of another party involved in the change-in-control, or was otherwise in contemplation of the change-in-control; and

•	Any severance paid is explicitly subject to the Company’s recoupment or forfeiture of incentive pay policy.

Executive Stock Ownership Guidelines

To further align executive officers' interests with those of our stockholders, the Company maintains stock ownership guidelines ("Executive Ownership Guidelines") which apply to all executive officers, as follows:

Title	Number of Shares	or a	Multiple of Base Salary	(whichever is lower)
Chief Executive Officer	500,000		6.0X
Chief Financial Officer and Presidents	125,000		3.0X
Other Executives	60,000		2.0X

Executive officers are generally expected to achieve their respective ownership goals within five years of becoming an officer. If an executive is promoted to a higher level requiring greater stock ownership, he or she has five years from the date of such promotion to achieve the new level. All executive officers attained or are on track to attain the guidelines within the required time frame.

Shares counting towards ownership targets include shares held by the executive officer personally in both retirement and non-retirement accounts, shares beneficially owned through a trust, spouse and/or dependent child, unvested RSUs, and earned but not yet vested PSUs. Attainment is achieved at either the lower of a multiple of salary or a number of shares, which the Compensation Committee believes reduces the impact of stock price volatility.

Following the vesting of PSUs or RSUs, or the exercise of stock options, executive officers who have not yet met their applicable stock ownership goals (in number of shares or value) are expected to retain at least 50% of the net value of shares of stock received (e.g., the net value after deduction of the exercise price and all applicable tax and other required withholding). Subject to the Company’s insider-trading policy, an executive officer may reduce his or her share ownership so long as his/her ownership is maintained at or above the required ownership levels.
The Compensation Committee has the discretion to remedy any deficiency if ownership goals are not met on a timely basis. Remedies may include providing a portion of annual incentive awards in Company stock or similar actions. The Compensation Committee may also consider other factors, including general equity market conditions and the Company’s then-current stock price when determining the need for any remedies.

Prohibitions on Hedging, Pledging and Similar Transactions

Hedging and similar monetization transactions by directors and employees, including executive officers, can lead to a misalignment between the objectives of these individuals and the objectives of our stockholders. Similarly, stock pledges by directors and executive officers could detrimentally impact our stockholders if they are used as part of a hedging strategy or in the event of a forced sale of our stock, such as to meet a margin call. Accordingly, under our insider trading policy:

•	directors and employees, including our executive officers, are prohibited from engaging in hedging transactions, including through prepaid forward contracts, equity swaps, collars and exchange funds;

•	directors and executive officers are prohibited from trading in puts, calls, exchange-traded options or similar securities involving our stock;

•	directors and employees, including executive officers, are prohibited from engaging in short sales of our stock; and

•
directors and executive officers are prohibited from holding our securities in margin accounts or otherwise pledging our securities as collateral for a loan, and all other employees must receive pre-clearance from the Company in order to do so.

Our insider trading policy does not provide for exceptions or waivers to these prohibitions.

Recoupment or Forfeiture of Incentive Payments Policy

The Company has a policy to "clawback" compensation paid or payable to executive officers in the event of a financial restatement. Under the policy, as revised effective January 1, 2019, executive officers who receive any cash or equity incentive compensation payments may be required to forfeit or reimburse the Company for those payments, as the case may be, in the event that either:

•
the amount was based upon the achievement of financial results that were subsequently the subject of an accounting restatement required by the federal securities laws, and a lower amount would have been paid to the executive officer based on the restated amount, regardless of whether the executive officer was responsible for the restatement; or

•
the Board of Directors determines that the executive officer engaged in willful or intentional misconduct with respect to the performance of his or her duties, including but not limited to "cause" as defined in the ESP, misappropriation or misuse of corporate assets or opportunities, or confidential information, breach of fiduciary duty owed to the Company, or violation of restrictive covenants.

In such circumstances the Company may seek to recover from the executive officer, either by repayment of cash or equity incentives already paid or cancellation or forfeiture of outstanding cash or equity incentive compensation awards not yet earned, either the amount by which his or her cash or equity incentive payments exceeded the lower payment that would have been made based on the restated financial results, or, in the case of willful or intentional misconduct, an amount equal to the value of any cash or equity incentive payments received during the three-year period prior to the executive's termination of employment (or, if longer, the period during which the misconduct existed), or after the termination. The Board may waive or reduce an executive officer’s repayment obligation based upon hardship, the executive officer’s degree of culpability, or such other factors as the Board deems appropriate.  Although in revising the clawback policy the Board eliminated the requirement that compensation is subject to clawback as a result of a restatement of financial results only if the executive officer was responsible for the restatement, the Board may take the executive officer’s degree of responsibility for the restatement into account in deciding whether to waive or reduce the repayment obligation.

Deductibility of Executive Compensation

Section 162(m) of the Code limits the annual deductibility of certain (non-performance based) executive compensation to $1 million per covered executive officer. Historically, the $1 million deduction limitation did not apply to compensation that qualified as "performance-based" under Section 162(m). The Company's compensation philosophy had been to, where appropriate, position executive compensation to qualify for deductibility, except where the underlying executive compensation programs were appropriate and necessary to attract, retain, and motivate senior executives, and that failing to meet deductibility objectives creates more risk for the Company and its value than the financial impact of losing the tax deduction.

The 2017 U.S. Tax Cuts and Jobs Act (the "2017 Tax Act") repealed the exemption from the $1 million deduction limit under Section 162(m) for performance-based compensation, effective for taxable years beginning after December 31, 2017. As a result, compensation paid to our covered executive officers (including performance-based compensation) in excess of $1 million is not deductible beginning with our 2018 fiscal year, unless the compensation qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. In addition, the 2017 Tax Act expanded the scope of covered employees to include any person who has previously been a named executive officer, even if he or she is not a named executive officer at the time of payment.

COMPENSATION COMMITTEE REPORT

The Compensation Committee oversees the compensation programs of the Company on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in this Proxy Statement.

Members of the Compensation Committee:

Thomas Kroeger (Chairperson)
James A. Buzzard (until May 15, 2018)
Pradeep Jotwani
Graciela Monteagudo (commencing May 15, 2018)
Hans Michael Norkus

This Compensation Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

2018 Summary Compensation Table

The table below provides information regarding the total compensation paid to or earned by each of our named executive officers for each of the fiscal years ended December 31, 2018, 2017, and 2016.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non- Equity Incentive(4) ($)	Change in Pension Value(5) ($)	All Other Comp(6) ($)	Total ($)
Boris Elisman	2018	945,000	0	2,585,294	443,954	665,438	0	42,333	4,682,019
Chairman of the Board, President and Chief Executive Officer	2017	917,500	0	2,463,071	541,150	988,698	14,000	40,629	4,965,048
	2016	860,308	0	2,301,665	0	986,085	8,000	36,490	4,192,548
Neal V. Fenwick	2018	542,385	0	673,961	156,831	146,250	0	47,389	1,566,816
Executive Vice President and Chief Financial Officer	2017	526,587	0	619,752	184,484	307,369	747,345	47,163	2,432,700
	2016	511,308	0	505,860	0	346,309	340,871	43,222	1,747,570
Thomas W. Tedford	2018	542,385	0	829,493	193,022	204,750	0	18,826	1,788,476
Executive Vice President; President, ACCO Brands North America	2017	524,087	0	826,328	245,978	326,690	0	17,122	1,940,205
	2016	501,308	0	708,205	0	325,198	0	15,460	1,550,171
Cezary Monko	2018	554,649	0	518,440	120,640	296,626	3,000	28,122	1,521,477
Executive Vice President; President, Europe, Middle East, Africa	2017	473,686	0	526,792	156,813	335,299	19,000	24,669	1,536,259

Pamela R. Schneider	2018	449,754	0	518,440	120,640	121,388	0	22,289	1,232,510
Senior Vice President; General Counsel and Corporate Secretary	2017	432,938	0	516,464	153,737	233,267	0	20,357	1,356,763
	2016	414,046	0	419,864	0	258,862	0	18,572	1,111,344

(1)
All of our executive officers, other than Mr. Monko, are paid bi-weekly; Mr. Monko is paid monthly. Mr. Monko's salary shown in column (c) has been converted from Polish Zloty to U.S. dollars using the average conversion rate of 0.2653 for 2017 and using the average conversion rate of 0.2775 for 2018. See"--Discussion and Analysis--Annual Compensation--Base Salaries" for further details.

(2)
The amounts shown in column (e) reflect the grant date fair value of RSUs and PSUs granted in 2016, 2017, and 2018 determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to the Company’s audited financial statements for each year shown included in the Company’s Annual Reports on Form 10-K filed with the SEC. These awards are described in more detail in the footnotes to the Grants of Plan-Based Awards and the Outstanding Equity Awards at Fiscal Year End tables. The value of the PSUs included in the amounts shown reflects target payout levels, based on the probable outcome of the performance conditions, determined as of the grant date. The maximum value of the PSUs granted is 150% of the target award. The maximum potential 2018 PSU LTIP award value for each of Messrs. Elisman, Fenwick, Tedford, and Monko, and Ms. Schneider is $3,048,609, $717,972, $883,658, $552,285, and $552,285, respectively. The maximum potential 2017 PSU LTIP award value for each of Messrs. Elisman, Fenwick, Tedford, and Monko, and Ms. Schneider is $2,903,232, $659,832, $879,769, $560,860, and $549,863, respectively. The maximum potential 2016 PSU LTIP award value for each of Messrs. Elisman, Fenwick, Tedford, and Ms. Schneider is $2,427,102, $533,429, $746,802, and $442,746, respectively.

(3)
The amounts shown in column (f) reflect the grant date fair value for the fiscal year ended December 31 for each year shown that is attributable to NQSO grants determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to the Company’s audited financial statements for each year shown included in the Company’s Annual Reports on Form 10-K filed with the SEC. In 2016, the Company granted performance-based cash awards rather than NQSOs.

(4)
The amounts shown in column (g) include: (i) AIP awards, if any, earned under our AIP by each of the named executive officers for each year shown, and (ii) for 2018, amounts earned under the three-year 2016-2018 LTIP Performance Cash award opportunity. The table below reflects the cash compensation earned for the AIP award and the LTIP Performance Cash award performance cycles ended December 31, 2018:

Name	2018 AIP ($)	2016-2018 LTIP Performance Cash Award ($)	Total ($)
Mr. Elisman	0	665,438	665,438
Mr. Fenwick	0	146,250	146,250
Mr. Tedford	0	204,750	204,750
Mr. Monko	296,626	0	296,626
Ms. Schneider	0	121,388	121,388

For 2018, none of Messrs. Elisman, Fenwick, and Tedford, and Ms. Schneider earned an AIP award, and Mr. Monko was paid 76.4% of his target AIP opportunity. In addition, for 2018, each of the named executive officers (other than Mr. Monko) was paid 117.0% of their target three-year 2016-2018 LTIP Performance Cash award opportunity. For 2017, each of Messrs. Elisman and Fenwick, and Ms. Schneider was paid 89.8% of their target AIP opportunity and Messrs. Tedford and Monko were paid 95.9% and 108.9%, respectively. For 2016, each of Messrs. Elisman and Fenwick, and Ms. Schneider was paid 104.2% of their target AIP opportunity and Mr. Tedford was paid 99.8%. For Mr. Monko, the values shown in column (g) were converted from Polish Zloty to U.S. dollars using the average conversion rate of 0.2653 for 2017 and using the average conversion rate of 0.2775 for 2018.

(5)
The amounts shown in column (h) represent the aggregate change in actuarial present value during each year shown for the named executive officer’s accumulated benefit, if any, provided under the ACCO U.S. Pension, ACCO U.K. Pension, and the Polish retirement plan. None of the named executive officers earned any preferential amounts on their account balances. For 2018, the ACCO U.S. Pension value decreased for Messrs. Elisman and Fenwick and the ACCO U.K. Pension value decreased for Mr. Fenwick due to an increase in the discount rate assumption, and the Polish retirement plan value increased for Mr. Monko due to an increase in his salary. For 2017, the ACCO U.S. Pension value increased for Messrs. Elisman and Fenwick and the ACCO U.K. Pension value increased for Mr. Fenwick due to a decrease in the discount rate assumption, and the Polish retirement plan value increased for Mr. Monko due to an increase in his salary. For 2016, the ACCO U.S. Pension value increased for Messrs. Elisman and Fenwick and the ACCO U.K. Pension value increased for Mr. Fenwick due to a decrease in the discount rate assumption. For Messrs. Elisman and Fenwick, all such amounts fully-vested in previous years. Mr. Tedford and Ms. Schneider were not eligible to participate in the ACCO U.S. Pension prior to the time it was frozen. See “Pension Benefits” for further details.

(6)	The following table provides details about each component of the "All Other Compensation" shown in column (i) for the fiscal year ended December 31, 2018:

Name	Automobile(a) ($)	Company Contributions to Defined Contribution Plans(b) ($)	Miscellaneous Perquisites(c) ($)	Total ($)
Mr. Elisman	13,992	16,500	11,841	42,333
Mr. Fenwick	13,992	16,500	16,897	47,389
Mr. Tedford	0	16,500	2,326	18,826
Mr. Monko	25,647	0	2,475	28,122
Ms. Schneider	0	16,500	5,789	22,289

(a)
Messrs. Elisman and Fenwick are provided an automobile allowance, subject to taxation. Mr. Monko is provided a company-leased vehicle, subject to taxation for any personal use, the value of which is reflected in U.S. dollars converted from Polish Zloty using the average conversion rate of 0.2775.

(b)	The amounts represent the Company’s 2018 contribution to the U.S. tax-qualified 401(k) savings plan account for each of the named executive officers.

(c)
The amounts include the 2018 cost to the Company for premiums paid on excess long-term disability and/or group term life insurance in the amounts of $6,841, $6,738, $2,326, and $5,789 for each of Messrs. Elisman, Fenwick, Tedford, and Ms. Schneider, respectively. For Messrs. Elisman and Fenwick, the amount also includes a matching charitable donation in the amount of $5,000 and $2,500, respectively, made by the Company on behalf of each of these named executive officers. For Mr. Fenwick, the amount also includes $3,250 for income tax preparation fees and $4,409 for personal travel for Mr. Fenwick and certain of his family members. Mr. Monko's amount of $2,475 represents the excess premium on personal and family medical coverage and is reflected in U.S. dollars converted from Polish Zloty using the 2018 average conversion rate of 0.2775.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to a named executive officer under the Company’s Incentive Plan during the fiscal year ended December 31, 2018.

Name	Grant Date of Awards	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards ($/Share)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Boris Elisman	03/07/18	570,000	1,140,000	1,710,000							0
	03/07/18				79,267	158,534	237,801				2,032,406
	03/07/18							43,127			552,888
	03/07/18								118,032	12.82	443,954
Neal V. Fenwick	03/07/18	191,228	382,455	573,683							0
	03/07/18				18,668	37,336	56,004				478,648
	03/07/18							15,235			195,313
	03/07/18								41,696	12.82	156,831
Thomas W. Tedford	03/07/18	191,228	382,455	573,683							0
	03/07/18				22,976	45,952	68,928				589,105
	03/07/18							18,751			240,388
	03/07/18								51,318	12.82	193,022
Cezary Monko	03/07/18	195,552	391,103	586,655							0
	03/07/18				14,360	28,720	43,080				368,190
	03/07/18							11,720			150,250
	03/07/18								32,074	12.82	120,640
Pamela R. Schneider	03/07/18	136,077	272,153	408,230							0
	03/07/18				14,360	28,720	43,080				368,190
	03/07/18							11,720			150,250
	03/07/18								32,074	12.82	120,640

(1)
The amounts shown represent the potential AIP earnings for 2018 at threshold, target and maximum performance. The actual amounts earned for 2018 are included in column (g) of the 2018 Summary Compensation Table and further described in footnote (4) thereto. For Mr. Monko, the value has been converted from Polish Zloty to U.S. dollars using the 2018 average conversion rate of 0.2775.

(2)
The amounts shown represent the threshold, target and maximum number of PSUs that may be earned based on achievement of performance measures established at the commencement of the three-year performance period.

(3)	The amounts shown represent RSUs, which vest on the third anniversary of the grant date.

(4)	The amounts shown represent NQSOs, which vest in three equal annual installments on each of the first three anniversaries of the grant date.

(5)	The exercise price per share of each NQSO is $12.82, which equals the average of the high and low sales price of a share of the Company's common stock on the grant date of March 7, 2018.

(6)	The amounts shown represent the grant date fair value of each equity award determined in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding unexercised NQSOs and unvested RSUs and PSUs as of December 31, 2018 for each of the named executive officers.

	Option and SSAR Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options or SSARs Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#)	Option or SSARs Exercise Price ($)	Option or SSARs Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested (2) ($)
Boris Elisman	0	118,032	12.82	3/7/2025
	38,345	76,688	12.75	3/8/2024
	278,514	0	7.51	3/4/2022
	294,944	0	6.12	3/5/2021
	182,638	0	7.64	2/21/2020
	45,163	0	12.17	2/23/2019
					43,127	(3)	292,401	79,267	(6)	537,430
					41,379	(4)	280,550	75,902	(7)	514,616
					89,476	(5)	606,647
Neal V. Fenwick	0	41,696	12.82	3/7/2025
	13,072	26,144	12.75	3/8/2024
	66,313	0	7.51	3/4/2022
	81,110	0	6.12	3/5/2021
	69,577	0	7.64	2/21/2020
	27,098	0	12.17	2/23/2019
					15,235	(3)	103,293	18,668	(6)	126,569
					14,107	(4)	95,645	17,251	(7)	116,962
					19,665	(5)	133,329
Thomas W. Tedford	0	51,318	12.82	3/7/2025
	17,430	34,858	12.75	3/8/2024
	92,838	0	7.51	3/4/2022
	6,260	0	6.12	3/5/2021
					18,751	(3)	127,132	22,976	(6)	155,777
					18,809	(4)	127,525	23,001	(7)	155,947
					27,531	(5)	186,660
Cezary Monko	0	32,074	12.82	3/7/2025
	11,112	22,222	12.75	3/8/2024
					11,720	(3)	79,462	14,360	(6)	97,361
					11,991	(4)	81,299	14,663	(7)	99,415
Pamela R. Schneider	0	32,074	12.82	3/7/2025
	10,894	21,786	12.75	3/8/2024
	49,735	0	7.51	3/4/2022
	17,205	0	6.12	3/5/2021
	38,050	0	7.64	2/21/2020
	16,994	0	10.19	5/15/2019
					11,720	(3)	79,462	14,360	(6)	97,361
					11,756	(4)	79,706	14,376	(7)	97,469
					16,322	(5)	110,663

(1)	NQSOs vest in three equal installments on each of the first three anniversaries of the grant date. The vesting of unexercisable NQSOs could accelerate under the following circumstances:

Event	Result
Disability	Award would vest pro-rata through the date of separation.
Retirement	Award would vest pro-rata through the date of separation, provided the separation occurs at least one year after the grant date.
Death	Award would vest pro-rata through the date of separation.
Change-in-Control
Award is subject to double-trigger vesting as a result of the change-in-control and involuntary termination of employment (as defined in the award agreement). If award meets the definition of replacement award as defined in the award agreement, then no immediate vesting. If award does not meet the definition of replacement award, then the award becomes immediately exercisable.

(2)	The market value amounts shown reflect the value as calculated based on the $6.78 closing price of the Company’s common stock on December 31, 2018.

(3)
The amounts shown represent time-vested RSUs that vest and convert into the right to receive an equal number of shares of the Company's common stock on March 7, 2021, provided that the named executive officer is employed by the Company at such time. The vesting of these RSUs could accelerate under the following circumstances:

Event	Result
Involuntary Termination without Cause	Award would vest pro-rata through date of separation, provided separation occurs within 180 days prior to the vesting date.
Retirement	Award would vest pro-rata through date of separation, provided the separation occurs at least one year after the grant date.
Death or Disability	Award would vest pro-rata through date of separation.
Change-in-Control
Award is subject to double-trigger vesting as a result of the change-in-control and involuntary termination of employment as defined in the award agreement. If award meets the definition of replacement award (as defined in the award agreement), then no immediate vesting. If award does not meet the definition of replacement award, award shall vest in full and shall be paid in cash or shares of stock in equivalent cash value as deemed by the Compensation Committee.

(4)
The amounts shown represent time-vested RSUs that vest and convert into the right to receive an equal number of shares of the Company's common stock on March 8, 2020, provided that the named executive officer is employed by the Company at such time. The vesting of these RSUs could accelerate under the same conditions as described in footnote (3) above.

(5)
The amounts shown represent time-vested RSUs that vest and convert into the right to receive an equal number of shares of the Company's common stock on March 2, 2019, provided that the named executive officer is employed by the Company at such time. The vesting of these RSUs could accelerate under the same conditions as described in footnote (3) above.

(6)
The amounts shown represent unearned and unvested PSUs for the 2018-2020 LTIP PSU award cycle at a threshold level of performance. The vesting of these unearned PSUs could accelerate under the following circumstances:

Event	Result
Involuntary Termination without Cause	Award would vest pro-rata at actual performance through the date of separation, provided the termination occurs after June 30 of the last year in the three-year performance period.
Retirement	Award would vest pro-rata through date of separation based upon actual performance, provided the separation occurs at least one year after the grant date.
Death and Disability	Award would vest pro-rata through the date of separation based upon target performance.
Change-in-Control
Award is subject to double-trigger vesting as a result of the change-in-control and involuntary termination of employment (as defined in the award agreement). If award meets the definition of replacement award (as defined in the award agreement), then no immediate vesting. If award does not meet the definition of replacement award, award shall vest in full at target or greater (if performance deemed above target by the Compensation Committee) and shall be paid in cash or shares of stock in equivalent cash value as deemed by the Compensation Committee.

(7)
The amounts shown represent unearned and unvested PSUs for the 2017-2019 LTIP PSU award cycle at a threshold level of performance. The vesting of these unearned PSUs could accelerate under the same conditions as described in footnote (6) above.

2018 Option Exercises and Stock Vested

The following table sets forth the aggregate number of shares acquired and the dollar amounts realized by each of the named executive officers during the fiscal year ended December 31, 2018 from the vesting of PSUs and RSUs, and exercise of NQSOs during 2018. The PSUs that vested on December 31, 2018 were settled on March 6, 2019.

Name	NQSO Awards Number of Shares Acquired on Exercise (1) (#)	NQSO Awards Value Realized on Exercise (1) ($)	Stock Awards Number of Shares Acquired on Vesting (2),(3) (#)	Stock Awards Value Realized on Vesting (2),(3) ($)
Boris Elisman	47,600	233,272	331,817	2,742,934
Neal V. Fenwick	31,400	92,316	74,467	622,322
Thomas W. Tedford	164,228	946,468	104,254	871,249
Cezary Monko
Pamela R. Schneider	0	0	60,209	496,296

(1)
For Mr. Elisman, the value represents the difference between the strike price of $8.93 and $13.83, the fair market value of the Company’s common stock on February 16, 2018 when 47,600 NQSOs were exercised. For Mr. Fenwick, the value represents the difference between the exercise price of $8.93 and $11.87, the fair market value of the Company’s common stock on May 14, 2018 when 31,400 NQSOs were exercised. For Mr. Tedford, the value represents the difference between the strike price of $12.17 and $13.53, the fair market value of the Company’s common stock on February 15, 2018, the date of exercise for 19,231 NQSOs, and the difference between the strike price of $8.93 and $13.53, the fair market value of the Company’s common stock on February 15, 2018, the date of exercise for 28,600 NQSOs, and the difference between the strike price of $7.64 and $13.53, the fair market value of the Company’s common stock on February 15, 2018, the date of exercise for 48,921 NQSOs, and the difference between the strike price of $6.12 and $13.53, the fair market value of the Company’s common stock on February 15, 2018, the date of exercise for 67,476 NQSOs.

(2)
The number of shares and values shown for Messrs. Elisman, Fenwick, and Tedford, and Ms. Schneider include 84,023, 20,006, 28,008, and 15,005 RSUs, respectively, which vested on March 4, 2018. The realized value was $1,062,891, $253,076, $354,301, and $189,813, respectively, calculated based upon the fair market value of the Company's common stock of $12.65 per share on the vesting date.

(3)
The number of shares and values shown for Messrs. Elisman, Fenwick, Tedford, and Ms. Schneider also include 247,794, 54,461, 76,246, and 45,204 PSUs, respectively, from the three-year 2016-2018 LTIP PSU cycle that were earned and vested on December 31, 2018. The amounts of $1,680,043, $369,246, $516,948, and $306,483, respectively, represent the value as calculated based on the $6.78 closing price of the Company’s common stock on December 31, 2018.

CEO PAY RATIO

Pursuant to the rules adopted by the SEC, we are required to disclose the ratio of the median of the annual total compensation of all our employees, other than our CEO, to the annual total compensation of our CEO, which we refer to as the "Pay Ratio." The Pay Ratio is intended to be a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The table below reflects the Pay Ratio:

CEO Annual Total Compensation	$4,682,019
Median Employee Annual Total Compensation	$46,589
Pay Ratio of CEO to Median Employee Compensation	100:1

We undertook the following steps to estimate the median of the annual compensation of our employees and identify a median employee:

First, we determined our employee population as of October 1, 2018. On this date, without taking into account any adjustments, our employee population consisted of 6,805 employees, of which 2,447 were U.S. employees and 4,358 were non-U.S. employees. From this number, we excluded a total of 570 employees based upon the following approved SEC exceptions:

•
5% De Minimis Exception. We excluded a total of 328 employees comprising all of the employees from the following countries: Czech Republic (128 employees), Portugal (110 employees), and Italy (90 employees). The excluded employees represent less than 5% of our total employee population.

•	Acquisition Exception. We excluded 242 individuals employed by two affiliated companies of GOBA Internacional, S.A. de C.V. since we completed this acquisition in July 2018.

This resulted in 6,235 employees from 34 countries considered for purposes of determining our median employee.

Second, for this employee population, we selected their 2018 base salary as our consistently-applied compensation measure. For a permanent employee, we used the hourly rate of pay and his or her regularly scheduled weekly hours of work to establish the annual salary. For a temporary employee, we used the hourly rate of pay and his or her regularly scheduled weekly hours of work measured as of October 1, 2018, and the anticipated number of weeks worked during 2018 to estimate an annual base salary. We then converted all foreign currency salaries to U.S. dollar equivalents using the closing market spot rates on October 1, 2018. From this calculation, we determined our representative median employee.

We then calculated the annual total compensation for the representative median employee using the same methodology we use for our named executive officers in the 2018 Summary Compensation Table in this proxy statement. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table in this proxy statement.

Our Pay Ratio has been calculated using selected assumptions, estimates and adjustments as permitted under Item 402(u) of Regulation S-K, and is a reasonable estimate calculated in a manner consistent with the Regulation. Other companies may use different methodologies, assumptions, estimates and adjustments, and therefore a comparison of our Pay Ratio to that of other companies will be limited in value.

PENSION BENEFITS

The Pension Benefits table provides information regarding the number of years of credited service, the present value of accumulated benefits, and any payments made during the fiscal year ended December 31, 2018 with respect to the ACCO U.S. Pension, the ACCO U.K. Pension, and the Polish retirement plan for each of the named executive officers.

Name	Plan Name	Years of Credited Service (1) (#)	Present Value of Accumulated Benefit (2) ($)	Payments During Last Fiscal Year ($)
Boris Elisman	ACCO U.S. Pension	4	96,000	0
Neal V. Fenwick	ACCO U.K. Pension	22	5,460,609	0
	ACCO U.S. Pension	3	79,000	0
Thomas W. Tedford	N/A
Cezary Monko	Polish Retirement Plan		103,000	0
Pamela R. Schneider	N/A

(1)
Years of Credited Service for the ACCO U.S. Pension are shown through March 6, 2009, the date on which the ACCO U.S. Pension plan was frozen. Mr. Fenwick participated in the ACCO U.K. Pension until April 1, 2006. Vesting service, which determines vesting and eligibility for early retirement benefits, continues to grow. As of December 31, 2018, vesting service is 9.75 years greater (absent any break-in-service or termination) than credited since shown in the table above.

(2)
Amounts reported above as the actuarial present value of accumulated benefits under the ACCO U.S. Pension are computed using the interest and mortality assumptions that the Company applies to amounts reported in its financial statements, and are assumed to be payable at age 65. Despite the plan being frozen, the value of the benefit changes due to the assumptions utilized in these calculations. For 2018, the present value of the accumulated pension benefit decreased since the prior year is directly related to an increase in the discount rate. The interest rate assumption is 4.38%. The mortality table assumption for the ACCO U.S. Pension is based upon the Aggregate RP-2006 Mortality Table projected using the Projection Scale MP-2018. Amounts reported above as the actuarial present value of accumulated benefit for Mr. Fenwick under the ACCO U.K. Pension assumes an interest rate of 2.8%, an inflation rate of 3.2%, an exchange rate (as of December 31, 2018) of $1.2705 to one British Pound and utilizes the SAPS S2 Tables using CMI 2017 future improvements, subject to an underpin of 1.25% per annum. Amounts reported above as the actuarial present value of accumulated benefit for Mr. Monko under the Poland Statutory Retirement Obligation assumes an interest rate of 3.05%, a salary increase assumption (for projection purposes) of 3.0%, and a Polish Zloty exchange rate on December 31, 2018 of $0.2661.

ACCO U.S. Pension

The ACCO U.S. Pension is a broad-based, tax-qualified defined benefit pension plan, which provides a monthly cash benefit upon retirement to eligible employees of the Company, including the participating named executive officers. Historically, eligible employees included all salaried and certain hourly paid employees (regularly scheduled to work at least twenty hours per week) of the Company, except leased employees, independent contractors, certain collectively-bargained employees, and employees accruing benefits under an affiliated company foreign pension plan. Employees must have completed one year of service to participate in the ACCO U.S. Pension and five years of service to vest in the benefit. The determination of benefits under the ACCO U.S. Pension is based upon years of credited service with the Company and its participating U.S. subsidiaries and the average of the highest five consecutive years of earnings within the last ten years of vesting service. "Eligible Earnings" include base pay and certain regularly occurring bonuses, but do not include amounts that have been deferred and, for years of credited service prior to 2002, annual bonuses. All benefit service and accruals for benefits under the ACCO U.S. Pension were frozen on March 6, 2009. As a result, no additional benefits will accrue from that date for any of the named executive officers unless action is taken to reinstate any such benefits.

Benefits under the ACCO U.S. Pension are calculated in the following manner: A participant’s benefit for credited service accrued prior to January 1, 2002 equals the product of (A) his years of credited service multiplied by (B) the sum of (i) 0.75% of Eligible Earnings up to the participant’s applicable Social Security-covered compensation amount, plus (ii) 1.25% of the participant’s final Eligible Earnings in excess of the participant’s applicable Social Security-covered compensation amount (up to a maximum of thirty years). The participant’s benefit for credited service accrued since January 1, 2002 equals the product of (C) his years of credited service multiplied by (D) 1.25% of the participant’s final average Eligible Earnings, except that for years of credited service since January 1, 2007, the annual benefit accrual rate is 1.00% instead of 1.25%. As described above, Eligible Earnings and credited service will be determined as of March 6, 2009 unless subsequent action to reinstate benefit accruals is taken. Participants are fully vested in benefits after five years of service, with no vesting prior to that date. None of the named executive officers are entitled to additional credited service other than that which has been earned during employment.

Several forms of benefit payments are available under the ACCO U.S. Pension. The regular form of payment under the ACCO U.S. Pension is a single life annuity for single participants and a qualified joint and survivor annuity for married participants.

Optional forms of payment include 5 and 10-year period certain and life annuity options, 50%, 75% and 100% joint and contingent beneficiary options, and a Social Security benefit adjustment option. The payout option must be elected by the participant before benefit payments commence. For a participant who is no longer an active employee of the Company, an automatic lump-sum distribution of benefits occurs if his or her pension value is less than or equal to $1,000, and in 2015, the Company established an automatic lump-sum rollover feature if his or her pension value is greater than $1,000 but less than or equal to $5,000. Each option available under the ACCO U.S. Pension is actuarially equivalent.

Normal retirement benefits commence at age 65. Under the ACCO U.S. Pension, early retirement benefit payments are available in a reduced amount to participants upon attainment of age 55 and completion of at least five years of vesting service. For vesting purposes, the ACCO U.S. Pension recognizes prior service with Fortune Brands, Inc. and other companies previously related to the Company for periods before the spin-off of the Company from Fortune Brands, Inc. on August 16, 2005.

ACCO U.K. Pension

Mr. Fenwick is also entitled to a pension benefit under the ACCO U.K. Pension in which he participated until April 1, 2006. The ACCO U.K. Pension is a broad-based, defined benefit pension plan which provides a benefit upon retirement to eligible employees of ACCO U.K. Limited and certain other European subsidiaries of the Company. Mr. Fenwick was eligible to participate in the ACCO U.K. Pension based on his prior European employment with the Company. Benefits are payable upon retirement at or after age 62 with twenty years of credited service, as a single life annuity, in an amount equal to two-thirds (2/3) of Mr. Fenwick’s final Pensionable Earnings while a participant in this plan. Under the ACCO U.K. Pension, early retirement benefit payments are available in an actuarially reduced amount to participants upon attainment of age 55. The reduction is 5% per year if retiring before age 62. Pensionable Earnings are defined as Mr. Fenwick’s base salary for the preceding full year prior to April 1, 2006 together with the average annual bonus paid for the preceding three years. Benefits under this plan are based on the higher of (1) Pensionable Earnings for the full year immediately prior to April 1, 2006, or (2) the average of any three consecutive years of Pensionable Earnings in the last ten years prior thereto. Mr. Fenwick is fully vested in this benefit.

Polish Retirement Plan

Mr. Monko is entitled to a pension benefit under the Company's Polish broad-based defined benefit pension plan upon retirement on or after age 65. The plan provides for a one-time lump sum payment in an amount equal to three-times the employee's monthly average base salary in effect over the last three months of his or her employment, subject to taxation. There are no vesting service requirements or early retirement provisions for this benefit. Mr. Monko must be working for the Company at the time of his retirement in order to receive this benefit. For more information, see "2018 Summary Compensation Table" and "Pension Benefits."

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company does not have written employment agreements with its executive officers, including the named executive officers, unless it is common practice to provide an individual employment contract, such as in select international markets where we have executive officers. Only Mr. Monko, whose employment is based in Poland, has an employment contract. All of our executive officers, including all of our named executive officers, were covered by the Company’s ESP at December 31, 2018 and continue to be so covered as of the date of this Proxy Statement.

The Company’s ESP in effect as of December 31, 2018 provided the named executive officers the following payments and benefits upon (i) an involuntary termination without "cause," (ii) voluntary termination for "good reason" or (iii) involuntary termination without "cause" within 24 months after (and in certain circumstances preceding) a change-in-control as defined in the ESP, the values of which are summarized in tables set forth below:

•	Involuntary Termination: 21 months of base salary and one year of target bonus for Messrs. Elisman, Fenwick, Tedford and Monko; 18 months of base salary and one year of target bonus for Ms. Schneider.

•
Change-in-Control Termination: 2.25 times base salary plus 2.25 times bonus for the year of separation for Messrs. Elisman, Fenwick, Tedford and Monko; 2 times base salary plus 2 times bonus for the year of separation for Ms. Schneider. The bonus amount is based on the greater of: (i) a target bonus for the year of the named executive officer’s termination, or (ii) the bonus that would be paid using the Company’s most recent financial performance outlook report that is available as of the named executive officer’s termination date. The executive would also receive a pro-rata annual bonus for the year of the executive’s termination up through and including the termination effective date calculated in the manner described in the preceding sentence.

•	Outplacement services in an amount not to exceed $30,000.

•
A gross-up payment for any "golden parachute" excise tax that may be payable by the named executive officer under Section 4999 of the Code, plus any income and employment taxes on the gross-up payment, with respect to the severance payments and other benefits due to them (whether under the ESP or otherwise), unless the amount of any "excess parachute payments" paid or payable by them does not exceed 330% of the executive’s "base pay" as determined pursuant to Section 280G of the Code, in which case the gross-up payment is not paid and the severance and other golden parachute payments would be reduced so that no amount would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code. Mr. Monko is not subject to Sections 280G and 4999 of the Code.

•
Any amounts payable under the ESP are reduced by amounts payable to a named executive officer under any other severance plan applicable to the named executive officer or agreement that has been entered into between the Company and the named executive officer.

Medical and other welfare benefits continue for the named executive officer’s severance period on the same cost-sharing basis as if employment had not terminated. No severance or change-in-control payments would be made until the named executive officer executes a release waiving any and all claims the executive may have against the Company. No benefits would be provided to a named executive officer if a termination was for "cause" or voluntary (other than in the case of a retirement) except where required by law or at the discretion of the Board of Directors. In addition, certain equity grants awarded to the named executive officers may accelerate upon death, disability, retirement, termination without cause and in the event of a change-in-control as defined in the Incentive Plan. For additional details, see the Outstanding Equity Awards at Fiscal Year-End table and related footnotes.

The tables below set forth, for each named executive officer, the estimated payments and other benefit amounts that would have been received by the named executive officer or his or her estate on December 31, 2018, under the following circumstances:

•	a change-in-control without termination of employment;

•	termination of employment by the executive officer for retirement;

•	termination of employment by the Company without cause;

•	following (or in certain circumstances preceding) a change-in-control, a termination of employment by the Company without "cause" or by the executive officer for "good reason"; or

•	termination of employment as a result of death or disability.

In preparing the tables, it is assumed that each of the named executive officers has no earned but unpaid salary or accrued and unused vacation benefits at the time of his or her termination and that the values reflect compensation in addition to what he or she would have earned had the described event not occurred. The notes accompanying these tables appear at the end of this section. Messrs. Elisman, Fenwick and Monko, and Ms. Schneider, are retirement eligible.

Boris Elisman

	Change in Control without Termination ($)	Termination by Executive for Retirement ($)	Termination by Company without Cause ($)	Termination by the Company without Cause or by the Executive for "Good Reason" Following a Change in Control ($)	Death ($)	Disability ($)
Payments and Benefits Compensation:
Cash Severance(1)	0	0	2,802,500	4,702,500	0	0
Annual Incentive(1)	0	0	0	1,140,000	0	0
Benefits:
Continuation of Benefits(2)	0	0	25,833	33,214	0	0
Outplacement Services	0	0	30,000	30,000	0	0
Additional 401(k) Plan Contributions(3)	0	0	0	37,125	0	0
Long-Term Incentive Awards Acceleration:
Value of Non-Qualified Stock Options(4)(7)	0	0	0	0	0	0
Value of Restricted Stock Units(5)(7)	1,179,595	743,530	743,530	1,179,595	823,639	823,639
Value of Performance Stock Units(6)(7)	2,104,084	686,150	686,150	2,104,084	1,044,436	1,044,436
Change-in-Control Compensation Reduction or Federal Excise Tax and Gross-up/Forfeiture(8)	0			0
Total	3,283,679	1,429,680	4,288,013	9,226,518	1,868,075	1,868,075

See accompanying notes at the end of this section.

Neal V. Fenwick

	Change in Control without Termination ($)	Termination by Executive for Retirement ($)	Termination by Company without Cause ($)	Termination by the Company without Cause or by the Executive for "Good Reason" Following a Change in Control ($)	Death ($)	Disability ($)
Payments and Benefits Compensation:
Cash Severance(1)	0	0	1,338,592	2,089,842	0	0
Annual Incentive(1)	0	0	0	382,455	0	0
Benefits:
Continuation of Benefits(2)	0	0	19,005	24,435	0	0
Outplacement Services	0	0	30,000	30,000	0	0
Additional 401(k) Plan Contributions(3)	0	0	0	37,125	0	0
Long-Term Incentive Awards Acceleration:
Value of Non-Qualified Stock Options(4)(7)	0	0	0	0	0	0
Value of Restricted Stock Units(5)(7)	332,266	184,022	184,022	332,266	212,321	212,321
Value of Performance Stock Units(6)(7)	487,053	155,945	155,945	487,053	240,324	240,324
Change-in-Control Compensation Reduction or Federal Excise Tax and Gross-up/Forfeiture(8)	0			0
Total	819,319	339,967	1,727,564	3,383,176	452,645	452,645

See accompanying notes at the end of this section.

Thomas W. Tedford

	Change in Control without Termination ($)	Termination by Executive for Retirement ($)	Termination by Company without Cause ($)	Termination by the Company without Cause or by the Executive for "Good Reason" Following a Change in Control ($)	Death ($)	Disability ($)
Payments and Benefits Compensation:
Cash Severance(1)	0	0	1,338,592	2,089,842	0	0
Annual Incentive(1)	0	0	0	382,455	0	0
Benefits:
Continuation of Benefits(2)	0	0	25,194	32,393	0	0
Outplacement Services	0	0	30,000	30,000	0	0
Additional 401(k) Plan Contributions(3)	0	0	0	37,125	0	0
Long-Term Incentive Awards Acceleration:
Value of Non-Qualified Stock Options(4)(7)	0	0	0	0	0	0
Value of Restricted Stock Units(5)(7)	441,316	0	176,432	441,316	288,593	288,593
Value of Performance Stock Units(6)(7)	623,446	0	0	623,446	311,776	311,776
Change-in-Control Compensation Reduction or Federal Excise Tax and Gross-up/Forfeiture(8)	0			0
Total	1,064,762	—	1,570,218	3,636,577	600,369	600,369

See accompanying notes at the end of this section.

Cezary Monko

	Change in Control without Termination ($)	Termination by Executive for Retirement ($)	Termination by Company without Cause ($)	Termination by the Company without Cause or by the Executive for "Good Reason" Following a Change in Control ($)	Death ($)	Disability ($)
Payments and Benefits Compensation:
Cash Severance(1)	0	0	1,312,627	2,049,305	0	0
Annual Incentive(1)	0	0	0	375,036	0	0
Benefits:
Continuation of Benefits(2)	0	0	4,153	5,339	267,883	133,942
Outplacement Services	0	0	30,000	30,000	0	0
Additional 401(k) Plan Contributions(3)	0	0	0	0	0	0
Long-Term Incentive Awards Acceleration:
Value of Non-Qualified Stock Options(4)(7)	0	0	0	0	0	0
Value of Restricted Stock Units(5)(7)	160,763	49,299	49,299	160,763	71,069	71,069
Value of Performance Stock Units(6)(7)	393,552	132,554	132,554	393,552	197,461	197,461
Change-in-Control Compensation Reduction or Federal Excise Tax and Gross-up/Forfeiture(8)	0			0
Total	554,315	181,853	1,528,633	3,013,995	536,413	402,472

See accompanying notes at the end of this section. Mr. Monko's employment contract contains a six-month notice provision prior to termination of employment. The table above assumes notice was provided on June 30, 2018 resulting in termination on December 31, 2018. Mr. Monko's LTIP values are quoted in U.S. dollars; all other values are converted from Polish Zloty to U.S. dollars using the 2018 year-end conversion rate of 0.2661.

Pamela R. Schneider

	Change in Control without Termination ($)	Termination by Executive for Retirement ($)	Termination by Company without Cause ($)	Termination by the Company without Cause or by the Executive for "Good Reason" Following a Change in Control ($)	Death ($)	Disability ($)
Payments and Benefits Compensation:
Cash Severance(1)	0	0	952,537	1,451,485	0	0
Annual Incentive(1)	0	0	0	272,153	0	0
Benefits:
Continuation of Benefits(2)	0	0	0	0	0	0
Outplacement Services	0	0	30,000	30,000	0	0
Additional 401(k) Plan Contributions(3)	0	0	0	33,000	0	0
Long-Term Incentive Awards Acceleration:
Value of Non-Qualified Stock Options(4)(7)	0	0	0	0	0	0
Value of Restricted Stock Units(5)(7)	269,829	152,932	152,932	269,829	174,703	174,703
Value of Performance Stock Units(6)(7)	389,650	129,955	129,955	389,650	194,862	194,862
Change-in-Control Compensation Reduction or Federal Excise Tax and Gross-up/Forfeiture(8)	0			0
Total	659,479	282,887	1,265,424	2,446,117	369,565	369,565

See accompanying notes at the end of this section.

Notes to Potential Payments Upon Termination or Change-in-Control Tables

(1)	Represents 2018 base salary and annual incentive opportunity at target performance, calculated according to the terms of the ESP.

(2)
Represents the approximate value of the employer subsidy to broad-based health and welfare employee benefit plans for the named executive officer's benefit during the severance period. For Mr. Monko, the Company's disability policy for employees in Poland provides for a one-time lump sum payment from the Company in an amount equal to three-times the employee's monthly average base salary in effect over the last three months of his or her employment, subject to taxation. Polish law also requires, in the event of termination of employment as a result of death, for the Company to make a one-time lump sum payment in an amount equal to six-times the employee's monthly average base salary in effect over the last six months of his or her employment, subject to taxation.

(3)
Represents the maximum annual Company contribution to the named executive officer's account under the Company's 401(k) Plan during the severance period. Mr. Monko is not eligible to participate in the Company's 401(k) Plan.

(4)
Reflects the excess of the fair market value as of December 31, 2018 of the underlying shares over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event. The amounts shown reflect the value as calculated based on the $6.78 closing price of the Company’s common stock on December 31, 2018.

(5)
Reflects the fair market value as of December 31, 2018 of the shares underlying all unvested RSUs which vest in connection with the specified event. The amounts shown reflect the value as calculated based on the $6.78 closing price of the Company’s common stock on December 31, 2018.

(6)
Reflects the unvested fair market value as of December 31, 2018 of the shares underlying unvested PSUs which would vest in connection with the specified event. This value does not include the 2016-2018 LTIP PSU award which vested on December 31, 2018. The amounts shown reflect the value as calculated based on the $6.78 closing price of the Company’s common stock on December 31, 2018.

(7)
For RSUs and PSUs granted as of 2016 and NQSOs granted as of 2017, under a change-in-control without termination, if the award is replaced with an award of the same or greater value and with the same or not less favorable terms and conditions, the award is subject to double-trigger vesting. If the RSU or PSU award is not replaced, the award shall vest in full at target performance or greater and is paid out in cash or shares of stock of equivalent cash value. If the NQSO is not replaced, it shall become immediately exercisable. The value in the table assumes the awards are not replaced upon a change-in-control and reflect the full vesting of the award, with the PSU awards vesting at target performance.

(8)
Upon a change-in-control of the Company, the named executive officer may be subject to a reduction in compensation or may incur certain excise taxes pursuant to Section 4999 of the Code, as described above. Mr. Monko is not subject to Sections 280G and 4999 of the Code.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proxy Item 3)

We are providing our stockholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as required pursuant to Section 14A of the Securities and Exchange Act of 1934. The proposal, commonly known as a "Say-on-Pay" proposal, is designed to give our stockholders the opportunity to endorse or not endorse our executive compensation program through the following resolution:

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders, including in the Compensation Discussion and Analysis, the executive compensation tables and other related disclosures contained herein."

As discussed in the Compensation Discussion and Analysis, we have designed our executive compensation program to attract, retain and motivate highly skilled executive officers, link pay to performance, and build sustainable value for our stockholders. When you cast your vote, we urge you to consider the description of our executive compensation program contained in this Proxy Statement, including under the heading "Compensation Discussion and Analysis" and the accompanying executive compensation tables and related footnotes.

Because your vote is advisory, it will not be binding upon our Board of Directors, it will not overrule any decision by the Board of Directors and it will not create or imply any additional fiduciary duties on the Board of Directors or any member thereof. However, the Compensation Committee and our Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that you vote FOR Proxy Item 3.

In keeping with the preference expressed by our stockholders at our 2017 Annual Meeting of Stockholders, we will continue to hold the advisory say-on-pay vote annually until the next required stockholder vote on the frequency of holding the say-on-pay vote, which will occur not later than the 2023 Annual Meeting of Stockholders.

PROPOSAL TO APPROVE AMENDMENT TO THE RESTATED CERTIFICATE
OF INCORPORATION TO AFFIRM THE COMPANY'S MAJORITY VOTING STANDARD
FOR UNCONTESTED ELECTIONS
(Proxy Item 4)

The Board of Directors has unanimously approved an amendment to our Restated Certificate of Incorporation to eliminate a provision requiring the election of directors to be by plurality vote. The proposed amendment, which is subject to the approval of our stockholders, would conform the Restated Certificate of Incorporation to our By-laws, which were previously amended to provide for the election of directors by majority vote in uncontested elections.

Description of Proposed Amendment

Article VII of our Restated Certificate of Incorporation currently provides that the successors of directors whose terms expire at an annual meeting are to be elected by a plurality vote of all votes cast for the election of directors at that annual meeting.
On December 9, 2015, the Board approved the amendment and restatement of Article III, Section 3 of the By-laws to provide for election of directors by majority vote in uncontested elections. Since that time, director elections have been effected in compliance with the majority voting requirement of our By-laws.
If the proposed amendment to the Restated Certificate of Incorporation is approved by our stockholders, the language in Article VII of our Restated Certificate of Incorporation providing for election of directors by plurality vote would be eliminated. The proposed amendment would not change how directors are currently elected to the Board. Directors would continue to be elected in compliance with Article III, Section 3 of the By-laws, which provides that a nominee for director will be elected to the Board if the votes cast for the nominee exceed the votes cast against the nominee's election (with abstentions not counted as a vote for or against the nominee).

The Board of Directors recommends that you vote FOR Proxy Item 4.

Reasons for Proposed Amendment

The Board believes that it is in-line with best corporate governance practices and in the best interests of the Company and its stockholders that directors be elected by majority vote in uncontested elections, as required by the By-laws. The proposed amendment conforms the Restated Certificate of Incorporation to that standard and ensures consistency between the Restated Certificate of Incorporation and the By-laws.
As required by Article IX of our Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the outstanding shares of our common stock is required to approve the proposed amendment to the Restated Certificate of Incorporation. The Board of Directors recommends that you vote “FOR” proxy Item 4. In the event this proposal fails to receive the required vote for approval, the Company intends to continue to elect directors by majority vote in uncontested elections.
The full text of the proposed amendment to our Restated Certificate of Incorporation is attached as Annex A to this Proxy Statement. Also included as Annex B is the text of Article VII as marked to show the proposed changes to be made to the current Article VII as contemplated by the proposed amendment. If approved by stockholders, the proposed amendment will be effective when we file a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

PROPOSAL TO APPROVE THE 2019 ACCO BRANDS
CORPORATION INCENTIVE PLAN
(Proxy Item 5)

At the Annual Meeting, stockholders will vote on a proposal to approve a new incentive plan, the 2019 ACCO Brands Corporation Incentive Plan (the “Plan”).

The Company currently maintains the ACCO Brands Corporation Incentive Plan (As Amended and Restated Effective May 12, 2015). This plan is referred to as the “Existing Plan.” The Compensation Committee, with the assistance of the Compensation Committee's independent compensation consultant, reviewed the Existing Plan and determined that an insufficient number of shares of common stock was available under the Existing Plan to enable the Company to provide future grants of stock options and other equity-based awards to non-employee directors and employees. As a result of this review, the Compensation Committee recommended to the Board of Directors that it adopt a new plan.

On March 18, 2019, the Company’s Board of Directors approved the Plan, subject to stockholder approval at the Annual Meeting, based upon a recommendation of the Compensation Committee and management.

The total number of shares of common stock available for awards under the Plan may not exceed the sum of (i) 11,775,000 shares plus (ii) the number of shares subject to outstanding awards as of the effective date under the Existing Plan that on or after the effective date of the Plan cease for any reason to be subject to such awards (other than in connection with the exercise or settlement of the awards, including shares withheld to satisfy the exercise price or tax withholding obligations associated with the exercise, vesting or settlement of such awards) on the basis of: (A) one share for each share subject to a stock option, and (B) 2.06 shares for each share subject to a full-value award. No shares from the Existing Plan that are not subject to outstanding awards as of the effective date will be available for awards under the Plan.

The Board of Directors recommends that you vote FOR Proxy Item 5.

Rationale for Implementing Proposed Plan

The Board believes that the adoption of the Plan is in the best interests of the Company and its stockholders because the continued ability to offer our employees equity and performance-based compensation is a critical factor in attracting, motivating and retaining qualified employees who will contribute to our financial success, thereby advancing the interests of the Company and its stockholders. Additionally, the Plan will provide the flexibility to grant awards to our non-employee directors. Therefore, the Board views the Plan as a key component of the Company’s compensation program.

Approval of the Plan requires the affirmative vote of a majority of the shares of ACCO Brands common stock represented in person or by proxy at the Annual Meeting and entitled to vote. If the Plan is approved by stockholders, awards will no longer be granted under the Existing Plan. Any shares subject to outstanding awards granted under the Existing Plan that would again become available for the issuance of awards pursuant to the terms of those awards and the Existing Plan will become available for use under the Plan in such amounts as described above. If the Plan is not approved by stockholders, awards will continue to be granted under the Existing Plan, but no more equity-based awards may be granted once the maximum number of shares reserved under the Existing Plan has been reached.

The principal features of the Plan are highlighted below.

Overview

Our incentive plan is a vital component of our compensation program. The purpose of the Plan is to provide incentives linked to the creation of stockholder value and the achievement of certain long-term strategic and financial goals through a variety of equity-based and cash awards designed to attract, retain and motivate the best available employees and non-employee directors. Presently, our equity award program consists of grants of performance share units (“PSUs”), restricted stock units (“RSUs”) and nonqualified stock options (“NQSOs”).

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PSUs represent the principal component of long-term equity incentive compensation for our named executive officers. These grants are indicative of our pay-for-performance philosophy, as discussed under the heading "Compensation Discussion and Analysis--Discussion and Analysis--Executive Compensation Philosophy." PSUs focus management on long-term financial performance, aligning management and stockholders' interests regarding the creation of stockholder value.

•	RSUs and NQSOs serve as important management retention tools and further align management with stockholders’ interests, including our stockholders’ interest in share price appreciation.

Important Features of the Plan

The Plan includes the following important features that are designed to serve our stockholders’ interests.

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One-year minimum vesting. The period required for vesting under a grant of an equity-based award under the Plan may not be less than one year, other than as the Compensation Committee may otherwise specify in the case of the death or disability, or where awards have been assumed by the Company in connection with a merger or other business combination, or as otherwise may apply in the event of a change in control under the Plan. In addition, awards covering up to five percent of the shares available under the Plan may have a vesting period of less than one year. This exception is generally used to provide awards to non-employee directors which are fully vested at the time of grant.

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Limited discretionary authority to accelerate vesting. The Compensation Committee will not have discretion to accelerate the vesting of any portion of an award upon an employee’s termination of employment, except in cases of termination by reason of death or disability.

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Non-employee director compensation. The value (determined under applicable accounting standards for financial reporting purposes) of a non-employee director’s total compensation from the Company in a calendar year, including awards from the Plan, may not exceed $500,000.

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Dividends and dividend equivalents. Rights to dividends and dividend equivalents may be made a part of certain awards, subject to such terms, conditions and restrictions as the Compensation Committee may establish. Any crediting of dividends or dividend equivalents shall be subject to the same restrictions and conditions as the underlying award, dividends or dividend equivalents credited with respect to awards subject to the achievement of performance goals will only be paid to the extent the award vests and the performance goals are achieved, and dividends or dividend equivalents with respect to any award subject to a time-based vesting schedule will only be paid to the extent the award vests.

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Fungible share ratio. The Plan contains a “fungible share ratio.” Under the ratio, full-value awards made from the Plan (i.e., awards other than stock options and stock appreciation rights (“SARs”)) are counted against the share reserve as 2.00 shares for each share of stock subject to an award, while any stock options and SARs under the Plan are counted against the share reserve on a 1:1 basis.

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No liberal share recycling. Shares that are surrendered or withheld to pay an award's exercise price or withholding taxes cannot be added back to the shares available under the Plan. Likewise, any shares reacquired by the Company with the amount received from stock option exercises will not be added to the pool of available shares under the Plan. Also, shares not issued upon exercise or settlement of a stock-settled SAR will not be added back to the pool of available shares.

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No repricing or cash buy-out without stockholder approval. No stock option or SAR may be re-priced or substituted or exchanged for cash or as consideration for the grant of a new award with a lower exercise price without stockholder approval, except as may be permitted in connection with an event described below under the heading "--Adjustments" or in the event of a change in control. (However, options and SARs may be settled by a cash payment that does not exceed the difference between the fair market value of the shares subject to the option or SAR and the strike price.)

•
No liberal change of control definition. The Plan does not have a "liberal" change-in-control definition. A change in control is deemed to occur only upon completion, rather than stockholder approval, of a transaction.

•	No evergreen provision. The number of shares available for grant under the Plan is capped, and there is no formula providing for any automatic increase in the number of shares available.

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No discounted stock options or SARs. The Plan prohibits the granting of stock options or SARs at strike prices that are less than the fair market value of our common stock on the applicable date of grant.

Historical Grant and Governance Practice Highlights

Our historical grant and governance practices are set forth below.

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Three-year vesting and performance periods. Since 2005, annual equity grants to executive officers, including our CEO, have been subject to a minimum three-year vesting period. RSUs are currently subject to a minimum three-year cliff vesting period and grants of NQSOs vest one-third per year over three years. In addition, awards of PSUs have been subject to an overall three-year performance cycle.

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High proportion of CEO’s compensation subject to performance conditions. In 2017 and 2018, 60% of our CEO’s target equity-based compensation was subject to achievement of financial performance measures. In 2017 and 2018, 82% and 81%, respectively, of our CEO’s total target compensation was variable and at risk as it was subject to the achievement of financial performance measures and share price appreciation.

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No hedging or pledging. Our insider trading policy, which applies to shares acquired through grants made under the Plan, prohibits our directors and employees from engaging in hedging transactions or pledging their shares. For further information on this policy, see "Compensation Discussion and Analysis--Discussion and Analysis--Prohibitions on Hedging, Pledging and Similar Transactions."

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Post vesting/exercise holding requirements. Our executive officers are required to hold a specified number of shares or dollar value of equity granted to them under the Plan. Prior to attaining the required threshold level, they may liquidate no more that 50% of the net shares remaining after the exercise of a stock award or the vesting of shares granted under the Plan; after attaining the required threshold, they may sell shares, subject to our insider trading policy, so long as they maintain the required threshold number of shares or dollar value. For further information on this policy, see "Compensation Discussion and Analysis--Discussion and Analysis--Executive Stock Ownership Guidelines."

Description of the Plan

The following description of the Plan summarizes the material terms of the Plan; however, it does not purport to be complete and is qualified in its entirety by reference to the Plan attached as Annex C to this Proxy Statement.

Term and Effective Date

The Plan will become effective on the date our stockholders approve the Plan, which, if the Plan is approved at the Annual Meeting, will be May 21, 2019. No awards may be made or granted after the tenth anniversary of the Plan’s effective date.

Administration

The Plan will be administered by the Compensation Committee, which is composed entirely of directors who are "non-employee directors" under the rules adopted under Section 16 of the Exchange Act, and are independent under the rules of the NYSE. The Compensation Committee has the power and authority to construe and interpret the Plan, select the individuals who will receive awards from among eligible participants, and determine the form, amount and terms of those awards, except that the amount, form, and timing of the grant of awards to non-employee directors shall be determined by the full Board of Directors unless the Board otherwise delegates any or all of these functions to a committee or committees of the Board. The Compensation Committee has the power to delegate to one or more officers of the Company the right to designate employees (other than the employee himself or herself or executive officers of ACCO Brands) to receive awards, subject to certain restrictions and provided that the total number of shares or cash payable under such awards are determined by the Compensation Committee.

Eligibility

Employees of the Company or its subsidiaries, including executive officers, selected by the Compensation Committee as well as non-employee directors of the Company selected by the Board of Directors are eligible to receive awards under the Plan. The Compensation Committee anticipates that individuals who are vice president level or above will receive annual grants of Awards under the Plan and that the approximate number of employees in that group is 65. In addition, the Compensation Committee anticipates that discretionary grants will be made on an annual basis to certain high potential employees who are director level and above. The approximate number of employees eligible to receive a discretionary grant is approximately 200, and approximately

50 discretionary grants are made annually. The Board anticipates that all non-employee directors will be eligible to participate in the Plan as of May 21, 2019.

Plan and Award Limitations and Restrictions

Reserved shares. The total number of shares of common stock available for awards under the Plan may not exceed the sum of (i) 11,775,000 shares plus (ii) the number of shares subject to outstanding awards as of the effective date under the Existing Plan that on or after the effective date of the Plan cease for any reason to be subject to such awards (other than in connection with the exercise or settlement of the awards, including shares withheld to satisfy the exercise price or tax withholding obligations associated with the exercise, vesting, or settlement of such awards) on the basis of: (A) one share for each share subject to a stock option, an SAR or an award that serves a similar function, and (B) 2.06 shares for each share subject to a full-value award. No shares from the Existing Plan that are not subject to outstanding awards as of the effective date will be available for awards under the Plan.

Fungible share ratio. Awards made under the Plan will reduce the number of shares thereafter available for awards on the basis of (i) one share for each share issued under a stock option, an SAR or an award under the Plan that serves a similar function, and (ii) 2.00 shares for each share issued as a full-value award.

Non-employee director compensation. The value of a non-employee director’s total compensation from the Company in a calendar year, including awards from the Plan, may not exceed $500,000.

One-year minimum vesting. The period required for vesting under a grant of an equity-based award under the Plan may not be less than one year, other than as the Compensation Committee may otherwise specify in the case of the death or disability, or where awards have been assumed by the Company in connection with a merger or other business combination, or as otherwise may apply in the event of a change in control under the Plan. In addition, awards covering up to five percent of the shares available under the Plan may have a vesting period of less than one year. This exception is generally used to provide awards to non-employee directors which are fully vested at the time of grant.

No repricing or cash buy-out without stockholder approval. No stock option or SAR may be re-priced or substituted or exchanged for cash or as consideration for the grant of a new award with a lower exercise price without stockholder approval, except as may be permitted in connection with an event described below under the heading "--Adjustments" or in the event of a change in control. (However, options and SARs may be settled by a cash payment that does not exceed the difference between the fair market value of the shares subject to the option or SAR and the strike price.)

Clawback and cancellation. All awards made under the Plan, and shares of common stock issued thereunder, are subject to applicable ACCO Brands’ clawback or recoupment policies as in effect from time-to-time and any similar policies required by law or regulation. Unless otherwise provided in an award agreement, a participant’s award or payments thereunder will be subject to cancellation or recoupment in instances where the participant is terminated for cause or has violated certain policies or codes of conduct, has breached a restrictive covenant applicable to the participant or has engaged in misconduct or conduct that is detrimental to the business or reputation of the Company. The Company’s current clawback policy provides that an executive officer may be required to forfeit or reimburse the Company for incentive compensation paid or payable to the executive officer if either the payment was based on the achievement of financial results that were subsequently restated (regardless of whether the officer was responsible for the restatement) and a lower amount would have been paid to the executive officer based on the restated results, or if the Board determines the officer engaged in willful or intentional misconduct. For further information regarding the clawback policy, see "Compensation Discussion and Analysis--Discussion and Analysis-- Recoupment or Forfeiture of Incentive Payments Policy."

Share Recycling Provisions and Limitations

The Plan contains the following provisions and limitations with respect to shares that may again become available for awards:

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Any shares of common stock covered by an award that are not issued or are cancelled because the award expires or is forfeited or terminated (for example, for a failure to vest or to achieve applicable performance conditions) will again be available for award and will not be considered as having been made subject to an award.

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Any shares surrendered or withheld as payment for all or a portion of the exercise price of a stock option, or surrendered or withheld in satisfaction of withholding taxes with respect to an award, will not be again available for award.

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The exercise or settlement of an SAR will reduce the shares available under the Plan by the total number of shares to which the exercise or settlement relates, and not just the net amount of shares actually issued upon exercise or settlement. Shares not issued upon exercise or settlement of an SAR will not again be available for award.

•	Any shares that are reacquired by the Company with the amount received upon the exercise of stock options will not be added to the pool of shares available for awards under the Plan.

•	Awards partially or wholly settled in cash will only reduce the number of shares available for issuance under the Plan to the extent shares are issued.

•
Shares of common stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger or other business combination will not reduce the number of shares available for issuance under the Plan.

The number of shares reserved for issuance under the Plan and the limitations described above may be adjusted by the events described below under the headings "--Adjustments" and "--Change in Control".
Award Forms

Under the Plan, the Compensation Committee may grant various types of awards, including the following:

Stock options. Stock option awards may be either incentive stock options (“ISOs”) or NQSOs. Stock options are exercisable in whole or in part following the completion of a required employment period (or service period for a non-employee director) and the satisfaction of any performance objectives as specified in the discretion of the Compensation Committee. Stock options expire no later than the tenth anniversary of the date of grant, and the exercise price of stock options may not be less than the fair market value of a share of our common stock on the date of grant. As of March 29, 2019, the market value of a share of our common stock, based on the average of the high and low sales price as reported on the NYSE on that date, was $[.] per share.

Stock appreciation rights. SARs may be granted independently of any stock option or in tandem with all or any part of a stock option. SARs are exercisable in whole or in part following the completion of a required employment period (or service period for a non-employee director) and the satisfaction of any performance objectives as specified in the discretion of the Compensation Committee. Generally, upon exercise, an SAR entitles a participant to receive (in cash, shares of common stock or a combination thereof) the excess of the fair market value of a share of common stock on the date the SAR was exercised over its exercise price. SARs will expire no later than the tenth anniversary of the date of grant, and the exercise price of an SAR may not be less than the fair market value of a share of our common stock on the date of grant.

Restricted stock and performance shares. Shares of common stock that are subject to restrictions on transfer or other incidents of ownership as established by the Compensation Committee, including, in the case of performance shares, the satisfaction of performance criteria, may be awarded under the Plan. For restricted stock, a “restriction period” will apply during which time the shares are subject to forfeiture by the participant if, for example, the participant’s employment or service terminates. During a restricted stock’s restriction period, the holder will be entitled to exercise full voting rights.

Restricted and performance stock units. RSUs and PSUs are fixed or variable share denominated units subject to such terms and conditions, including vesting, time of payment and, in the case of PSUs, the satisfaction of performance criteria, as the Compensation Committee may determine. RSUs and PSUs are valued in whole or in part by reference to, or otherwise based on, the fair market value of the Company's common stock, and may be paid in shares of common stock, cash or a combination of both.

Dividends and dividend equivalents. Rights to dividends and dividend equivalents may be made a part of certain awards, subject to such terms, conditions and restrictions as the Compensation Committee may establish. Any crediting of dividends or dividend equivalents shall be subject to the same restrictions and conditions as the underlying award, dividends or dividend equivalents credited with respect to awards subject to the achievement of performance goals will only be paid to the extent the award vests and the performance goals are achieved, and dividends or dividend equivalents with respect to any award subject to a time-based vesting schedule will only be paid to the extent the award vests.

Cash-based awards. Awards denominated in cash may be granted under the Plan, or under other multi-year bonus plans or other incentive plans established under the Plan, that may be earned and payable based on the satisfaction of performance criteria designated by the Compensation Committee.

Other incentive awards. The Compensation Committee may grant other types of awards under the Plan whose value, in whole or in part, is based on the Company’s common stock or other factors.

Performance Criteria

Performance awards, such as performance shares and PSUs, represent the right to receive shares of common stock, cash or a combination thereof, contingent on the achievement of performance or other objectives during a specified period as the Compensation Committee may determine. Awards intended to be "performance-based compensation" will be conditioned on the achievement of criteria, measures or standards established by the Compensation Committee. The Compensation Committee has the sole discretion to adjust the determinations of the value and degree of attainment of the performance goals including the discretion to reduce the amount of an award that would otherwise vest or be paid based on the achievement of the performance goals. The Committee also retains the sole discretion to adjust such performance goals to reflect changes in circumstances that occur after the goals are established, or to reduce or increase the amount of the payment and/or vesting of an award relative to the performance goals.
Participant Termination Provisions

Each participant’s award agreement will specify the treatment of the award in the event of the participant’s termination of employment (or service as a non-employee director), as determined by the Compensation Committee at the time of grant. Generally, awards will be forfeited and will not be paid if the awards or portions thereof remain unvested or subject to restriction or forfeiture as of the date a participant’s employment or service as a non-employee director with the Company ceases. Except as otherwise determined by the Compensation Committee in the award agreement, if a participant’s employment or service as a non-employee director with the Company ends due to death, disability, retirement or due to a divestiture (as defined below) that is not a change in control (as defined in the Plan), then any awards then held by a participant will vest as follows:

Death or Disability:

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all options and SARs held by the participant will immediately become vested and exercisable, and will continue to be exercisable for the lesser of five years or the remaining term of the options and SARs, unless death occurs in the final year of the term, in which case the exercise of such options or SARs can occur for up to one additional year from the date of death;

•	all restricted stock or RSUs held by the participant will become unrestricted or nonforfeitable and payable; and

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performance shares and PSUs held by the participant will become unrestricted or nonforfeitable and payable, as applicable, with respect to the number of performance shares or PSUs that could have become earned and vested based on the deemed attainment of performance at the target level, with such number of performance shares or PSUs prorated based on the portion of the performance period that elapsed through the date of the participant’s termination; and

Retirement:

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all options and SARs held by the participant will continue to vest and be exercisable in accordance with its original vesting terms (as if the termination of employment or service had not occurred) and shall remain exercisable until the expiration of the term of the option or SAR; and

•	all restricted stock or RSUs held by the participant will continue to vest in accordance with its original vesting terms (as if the termination of employment or service had not occurred); and

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performance shares and PSUs held by the participant will become unrestricted or nonforfeitable and payable, as applicable, with respect to the number of performance shares or PSUs that would have become earned based on based on the actual attainment of performance objectives set forth in the award over the applicable performance period, with such number of performance shares or PSUs prorated based on the portion of the performance period that elapsed through the date of the participant’s termination; and

Divestiture:

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on termination due to a divestiture occurring after the first anniversary of the date of grant, all options and SARs held by a participant will become immediately vested and exercisable with respect to a prorated portion of the number of shares subject to the options or SARs, and will remain exercisable until the expiration of the term of the option or SAR, with such proration based on the portion of the restriction period that elapsed through the date of the participant’s termination; and

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on termination due to a divestiture occurring after the first anniversary of the date of grant, all restricted stock and RSUs held by a participant will become unrestricted or nonforfeitable with respect to a prorated portion of the number of Shares subject to the restricted stock awards and RSUs and payable, respectively, with such proration based on the portion of the restriction period that elapsed through the date of the participant’s termination; and

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on termination due to a divestiture occurring after the first anniversary of the date of grant, performance shares and PSUs held by the participant will become unrestricted or nonforfeitable and payable, as applicable, based on the deemed attainment of performance at the target level, with such number of performance shares or PSUs prorated based on the portion of the performance period that elapsed through the date of the participant’s termination.

Generally, a “divestiture” is a transaction (that is not a change in control) by which the subsidiary of the Company that is the participant’s principal employer or service recipient ceases to be a subsidiary of the Company.

Involuntary Termination Without Cause

For an employee who incurs an involuntary termination of employment without cause during the six-month period preceding the specified vesting date (but after the first anniversary of the grant date), a prorated portion of any restricted stock and RSUs held by the employee will become unrestricted or nonforfeitable and payable, respectively, based on the period of restriction elapsed through the date of the participant’s termination.

For an employee who incurs an involuntary termination of employment without cause during the last six months of a performance period (but after the first anniversary of the grant date), a prorated portion of any performance shares and PSUs held by the employee will become unrestricted or nonforfeitable and payable, as applicable, with the proration based on the portion of the performance period elapsed through the date of the participant’s termination and the number of performance shares and PSUs that could have become earned and vested based on the actual attainment of performance goals.

The Plan provides that the Compensation Committee is not authorized to waive or accelerate vesting of any award except in cases of termination by reason of death or disability.

Adjustments

In the event of a corporate transaction involving the Company, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation or spin-off, the Compensation Committee may adjust outstanding awards as it deems appropriate in order to prevent dilution or enlargement of participants’ rights under the Plan.

Change in Control

Replacement awards-no immediate vesting. Awards will not vest upon a change in control of the Company (as defined in Section 2(j) of the Plan) if a "Replacement Award" as defined under Section 17.1(a)(ii) of the Plan (which may include the original award) is issued in substitution for the award. Where Replacement Awards are issued, vesting will be accelerated where a participant incurs an involuntary termination other than due to cause or disability, or resigns for good reason (as defined in the Plan) during the 24 months following the change in control.

Vesting if no replacement award. To the extent a Replacement Award is not provided to a participant, or if a participant incurs an involuntary termination other than due to cause or disability within 180 days prior to a change in control, upon a change in control, all outstanding stock options and SARs will become immediately exercisable; all restricted shares will become unrestricted; all RSUs will become fully vested and paid out in cash or common stock; and all performance-based awards will become payable in full, with the performance objectives applicable to such award deemed satisfied at target level of performance for the entire performance period (or a greater amount if determined by the Compensation Committee to have been earned based on performance through the date of the change in control).

Individual award agreements may provide for different treatment on a change in control.

Amendment and Termination

Our Board of Directors may, at any time and from time to time, alter, amend, modify, suspend or terminate the Plan, subject to the receipt of stockholder approval for certain types of amendments. No amendment, suspension, modification or termination of the Plan may materially adversely affect any award previously granted under the Plan without the written consent of the participant holding such award.

U.S. Federal Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences of stock option and SAR awards that may be granted under the Plan. The summary is based on current U.S. federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

Non-qualified stock options and SARs. A participant who receives an NQSO or SAR does not recognize taxable income upon the grant of the NQSO or SAR, and the Company is not entitled to a tax deduction on the date of grant. The participant will recognize ordinary income upon the exercise of the NQSO or SAR in an amount equal to the excess of the fair market value of the NQSO or SAR shares on the exercise date over the NQSO or SAR exercise price stated in the award. Such income will be treated as compensation to the participant subject to applicable tax withholding requirements. The Company generally is entitled to a tax deduction in an amount equal to the amount that is taxable to the participant as ordinary income in the year that the income is taxable to the participant, subject to the discussion below. Any appreciation in value of the shares after the time of exercise will be taxable to the participant as capital gain upon sale of the shares and will not result in a deduction by the Company.

Incentive stock options. An employee who receives an ISO does not recognize taxable income upon the grant or exercise of the ISO, unless the ISO is exercised more than three months after termination of employment (one year in cases of disability) and the Company is not entitled to a tax deduction on the date of grant. The difference between the ISO exercise price and the fair market value of the ISO shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the employee in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.

An employee will recognize gain or loss upon the disposition of shares acquired from the exercise of an ISO. The nature of the gain or loss depends on how long the ISO and the ISO shares were held. If the ISO shares are not disposed of pursuant to a disqualifying disposition, the employee will recognize long-term capital gain or capital loss depending on the selling price of the shares. A "disqualifying disposition" is a disposition that occurs within two years from the date the ISO was granted or one year from the date of ISO exercise. If ISO shares are sold or disposed of as part of a disqualifying disposition, the employee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the ISO shares on the date of exercise and the ISO price. Any additional gain will be taxable to the employee as a long-term or short-term capital gain, depending on how long the shares were held after exercise of the ISO. The Company generally is entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the employee as ordinary income, subject to the discussion below.

Restricted stock, Performance shares, RSUs and PSUs. A participant who receives shares of restricted stock or performance shares will generally be taxed on the value of the shares at the time they either are no longer subject to a substantial risk of forfeiture, or are transferable. A participant may instead elect under Section 83(b) of the Code to be taxed on the value of the shares at the time the award is issued, but in such case will not be entitled to an offsetting deduction if the shares are subsequently forfeited. A participant who receives an RSU or PSU will be subject to income tax on the value of the shares issued in settlement of the RSU or PSU at the time the shares are issued (or the amount of cash issued in lieu of shares). When a participant sells or otherwise disposes of shares received, the difference between the proceeds received for the shares and the amount of income realized as described above will generally constitute a capital gain or loss. The Company will generally be entitled to a deduction for the amount of ordinary income realized by a participant as described above (including any income realized upon making a Section 83(b) election), subject to the discussion below.

Pursuant to Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017 (the “Act”), the Company will not be entitled to deduct compensation paid to any “covered employee” - generally any person who either is, or at any time has been, a named executive officer - to the extent the total compensation paid to the covered employee in any year exceeds $1,000,000.

Equity Compensation Plan Information

The following table gives information, as of December 31, 2018, about our common stock that may be issued upon the exercise of options and other equity awards under all compensation plans under which equity securities are reserved for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	4,125,067	$9.46	2,913,102	(1)
Equity compensation plans not approved by security holders	0	0	0
Total	4,125,067	$9.46	2,913,102	(1)

(1)
These are shares available for grant as of December 31, 2018 under the Existing Plan pursuant to which the Compensation Committee of the Board of Directors or the Board of Directors may make various stock-based awards, including grants of stock options, stock-settled appreciation rights, restricted stock, restricted stock units and performance stock units. In addition to these shares, shares covered by outstanding awards under the Existing Plan that were forfeited or otherwise terminated may become available for grant under the Existing Plan and, to the extent such shares have become available as of December 31, 2018, they are included in the table as available for grant. If the Plan is approved by stockholders, awards will no longer be granted under the Existing Plan.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholders interested in submitting a proposal for inclusion in our proxy statement for the 2020 annual meeting must follow the procedures and meet the other requirements outlined in Rule 14a-8 of the Securities Exchange Act of 1934, and we must receive such proposal at our principal executive offices on or before December 6, 2019. Article II of our By-Laws requires that we be given advance written notice of director nominations and other matters that an eligible stockholder wishes to present for action at an annual meeting other than those included in our proxy statement pursuant to Rule 14a-8. To be timely, our Corporate Secretary must receive such notice at our principal executive offices not earlier than the close of business on January 22, 2020 and not later than the close of business on February 21, 2020. Any such notice and accompanying proposal or director nomination also must be in proper form and meet the detailed disclosure and other requirements specified in Article II of our By-Laws.

Any proposals, notices or nominations must be sent to the Office of the Corporate Secretary, ACCO Brands Corporation, Four Corporate Drive, Lake Zurich, Illinois 60047. A copy of our By-laws is available upon written request to the Corporate Secretary at the address noted above, or may be accessed under the Investor Relations section of our website, www.accobrands.com. Additionally, a copy of our By-laws, which we included as an exhibit to our Current Report on Form 8-K filed with the SEC on December 14, 2015, can be accessed through the SEC’s website at www.sec.gov.

MISCELLANEOUS

Cost of Soliciting Proxies

The Company will bear the expense of soliciting proxies for this meeting, including mailing costs of the Notice, except for some costs associated with individual stockholders' use of the Internet or telephone. In addition to solicitation by mail, directors, officers and other employees may also solicit proxies personally or by telephone or other means of electronic communication but will not receive specific compensation for any such solicitation. We have retained MacKenzie Partners, Inc. to aid us in soliciting proxies for a fee not to exceed $15,000 plus their reasonable out-of-pocket expenses. We may reimburse brokerage firms and others holding stock in their names or in names of nominees for their reasonable out-of-pocket expenses in sending proxy materials to principals and beneficial owners.

In addition to mailing copies of the Notice and mailing or making available the related proxy materials to stockholders, we will request that persons who hold stock in their names or custody, or in the name of nominees, for the benefit of others, to forward copies of these materials to the beneficial owners of our stock, and to request the authority to execute the proxies. Stockholders who do not intend to be present at the meeting are urged to send in their proxies without delay or vote their proxies by telephone or through the Internet. Your prompt response is greatly appreciated.

Multiple Stockholders Having the Same Address

We are sending only one Notice of Internet Availability of Proxy Materials or one Proxy Statement and Annual Report to the address of multiple stockholders unless we have received contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces duplicate mailings, saving paper and reducing printing costs. Any stockholder residing at such an address who would like to receive an individual copy of the materials, or who is receiving multiple copies of our Proxy Statement and Annual Report and would prefer to receive a single copy in the future, may contact Broadridge, Householding Department by mail at 51 Mercedes Way, Edgewood, New York 11717 or by telephone at (866) 540-7095.

Other Matters

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the meeting, the people named in the accompanying proxy will vote the shares they represent in accordance with the recommendation of the Board of Directors.

April [.], 2019	By order of the Board of Directors

Pamela R. Schneider
Senior Vice President, General Counsel
and Corporate Secretary

Financial and Other Information

The Company has made available to you its Annual Report, which can be accessed by following the instructions contained in the Notice of Internet Availability of Proxy Materials. The Annual Report contains the Company's Annual Report on Form 10-K for the year ended December 31, 2018. The Company's Annual Report on Form 10-K for the year ended December 31, 2018 can also be accessed online at the Investor Relations section of the Company's website at www.accobrands.com. The Annual Report and Proxy Statement are also available without charge by request made in writing to Ms. Jennifer Rice, Vice President-Investor Relations at ACCO Brands Corporation, Four Corporate Drive, Lake Zurich, IL 60047 or by telephone at (847) 796-4320. Additionally, the Company's Audit Committee Charter, Compensation Committee Charter, Corporate Governance and Nominating Committee Charter, Finance and Planning Committee Charter, Executive Committee Charter, Code of Business Conduct and Ethics and Corporate Governance Principles are available without charge at the Investor Relations section of the Company's website at www.accobrands.com or in print upon request by any stockholder to Ms. Rice at the address noted above.

ANNEX A

CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
ACCO BRANDS CORPORATION

ACCO Brands Corporation, a corporation organized  and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:               The name of the Corporation is ACCO Brands Corporation (hereinafter referred to as the “Corporation”).

SECOND:    The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the following sentence in the second paragraph of Article VII:

Successors of the directors whose terms expire at an annual meeting shall be elected by a plurality vote of all votes cast for the election of directors at such meeting.

THIRD:                  Pursuant to a resolution of the Board of Directors of the Corporation, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH:             This Certificate of Amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Executed on this [____] day of May, 2019.

ACCO BRANDS CORPORATION

By:
Name: Pamela R. Schneider
Title: Senior Vice President, General Counsel and Corporate Secretary

ANNEX B

ARTICLE VII
Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Company shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board. A director need not be a stockholder. The election of directors of the Company need not be by ballot unless the By-laws so require.
At each annual meeting of stockholders beginning with the 2008 annual meeting of stockholders, directors shall be elected for a term of office to expire at the next annual meeting of stockholders; provided, however, that any director who prior to the 2008 annual meeting of stockholders was elected to a term that continues beyond the date of the 2008 annual meeting of stockholders shall continue in office for the remainder of his or her elected term. Each director shall hold office until such director’s successor is duly elected and qualified or until his or her earlier death, resignation or removal. ~~Successors of the directors whose terms expire at an annual meeting shall be elected by a plurality vote of all votes cast for the election of directors at such meeting.~~
Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, provided, however, that a successor appointed to fill any vacancy on the Board of Directors due to the death, resignation, retirement, disqualification, removal from office or other cause of a director who prior to the 2008 annual meeting of stockholders was elected to a term that continues beyond the date of the 2008 annual meeting of stockholders shall hold office for the remainder of such term. Each director appointed to fill a vacancy or a newly created directorship shall hold office until such director’s successor is duly elected and qualified or until his or her earlier death, resignation or removal.
Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, to elect additional directors under specific circumstances, any director may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding capital stock of the Company (the “Capital Stock”) entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class, provided, however, that any director who prior to the 2008 annual meeting of stockholders was elected to a term that continues beyond the 2008 annual meeting of stockholders may be removed at any time during such term, but only for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class.
No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this paragraph, directly or by adoption of an inconsistent provision of this Certificate of Incorporation, by the stockholders of the Company shall be effective with respect to any cause of action, suit, claim or other matter that, but for this paragraph, would accrue or arise prior to such repeal or modification.

ANNEX C

2019 ACCO Brands Corporation Incentive Plan
Effective as of _____, 2019

2019 ACCO Brands Corporation Incentive Plan

Article 1.	Establishment, Purpose, and Duration
1.1    Establishment. ACCO Brands Corporation, a Delaware corporation, establishes this incentive compensation plan known as the 2019 ACCO Brands Corporation Incentive Plan (this “Plan”).
This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Stock Units, Cash-Based Awards, and Other Stock-Based Awards.
This Plan will become effective upon initial stockholder approval on _______, 20191 (the “Effective Date”). This Plan shall remain in effect as provided in Section 1.3.
1.2    Purpose of this Plan. The purpose of this Plan is to provide incentives linked to value creation for stockholders of the Company and the achievement of certain long-term strategic and financial goals through a variety of equity-based and cash Awards designed to attract, retain and motivate the best available Employees and non-employee Directors. A further purpose of this Plan is to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are dependent can acquire and maintain ownership of Shares, thereby strengthening their concern for the welfare of the Company and its stockholders.
1.3    Duration of this Plan. Unless sooner terminated as provided herein or extended, this Plan shall terminate ten (10) years from the Effective Date, i.e., on the day before the tenth (10th) anniversary of the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2.	Definitions
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

(a)
“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and either is (i) wholly owned by the Company through stock or equity ownership or otherwise, or (ii) designated as an Affiliate for purposes of this Plan by the Committee.

(b)
“Applicable Laws” means the legal requirements relating to the administration of equity plans or the issuance of share capital by a company, applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules and regulations that may from time to time be applicable to the Company, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under this Plan, as such laws, rules, regulations, interpretations and requirements may be in place from time to time.

(c)
“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Stock Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan and the applicable Award Agreement.

(d)
“Award Agreement” means either: (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including in each case any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(e)	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(f)	“Board” or “Board of Directors” means the Board of Directors of the Company.

1The annual meeting of stockholders is scheduled for May 21, 2019.

(g)	“Business Combination” means the consummation of a reorganization, merger, amalgamation or consolidation or sale or other disposition of all or substantially all of the assets of the Company.

(h)	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

(i)	“Cause” means if the Participant:

(i)
Is a participant in the Company Executive Severance Plan on the date of the Participant’s termination of employment, the meaning ascribed to such term in the Executive Severance Plan as in effect on such date; or

(ii)
Is not a participant in the Company’s Executive Severance Plan on the date of his termination of employment, such definition as is specified in the Participant’s applicable Award Agreement, or if no such definition is specified in the Participant’s applicable Award Agreement, “Cause” shall mean, (1) a material breach by the Participant of those duties and responsibilities, which breach is demonstrably willful and deliberate on the Participant’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach, (2) the conviction of the Participant of a felony, or (3) dishonesty or willful misconduct in connection with the Participant’s employment or services, including any breach of the Company’s Code of Conduct (as in effect from time to time).

(j)	“Change in Control” means, unless otherwise specified in an Award Agreement or an Other Agreement,

(i)
The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of Beneficial Ownership of voting securities of the Company where such acquisition causes such Person to own thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that for purposes of this paragraph (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company or a Subsidiary of the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other legal entity controlled, directly or indirectly, by the Company, or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B), and (C) of paragraph (iii) below;

(ii)
Individuals who, as of the Effective Date, constitute the Board (such individuals, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)
A Business Combination excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the Beneficial Owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their

2

ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person Beneficially Owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(k)
“Change in Control Price” means the closing price of a Share on the last trading day before the Change in Control occurs or, if so determined by the Committee, the value of all compensation to be paid to the holder of a Share pursuant to the terms of the transaction constituting the Change in Control.

(l)	“Change in Control Period” means the period commencing on the date of a Change in Control and ending on the twenty-four (24) month anniversary of such date.

(m)
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision, as well as any applicable interpretative guidance issued related thereto.

(n)
“Committee” means the Compensation Committee of the Board or such other committee designated by the Board to administer all or a portion of this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. The Board may take any action under this Plan that would otherwise be the responsibility of the Committee.

(o)	“Company” means ACCO Brands Corporation, a Delaware corporation, and any successor thereto as provided in Article 20.

(p)	“Director” means any individual who is a member of the Board of Directors of the Company.

(q)	“Disability” means :

(i)	If the Participant is a participant in the Executive Severance Plan or is a non-employee Director, “disability” as such term is defined in the Executive Severance Plan as then in effect;

(ii)	If (i) does not apply, then

(A)
for an Employee employed in the United States, “disability” as such term is defined in the Company’s then-current long term disability income insurance policy that applies to the Employee which continues for a period of twelve (12) consecutive months;

(B)
for an Employee employed outside the United States, if there is a Company long term disability policy or program or local disability regulation applicable to the Employee, “disability” as such term is defined in such Company policy or program or local disability regulation; or

(C)	if there is not a Company long term disability policy or program or local disability regulation applicable to the Employee, then a definition approved by the Committee;
provided, however, that to the extent an amount payable under the Plan which constitutes a deferral of compensation pursuant to Section 409A would become payable upon Disability, “Disability” for purposes of such payment shall not be deemed to have occurred unless the disability also satisfies the requirements of Treasury Regulation Section 1.409A-3.

3

(r)	“Effective Date” has the meaning set forth in Section 1.1.

(s)
“Employee” means any non-union individual who performs services for and is designated as an employee of the Company, Affiliate and/or Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate and/or Subsidiary during such period.

(t)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(u)	“Executive Severance Plan” means the ACCO Brands Corporation Executive Severance Plan as in effect from time to time.

(v)
“Fair Market Value” or “FMV” means the average of the high and low sales price of a Share on the New York Stock Exchange, Inc. composite tape (or if Shares are not then traded on the New York Stock Exchange, on the stock exchange or over-the-counter market on which Shares are principally trading), on the date of measurement, and if there were no trades on such measurement date, on the first day on which a trade occurs next succeeding such measurement date; provided that for purposes of determining the amount payable with respect to an Award in connection with a Change of Control pursuant to Article 17, the Fair Market Value of a Share shall be not less than the value of the consideration to be paid for a Share pursuant to the terms of the transaction constituting the Change of Control, as determined by the Committee. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, or for purposes of determining the Fair Market Value of securities or other property other than Shares, the determination of Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

(w)
“Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of fully paid Shares or, to the extent provided by the Committee, settled in whole or in part in cash rather than Shares, but shall not include any Award (i) that is not denominated in Shares or stock units or (ii) for which the terms of the Award provide for settlement only in cash.

(x)	“Grant Date” means the date on which the Committee approves the grant of an Award by Committee action or such later date as specified in advance by the Committee.

(y)
“Grant Price” means the price used to determine whether there is any payment due upon exercise of the SAR. The Grant Price of any SAR will be at least the greater of the Fair Market Value of a Share at the time the grant is effective or the par value of a Share.

(z)
“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

(aa)	“Involuntary Termination” means the Company’s, Affiliate’s and/or Subsidiary’s termination of a Participant’s employment or service other than for Cause.

(bb)	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

(cc)	“Non-Tandem SAR” means an SAR that is granted independently of any Option, as described in Article 7.

(dd)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

(ee)
“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option. The Option Price will be at least the greater of the Fair Market Value of a Share at the time the grant is effective or the par value of a Share.

4

(ff)
“Other Agreement” means either (i) an applicable employment or other written agreement between the Company and a Participant or (ii) an applicable employment or other written agreement between an Affiliate or a Subsidiary and a Participant which, in either case, has been approved by the Board or Committee or executed by the person who is the Chief Executive Officer, the President, the Chief Financial Officer, or the General Counsel of the Company.

(gg)	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

(hh)	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

(ii)	“Performance Measures” means measures on which the performance goals are based.

(jj)	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

(kk)
“Performance Share” means an Award under Article 9 and subject to the terms of this Plan, denominated in fully paid Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Measure(s), as applicable, have been achieved.

(ll)
“Performance Stock Unit” means an Award under Article 9 and subject to the terms of this Plan, denominated in units (and no Shares are actually awarded to the Participant on the Grant Date), the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Measure(s), as applicable, have been achieved.

(mm)
“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or the occurrence of other events as determined by the Committee, in its discretion).

(nn)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(oo)	“Plan” means this 2019 ACCO Brands Corporation Incentive Plan.

(pp)	“Plan Year” means a twelve-month period beginning with January 1 of each year.

(qq)	“Replacement Award” shall have the meaning set forth in Section 17.1(a)(ii).

(rr)	“Restricted Stock” means an Award under Article 8 and subject to the terms of this Plan, denominated in fully paid Shares.

(ss)	“Resignation for Good Reason” means a resignation for “good reason”:

(i)
If the Participant is a participant in the Company Executive Severance Plan on the date of the Participant’s “separation from service,” as defined by Section 409A, the meaning ascribed to such term in the Executive Severance Plan as in effect on such date; or

(ii)
If the Participant is not on the date of such “separation from service,” as defined by Section 409A, a participant in the Company’s Executive Severance Plan, such definition as is specified in the Participant’s Award Agreement.

If the Participant is not a participant in the Executive Severance Plan, and the Participant’s Award Agreement does not define the term “good reason”, any provision of this Plan that applies to a Resignation for Good Reason shall not apply to such Participant.

(tt)	“Restricted Stock Unit” means an Award under Article 8, and subject to the terms of this Plan denominated in units (and no Shares are actually awarded to the Participant on the Grant Date).

5

(uu)	“Retirement” means:

(i)
the Participant’s termination of employment on or after attaining age 55 and completion of either (A) at least five years of service with the Company, an Affiliate and/or a Subsidiary without a break in service (due to a termination of employment and re-employment) of more than one year or (B) at least five years of continuous service with the Company, an Affiliate and/or a Subsidiary; provided, that Retirement shall not include a termination of employment for Cause, or

(ii)
retirement from service as a member of the Board by a non-employee Director after five or more years of service as a Non-employee Director of the Company (together with any prior service as an Employee).

For the avoidance of doubt, if a Participant has met the relevant Retirement criteria set forth above but terminates without Cause, the Participant shall remain eligible for Retirement under this Plan.

(vv)
“Section 16 Insider” means an individual who is, on the relevant date, an executive officer or Director of the Company as determined by the Board or Committee in accordance with Section 16 of the Exchange Act.

(ww)	“Share” means a registered share of common stock of the Company, par value $.01 per share, or such other par value as may be in effect from time to time.

(xx)	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7.

(yy)
“Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Section 424(f) of the Code. For purposes of this definition of “Subsidiary”, references to a corporation and its voting stock shall also mean any other form of entity and its voting equity interests.

(zz)
“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).

Article 3.	Administration
3.1    General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee shall consist of not fewer than two (2) Directors who are both non-employee directors, within the meaning of Rule 16b-3 of the Exchange Act, and independent directors, as contemplated by any rules and regulations of the New York Stock Exchange, or any similar rule or listing requirement that may be applicable to the Company from time to time. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.
3.2    Authority of the Committee.

(a)
Discretionary Authority. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions (including the terms and conditions set forth in Award Agreements), granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any provision of this Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including accelerating the vesting of any Award (subject to the limitations in Section 3.4) or extending the post-termination exercise period of an Award (subject to the limitations of Code Section 409A), and any other

6

modifications or amendments that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

(b)
Settlement of Awards. To the extent determined by the Committee, any Award may be settled in whole or in part in cash rather than Shares, regardless of whether the Award Agreement specified settlement in Shares. The Committee may arrange for payment to be made on the Participant’s behalf as part of an Award or otherwise.

(c)
Board and Committee Action. Notwithstanding the foregoing, members of the Board or the Committee who are either eligible for Awards or have been granted Awards may vote on any and all matters, including matters affecting the administration of this Plan or the grant of Awards pursuant to this Plan. However, no such member shall act upon the granting of a specific Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Award to him or her.

(d)
Awards to Non-employee Directors. Notwithstanding the foregoing, the amount, form, and timing of the grant of Awards to non-employee Directors shall be determined by the Board unless the Board otherwise delegates any or all of these functions to a committee or committees of the Board.

3.3    Delegation. The Committee may delegate to one or more of its members or to one or more officers or committees of the Company, and/or its Subsidiaries and Affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Section 16 Insider; (ii) the resolution providing such authorization shall set forth the total number of Shares, the total dollar value, or a combination of both, with respect to which such officer(s) may grant Awards; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
3.4    One-Year Minimum Vesting; Limitation on Acceleration. Notwithstanding any provision of this Plan, any Award Agreement or any Other Agreement to the contrary, no portion or installment of an Award shall vest until one year from the date of grant, except (a) for Awards, in the aggregate, for such number of Shares not to exceed 5% of the available Shares for award under this Plan on the Effective Date, (b) as the Committee shall otherwise specify in the Award Agreement in the case of a termination of an Employee’s employment due to death or Disability, (c) respecting Awards assumed by the Company pursuant to Section 4.3(c), or (d) as otherwise may apply pursuant to Article 17 in the event of a Change in Control. Notwithstanding Section 3.2, the Committee shall not have discretion to accelerate the vesting of any portion of an Award except in cases of termination by reason of death or Disability.
3.5    No Repricing. Notwithstanding anything herein to the contrary, the Committee shall have no authority to reduce the exercise price of any Option (including any ISO) or any SAR. No Option (including any ISO) or SAR granted under this Plan may be surrendered to the Company for cancellation or as consideration for the grant of a new Option or SAR with a lower exercise price than the Option or SAR so surrendered or exchanged without the approval of the Company’s stockholders, and no repricing of an Option or SAR shall be permitted without the approval of the Company’s stockholders if such approval otherwise is required under the rules of any stock exchange on which Shares are listed, except in accordance with Section 4.3 and Article 18 related to an adjustment in the number of Shares and Article 17 in the event of a Change in Control. No Option (including any ISO) or SAR granted under this Plan may be exchanged or surrendered for cash or other consideration that exceeds the excess of the Option Price or Grant Price over the FMV of the Shares at the time of the transaction.

Article 4.	Shares Subject to This Plan and Maximum Awards
4.1    Number of Shares Available for Awards

(a)	Subject to adjustment as provided in Section 4.3, the maximum number of Shares available for grant to Participants under this Plan (the “Share Authorization”) shall be:

(i)	11,775,000 Shares; plus

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(ii)
the number of Shares subject to outstanding awards as of the Effective Date under the ACCO Brands Corporation Incentive Plan (As Amended and Restated Effective May 12, 2015) that on or after the Effective Date cease for any reason to be subject to such awards (other than in connection with the exercise or settlement of the awards including shares withheld to satisfy the exercise price or tax withholding obligations) on the basis of: (A) one share for each such share issued as an Option or SAR and (B) 2.06 Shares for each such Share issued as a Full-Value Award.

(b)	All Shares of the Share Authorization may be granted as Full-Value Awards.

(c)	The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be 11,775,000 Shares.
4.2    Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a Participant. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance and delivery of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance and delivery of Shares, for Awards not involving Shares, shall be available again for grant under this Plan and shall be added back to the limits described in this Plan on the basis of (i) one Share for each such Share subject to an Option or SAR and (ii) 2.00 Shares for each such Share subject to a Full-Value Award. In addition, the following principles shall apply in determining the number of Shares under any applicable limit:

(a)	Shares tendered or attested to in payment of the Exercise Price of an Option shall not be added back to the applicable limit;

(b)
Any Shares withheld by the Company to satisfy the tax withholding obligation shall not be added back to the applicable limit (without implying that the withholding of Shares is a permissible way to satisfy the obligation), and if an amount is withheld for payment of taxes from an Award settled partly in Shares and partly in cash, a number of Shares with a value equal to the portion of the withholding that corresponds to the portion of the Award settled in Shares shall be treated as issued and shall not be added back to the applicable limit;

(c)	Shares that are reacquired by the Company with the amount received upon the exercise of an Option shall not be added back to the applicable limit; and

(d)	The aggregate Shares with respect to which an SAR settled in Shares is exercised, rather than the number of Shares actually issued, shall reduce the applicable limit.
The Company will issue new Shares either based on the Company’s conditional or authorized capital or it may, in its full discretion, deliver treasury Shares, Shares available on the open market, or otherwise existing Shares.
4.3    Adjustments in Authorized Shares.

(a)
In the event of any corporate event or transaction (including, but not limited to, a change in the authorized number of Shares of the Company or the capitalization of the Company) such as an amalgamation, a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, division, consolidation or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of issued Shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards.

(b)
The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards that are otherwise permissible under this Plan to reflect, or related to, such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any,

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shall be conclusive and binding on Participants under this Plan. Notwithstanding the foregoing, all Awards will be subject to the minimum vesting requirement of one year as described in Section 3.4.

(c)
Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any amalgamation, merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44 or subsequent accounting guidance), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable. The Committee shall provide to Participants reasonable written notice (which may include, without limit, notice by electronic means) within a reasonable time of any such determinations it makes, but the failure to give such notice shall not preclude any such action from taking effect.

Article 5.	Eligibility and Participation
5.1    Eligibility. Individuals eligible to participate in this Plan include all Employees and non-employee Directors.
5.2    Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.
5.3    Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, for purposes of determining Awards granted hereunder, a Participant shall not be deemed to have incurred a termination of employment if such Participant is placed on military or sick leave or such other leave of absence which is treated by the Company as continuing intact the employment relationship with the Company, any Subsidiary or any Affiliate. In such a case, the employment relationship shall be deemed to continue until the date when a Participant’s right to reemployment shall no longer be guaranteed either by law or contract.
5.4    Transfer of Service. Notwithstanding any other provision of this Plan to the contrary, for purposes of determining Awards granted hereunder, a Participant shall not be deemed to have incurred a termination of employment if the Participant’s status as an Employee or non-employee Director terminates and the Participant is then, or immediately thereafter becomes, an eligible individual due to another status or relationship with the Company, any Subsidiary or any Affiliate.
5.5    Termination of Employment. The Committee shall have the discretion to determine whether any corporate event or transaction that results in the sale, spinoff or transfer of a Subsidiary, Affiliate, business group, operating unit, division, or similar organization constitutes a termination of employment (or services), and, if so, the effective date of such termination, for purposes of Awards granted under this Plan.

Article 6.	Stock Options
6.1    Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted and defined under Code Sections 422 and 424).
6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.
6.3    Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date. With respect to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, any Subsidiary, or any Affiliate, the Option Price of Shares subject to an ISO shall be at least equal to one hundred and ten percent (110%) of the Fair Market Value of such Shares on the ISO’s Grant Date. In any event, the Option Price shall not be less than the aggregate par value of the Shares covered by the Option.

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6.4    Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine when the Committee approves the grant; provided, however, no Option shall be exercisable later than the day before the tenth (10th) anniversary of the Grant Date except as otherwise provided in Section 6.8(a). Notwithstanding the foregoing, with respect to ISOs, in the case of a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Subsidiary, or an Affiliate, no such ISO shall be exercisable later than the day before the fifth (5th) anniversary of the Grant Date.
6.5    Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. Notwithstanding the foregoing, the Fair Market Value of Shares, determined as of the Grant Date, as to which ISOs are exercisable for the first time by any Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000). The portion of any ISOs that become exercisable in excess of such amount, or that are exercised by a Participant more than three months (12 months in the case of Disability) after the Participant has ceased to be an Employee of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424) shall be deemed Nonqualified Stock Options.
6.6    Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee or its delegate, or by complying with any alternative procedures which may be authorized by the Committee or its delegate, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable, in full, to the Company, under any of the following methods as determined by the Committee or its delegate, in its sole discretion: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) to the Company previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a simultaneous exercise of the Option and sale of the Shares issuable upon such exercise pursuant to a broker-assisted transaction or other similar arrangement, and use of the proceeds from such sale as payment of the purchase price of such Shares (and withholding taxes) in accordance with the cashless exercise program adopted by the Committee or its delegate pursuant to Section 220.3(e) (4) of Federal Reserve Board Regulation T; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee or its delegate in its sole discretion.
Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares in an appropriate amount based upon the number of Shares purchased under the Option(s).
Unless otherwise determined by the Committee or its delegate, all payments under all of the methods indicated above shall be paid in United States dollars.
6.7    Other Restrictions. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
6.8    Termination of Employment, Service as a Non-employee Director. Each Participant’s Award Agreement shall set forth the extent to which the Option will vest and Participant shall have the right to exercise the Option following termination of the Participant’s employment or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 3.4, 5.3, 5.4, and 11.2. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 17, in the event a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:

(a)
Death or Disability. These termination events apply to all Participants. In the event that a Participant’s employment or service as a non-employee Director with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability before the specified vesting date in the Award Agreement, to the extent that an Option is not then exercisable, the Option shall immediately become vested and exercisable with respect to all Shares covered by the Participant’s Option, and the Option shall remain exercisable until

10

the earlier of (i) the expiration of the term of the Option, or (ii) 5 years after the date of such termination; provided, however that an Option (other than an ISO) may be exercised within one year following the date of death even if later than the expiration of the term of such Option. In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the Option.

(b)
Retirement. This termination event applies to all Participants. In the event that a Participant’s employment or service as a non-employee Director terminates by reason of Retirement from the Company, Affiliate and/or any Subsidiary before the specified vesting date in the Award Agreement, to the extent an Option is not then exercisable, the Option shall continue to vest and become vested and exercisable in accordance with the original vesting terms of the Award Agreement (as if the termination of employment or service had not occurred) and shall remain exercisable until the expiration of the term of the Option.

(c)
Divestiture. This termination event applies to all Participants. In the event that a Participant’s employment or service as a non-employee Director with any Subsidiary terminates upon the occurrence of a transaction, other than a Change in Control, by which the Subsidiary that is the Participant’s principal employer or service recipient ceases to be a Subsidiary of the Company (“Divestiture”) after the first anniversary of the Grant Date but before the specified vesting date in the Award Agreement, the Option shall become vested and exercisable with respect to a number of Shares (rounded up to the next integer) equal to the fraction the numerator of which is the number of days that the Participant was continuously employed or continuously providing services from the Grant Date through the date of the Divestiture and the denominator of which is the number of days from the Grant Date through such vesting date, and shall remain exercisable until the expiration of the term of the Option.

(d)
Other Termination. These termination events apply to all Participants. In the event that a Participant’s employment or service as a non-employee Director with the Company, Affiliate and/or any Subsidiary terminates for any reason other than those set forth in subsections (a), (b) and (c) above, all then vested and exercisable Options shall remain exercisable from the date of such termination until the earlier of (i) the expiration of the term of the Option, or (ii) 90 days after the date of such termination. Such Options shall only be exercisable to the extent that they were exercisable as of such termination date and all unvested Options shall be immediately forfeited.

6.9    Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) calendar days thereof.

Article 7.	Stock Appreciation Rights
7.1    Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Non-Tandem SARs, Tandem SARs, or any combination of these forms of SARs.
Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.
The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement. Notwithstanding the foregoing, the Grant Price of a Non-Tandem SAR on the Grant Date shall be at least equal to the greater of one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date or the par value of the Shares. The Grant Price of a Tandem SAR on the Grant Date shall equal the Option Price of the related Option.
7.2    SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, the conditions upon which the SAR shall become vested and exercisable, and such other provisions as the Committee shall determine.
7.3    Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and no SAR shall be exercisable later than the day before the tenth (10th) anniversary of the Grant Date, except as otherwise provided in Section 7.7(a).

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7.4    Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable, and has not yet been exercised. Notwithstanding the foregoing: (i) a Tandem SAR granted in connection with an ISO shall expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares covered by the Option exceeds the Option Price of the Option.
7.5    Exercise of Non-Tandem SARs. Non-Tandem SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.6    Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon SAR exercise may be in cash, fully paid Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion.
7.7    Termination of Employment, Service as a Non-employee Director. Each Award Agreement shall set forth the extent to which the SAR will vest and the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 3.4, 5.3, 5.4, and 11.2. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 17, in the event a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:

(a)
Death or Disability. These termination events apply to all Participants. In the event that a Participant’s employment or service as a non-employee Director with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability before the specified vesting date in the Award Agreement, to the extent that an SAR is not then exercisable, the SAR shall immediately become vested and exercisable, and the SAR shall remain exercisable until the earlier of (i) the expiration of the term of the SAR, or (ii) 5 years after the date of such termination; provided, however that the SAR may be exercised within one year following the date of death even if later than the expiration of the term of such SAR. In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the SAR.

(b)
Retirement. This termination event applies to all Participants. In the event that a Participant’s employment or service as a non-employee Director terminates by reason of Retirement from the Company, Affiliate and/or any Subsidiary before the specified vesting date in the Award Agreement, to the extent an SAR is not then exercisable, the SAR shall continue to vest and become vested and exercisable in accordance with the original vesting terms of the Award Agreement (as if the termination of employment or service had not occurred) and shall remain exercisable until the expiration of the term of the SAR.

(c)
Divestiture. This termination event applies to all Participants. In the event that a Participant’s employment or service as a non-employee Director with any Subsidiary terminates upon the occurrence of a transaction, other than a Change in Control, by which the Subsidiary that is the Participant’s principal employer or service recipient ceases to be a Subsidiary of the Company (“Divestiture”) after the first anniversary of the Grant Date but before the specified vesting date in the Award Agreement, the SAR shall become vested and exercisable with respect to a number of Shares (rounded up to the next integer) equal to the fraction the numerator of which is the number of days that the Participant was continuously employed or continuously providing services from the Grant Date through the date of the Divestiture and the denominator of which is the number of days from the Grant Date through such vesting date, and shall remain exercisable until the expiration of the term of the SAR.

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(d)
Other Termination. These termination events apply to all Participants. In the event that a Participant’s employment or service as a non-employee Director with the Company, Affiliate and/or any Subsidiary terminates for any reason other than those set forth in subsections (a), (b) and (c) above, all then vested and exercisable SARs shall remain exercisable from the date of such termination until the earlier of (i) the expiration of the term of the SAR, or (ii) 90 days after the date of such termination. Such SARs shall only be exercisable to the extent that they were exercisable as of such termination date and all unvested SARs shall be immediately forfeited.

7.8    Other Restrictions. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an SAR granted under this Article 7 as it may deem advisable or desirable including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

Article 8.	Restricted Stock and Restricted Stock Units
8.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually issued until the expiration of the Period of Restriction. Upon the expiration of the Period of Restriction with respect to an Award of Restricted Stock Units, one fully paid Share shall be issued with respect to each vested Restricted Stock Unit, which shall fully settle and satisfy the Company’s obligations with respect to such Restricted Stock Unit, subject to the authority of the Committee in its discretion to settle all or a portion of vested Restricted Stock Units by a cash payment equal to the Fair Market Value of a Share.
8.2    Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
8.3    Other Restrictions. The Committee may impose such restrictions on any Shares of Restricted Stock or Restricted Stock Units granted under this Article 8 as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.
8.4    Voting Rights. Unless otherwise set forth in a Participant’s Award Agreement and permitted by Applicable Law, a Participant holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
8.5    Termination of Employment, Service as a Non-employee Director. Each Award Agreement shall set forth the extent to which the restrictions placed on Restricted Stock and/or Restricted Stock Units shall lapse following termination of the Participant’s employment with or services to the Company, its Affiliates and/or its Subsidiaries, as the case may be, subject to Sections 3.4, 5.3, 5.4, and 11.2. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 17, in the event a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:

(a)
Involuntary Termination. This termination event applies only to Participants who are Employees. In the event that a Participant’s employment with the Company, Affiliate and/or any Subsidiary terminates by reason of an Involuntary Termination by the Participant at any time during the six month period preceding the specified vesting date in the Award Agreement but after the first anniversary of the Grant Date, a number of Shares of Restricted Stock or Restricted Stock Units, as the case may be, shall become vested (rounded up to the next integer) equal to the fraction the number of which is the number of days that the Participant was continuously

13

employed from the Grant Date through the date of such Involuntary Termination and the denominator of which is the number of days from the Grant Date through such specified vesting date.

(b)
Death or Disability. These termination events apply to all Participants. In the event that a Participant’s employment, or service as a non-employee Director with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability before the specified vesting date in the Award Agreement, to the extent any Shares of Restricted Stock or Restricted Stock Units, as the case may be, are not then vested, all Shares of Restricted Stock or all Restricted Stock Units, as the case may be, shall immediately become fully vested on the date of such termination and any restrictions shall lapse.

(c)
Retirement. This termination event applies to all Participants. In the event that a Participant’s employment or service as a non-employee Director terminates by reason of Retirement from the Company, Affiliate and/or any Subsidiary before the specified vesting date in the Award Agreement, to the extent any Award covering Shares of Restricted Stock or Restricted Stock Units, as the case may be, are not then vested, the Award shall continue to vest and become vested in accordance with the original vesting terms of the Award Agreement (as if the termination of employment or service had not occurred).

(d)
Divestiture. This termination event applies to all Participants. In the event that a Participant’s employment or service as a non-employee Director with any Subsidiary terminates upon the occurrence of a transaction, other than a Change in Control, by which the Subsidiary that is the Participant’s principal employer or service recipient ceases to be a Subsidiary of the Company (“Divestiture”) after the first anniversary of the Grant Date but before the specified vesting date in the Award Agreement, a number of Restricted Stock or Restricted Stock Units shall become vested (rounded up to the next integer) equal to the fraction the numerator of which is the number of days that the Participant was continuously employed or continuously providing services from the Grant Date through the date of the Divestiture and the denominator of which is the number of days from the Grant Date through such vesting date.

(e)
Other Termination. These termination event apply to all Participants. In the event that a Participant’s employment or service as a non-employee Director with the Company, Affiliate and/or any Subsidiary terminates for any reason other than as described in subsections (a) through (d), all unvested Shares of Restricted Stock or all unvested Restricted Stock Units, as the case may be, shall be immediately forfeited to the Company.

(f)
Satisfaction of Performance Goals. In any situation in which the number of Shares of Restricted Stock, or Restricted Stock Units, to which a Participant is entitled depends upon the satisfaction of performance goals, the treatment of the Award upon a termination of employment or service shall be governed by the provisions of Section 9.6.

8.6    Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.	Performance Stock Units/Performance Shares
9.1    Grant of Performance Stock Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Stock Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.
9.2    Performance Stock Unit/Performance Shares Agreement. Each Performance Stock Unit and/or Performance Share grant shall be evidenced by an Award Agreement that shall specify the number of Performance Shares or the number of Performance Stock Units granted, the applicable Performance Period, and such other terms and provisions as the Committee shall determine.
9.3    Value of Performance Stock Units/Performance Shares. Each Performance Stock Unit shall have an initial value that is established by the Committee at the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Stock Units/Performance Shares that will be paid out to the Participant.

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9.4    Earning of Performance Stock Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Stock Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Stock Units/Performance Shares earned by the Participant over the Performance Period, to be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding performance goals have been achieved. The Committee shall have the sole discretion to adjust the determinations of the value and degree of attainment of the pre-established performance goals including the discretion to reduce the amount of the Award that would otherwise vest or be paid based on the achievement of the performance goals. The Committee shall retain the sole discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the pre-established performance goals. The provisions of Section 9.4 shall also apply to any other Award granted pursuant to this Plan, the terms of which provide that vesting or payment is dependent upon the achievement of performance goals.
9.5    Form and Timing of Payment of Performance Stock Units/Performance Shares. Payment of earned Performance Stock Units/Performance Shares shall be as determined by the Committee, in its sole discretion. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Stock Units/Performance Shares in the form of cash or in fully paid Shares (or in a combination thereof) equal to the value of the earned Performance Stock Units/Performance Shares at the end of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee.
9.6    Termination of Employment, Service as a Non-employee Director. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive payment for any Performance Stock Units and/or Performance Shares following termination of the Participant’s employment with or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 3.4, 5.3, 5.4, and 11.2. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Stock Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to the breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 17, in the event that a Participant’s Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

(a)
Involuntary Termination. This termination event applies only to Participants who are Employees. In the event that a Participant’s employment with the Company, Affiliate and/or any Subsidiary terminates during the last six months of a Performance Period but after the first anniversary of the Grant Date by reason of an Involuntary Termination by the Participant, the Participant shall receive a payout of the Performance Stock Units and/or Performance Shares equal to the product of (i) the fraction the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period through the date of such termination of employment or service and the denominator of which is the number of days in the Performance Period multiplied by (ii) the number of Performance Stock Units and/or Shares that could have become earned and vested determined after the close of the Performance Period based upon the extent to which the Performance Measures or other performance goals were actually achieved, and the Participant shall forfeit any Performance Stock Units and/or Performance Shares not becoming so earned and vested.

(b)
Death or Disability. These termination events apply to all Participants. In the event that a Participant’s employment or service as a non-employee Director, as the case may be, with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability before the last day of the Performance Period, the Participant shall receive a payout of the Performance Stock Units and/or Performance Shares equal to the product of (i) the fraction the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period through the date of such termination of employment or service and the denominator of which is the number of days in the Performance Period multiplied by (ii) the number of Performance Stock Units and/or Shares that could have become earned and vested based on the deemed attainment of performance at the target level, and the Participant shall forfeit any Performance Stock Units and/or Performance Shares not becoming so earned and vested.

(c)	Retirement. This termination event applies to all Participants.

(i)
In the event that a Participant’s employment or service as a non-employee Director with the Company, Affiliate and/or any Subsidiary terminates during a Performance Period due to Retirement, the Participant shall receive a prorated payout of the Performance Stock Units and/or Performance Shares, which shall be valued and paid in accordance with paragraph (c)(ii). The

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prorated payout shall be determined as follows: (A) the total number of Performance Stock Units and/or Performance Shares, as applicable, to which the Participant would be entitled as determined under paragraph (c)(ii) times (B) the fraction the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period through the date of such termination of employment or service due to Retirement and the denominator of which is the number of days in the Performance Period.

(ii)
The number of Performance Stock Units and/or Performance Shares to which the Participant is entitled, prior to application of the proration formula described in paragraph (c)(i), shall be determined after the close of the Performance Period based upon the extent to which the Performance Measures or other performance goals were actually achieved. The Participant shall forfeit any Performance Stock Units and/or Performance Shares not becoming so earned and vested.

(d)
Divestiture. This termination event applies to all Participants. In the event that a Participant’s employment or service as a non-employee Director with any Subsidiary terminates upon the occurrence of a transaction, other than a Change in Control, by which the Subsidiary that is the Participant’s principal employer or service recipient ceases to be a Subsidiary of the Company (“Divestiture”) after the first anniversary of the Grant Date but before the last day of the Performance Period, a number of Performance Stock Units and/or Performance Shares shall become vested (rounded up to the next integer) equal to (i) the fraction the numerator of which is the number of days that the Participant was continuously employed or providing services from the first day of the Performance Period through the date of the Divestiture and the denominator of which is the number of days in the Performance Period multiplied by (ii) the number of Performance Stock Units and/or Shares that could have become earned and vested based on the deemed attainment of performance at the target level, and the Participant shall forfeit any Performance Stock Units and/or Performance Shares not becoming so earned and vested.

(e)
Other Termination. These termination events apply to all Participants. In the event that a Participant’s employment with the Company, Affiliate and/or any Subsidiary terminates during a Performance Period for any reason other than as described in subsections (a) through (d), all unvested Performance Stock Units and/or Performance Shares shall be immediately forfeited to the Company.

9.7    Other Restrictions. The Committee may impose such restrictions on any Performance Shares or Performance Stock Units granted under this Article 9 as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Performance Share or each Performance Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Performance Share or each Performance Stock Unit.

Article 10.	Cash-Based Awards and Other Stock-Based Awards
10.1    Grant of Cash-Based Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
10.2    Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual fully paid Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
10.3    Cash-Based Award or Stock-Based Award Agreement. Each Cash-Based Award or Other Stock-Based Award grant shall be evidenced by an Award Agreement that shall specify the amount of the Cash-Based Award or Other Stock-Based Award granted and such other terms and provisions as the Committee shall determine; provided that no Award Agreement shall provide for the issuance of Shares except on a fully paid basis.

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10.4    Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met, and provided the cash or services received by the Company in exchange for Shares shall have a value not less than the aggregate par value of any Shares issued as part of such Other Stock-Based Award.
10.5    Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or fully paid Shares as the Committee determines.
10.6    Termination of Employment, Service as a Non-employee Director. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates and/or its Subsidiaries, as the case may be, subject to Sections 3.4, 5.3, 5.4, and 11.2. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination, or reasons relating to the breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 17, in the event that a Participant’s Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

(a)
Involuntary Termination. This termination event applies only to Participants who are Employees. In the event that a Participant’s employment with the Company, Affiliate and/or any Subsidiary terminates by reason of an Involuntary Termination by the Participant at any time during the six month period preceding the specified vesting date in the Award Agreement but after the first anniversary of the Grant Date, a portion of the Award shall become vested (rounded up to the next integer) equal to the fraction the number of which is the number of days that the Participant was continuously employed from the Grant Date through the date of such Involuntary Termination and the denominator of which is the number of days from the Grant Date through such specified vesting date.

(b)
Death or Disability. These termination events apply to all Participants. In the event that a Participant’s employment or service as a non-employee Director with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability before the specified vesting date in the Award Agreement, to the extent any portion of the Award is not then vested, the entire Award shall immediately become fully vested on the date of such termination and any restrictions shall lapse.

(c)
Retirement. This termination event applies to all Participants. In the event that a Participant’s employment or service as a non-employee Director terminates by reason of Retirement from the Company, Affiliate and/or any Subsidiary before the specified vesting date in the Award Agreement, to the extent any portion of the Award is not then vested, the Award shall continue to vest and become vested in accordance with the original vesting terms of the Award Agreement (as if the termination of employment or service had not occurred).

(d)
Divestiture. This termination event applies to all Participants. In the event that a Participant’s employment or service as a non-employee Director with any Subsidiary terminates upon the occurrence of a transaction, other than a Change in Control, by which the Subsidiary that is the Participant’s principal employer or service recipient ceases to be a Subsidiary of the Company (“Divestiture”) after the first anniversary of the Grant Date but before the specified vesting date in the Award Agreement, a portion of the Award shall become vested (rounded up to the next integer) equal to the fraction the numerator of which is the number of days that the Participant was continuously employed or providing services from the Grant Date through the date of the Divestiture and the denominator of which is the number of days from the Grant Date through such vesting date.

(e)
Other Termination. These termination events apply to all Participants. In the event that a Participant’s employment, or service as a non-employee Director with the Company, Affiliate and/or any Subsidiary terminates for any reason other than as described in subsections (a) through (d), any unvested portion of the Award shall be immediately forfeited to the Company.

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(f)
Satisfaction of Performance Goals. In any situation in which the amount of the Cash-Based Award or Stock-Based Award to which a Participant is entitled depends upon the satisfaction of performance goals, the treatment of the Award upon a termination of employment or service shall be governed by the provisions of Section 9.6.

10.7    Other Restrictions. The Committee may impose such restrictions on any Shares related to Cash-Based Awards or Other Stock-Based Awards granted under this Article 10 as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Cash-Based Awards or Other Stock-Based Awards.

Article 11.	Forfeiture of Awards.
11.1    General. Notwithstanding anything else to the contrary contained herein, the Committee in granting any Award shall have the full power and authority to determine whether, to what extent and under what circumstances such Award shall be forfeited, cancelled or suspended. Unless an Award Agreement includes provisions expressly superseding the provisions of this Article 11, the provisions of this Article 11 shall apply to all Awards. Any such forfeiture shall be effected by the Company in such manner and to such degree as the Committee, in its sole discretion, determines, and will in all events (including as to the provisions of this Article 11) be subject to the Applicable Laws. The Committee may specify in an Award Agreement or policy that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture (including repurchase of Shares for nominal consideration), or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to: failure to remit the amounts necessary to satisfy the Participant’s tax withholding obligations; termination of employment for Cause; termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary; violation of Company, Affiliate, and/or Subsidiary code of conduct, conflict of interest policy, or insider trading, anti-corruption, or similar policy; breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant; fraudulent, illegal or other misconduct; or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.
In order to effect a forfeiture under this Article 11, the Committee may require that the Participant sell Shares received upon exercise or settlement of an Award to the Company or to such other person as the Company may designate at such price and on such other terms and conditions as the Committee in its sole discretion may require. Further, as a condition of each Award, the Company shall have, and each Participant shall be deemed to have given the Company, a proxy on each Participant’s behalf, and each Participant shall be required and be deemed to have agreed to execute any other documents necessary or appropriate to carry out this Article 11.
11.2    Forfeiture Events. Unless otherwise specified by the Committee, in addition to any vesting or other forfeiture or repurchase conditions that may apply to an Award and Shares issued pursuant to an Award, each Award granted under this Plan will be subject to the following forfeiture conditions:

(a)
Competitive Activity. All outstanding Awards and Shares issued pursuant to an Award held by an Participant, and the proceeds of any such Shares, will be forfeited in their entirety (including as to any portion of an Award or Shares subject thereto that are vested or as to which any repurchase or resale rights or forfeiture restrictions in favor of the Company or its designee with respect to such Shares have previously lapsed) if the Participant violates any of the restrictive covenants agreed to by the Participant as part of the Award Agreement.

(b)
Termination for Cause. All outstanding Awards and Shares issued pursuant to an Award held by a Participant, and the proceeds of any such Shares, will be forfeited in their entirety (including as to any portion of an Award or Shares subject thereto that are vested or as to which any repurchase or resale rights or forfeiture restrictions in favor of the Company or its designee have previously lapsed) if the Participant’s employment or service is terminated by the Company for Cause; provided, however, that in the event the Committee determines that it is necessary to establish whether grounds exist for termination for Cause, the Award will be suspended during any period required to conduct such determination, meaning that the vesting, exercisability and/or lapse of restrictions otherwise applicable to the Award will be tolled and if grounds for such termination are determined to exist, the forfeiture specified by this subsection (b) will apply as of the date of suspension, and if no such grounds are determined to exist, the Award will be reinstated on its original terms.

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(c)
Failure to Timely Accept Award Agreement. If the terms of an Award Agreement provide that a Participant must execute and return an Award Agreement (or otherwise indicate its acceptance of the Award Agreement) within a specified period of time in order for the Award to be effective, and if the Participant fails to do so within the time period specified, such Award will be forfeited in its entirety unless otherwise determined by the Committee. For the avoidance of doubt, all Awards are made as of their Grant Date.

(d)
Recoupment and Clawback Policies. All Awards are subject to recoupment and clawback policies of the Company, its Affiliates and/or its Subsidiaries in effect from time to time, which policies may require reduction, cancellation, or forfeiture (including repurchase of Shares for nominal consideration).

11.3    Forfeiture and Right of Repurchase. In the event that any Shares are required to be forfeited under any circumstances set forth in this Plan or an Award Agreement and such Shares cannot be outright forfeited under current Applicable Law, then the Company shall have the right (but not the obligation) to repurchase any or all of such forfeited Shares for $0.001 per Share repurchased. The Company shall have 90 days from the date of any event giving rise to forfeiture within which to effect a repurchase of any or all of the Shares subject to such forfeiture conditions. The Company’s right to repurchase the Shares is assignable by the Company, in its sole discretion, to a Subsidiary, Affiliate or other party to whom such rights can be assigned under Applicable Laws.

Article 12.	Transferability of Awards
12.1    Transferability. Except as provided in Section 12.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant or the Participant’s legal representative. Except as permitted by the Committee, Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.
12.2    Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 12.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

Article 13.	Director Awards
The terms and conditions of any grant to any non-employee Director shall be set forth in an Award Agreement and shall be otherwise subject to this Plan. The value (determined under applicable accounting standards for financial reporting purposes) of a non-employee Director’s total compensation from the Company in one Plan Year, including Awards from this Plan, may not exceed $500,000.

Article 14.	Dividends and Dividend Equivalents
The Committee shall determine the extent to which a Participant who is granted Restricted Stock shall have the right to receive dividends declared on the Restricted Stock during the Period of Restriction, and the extent to which Participants who receive Restricted Stock Units, Options, SARs, Performance Shares, Performance Stock Units, or Other Stock Based Awards shall be granted the right to additional compensation (“dividend equivalents”) based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividends or dividend equivalents shall be paid in or converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. The crediting of dividends or dividend equivalents shall be subject to the following additional rules and limitations:

(a)
Any crediting of dividends or dividend equivalents shall be subject to the same restrictions and conditions as the underlying Award. For avoidance of doubt, dividends or dividend equivalents with respect to any Award subject to the achievement of performance goals shall only be paid to the extent the Award vests and the performance goals are achieved, and dividends or dividend equivalents with respect to any Award subject to a time-based vesting schedule shall only be paid to the extent the Award vests.

(b)	No dividend equivalent granted with respect to an Option or a Stock Appreciation Right may be conditioned, directly or indirectly, upon exercise of such Option or Stock Appreciation Right.

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(c)
To the extent a dividend or dividend equivalent is considered a 409A Award, as defined in Section 21.16, whether or not the underlying Award is also a 409A Award, the right to the dividend or dividend equivalent shall be treated as a separate form of Award that is subject to Section 21.16, and the time of payment of the dividend or dividend equivalent shall comply with Section 409A.

Article 15.	Beneficiary Designation
Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s spouse, executor, administrator, or legal representative, as determined by the Committee, in its sole discretion.

Article 16.	Rights of Participants
16.1    Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a non-employee Director for any specified period of time.
Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Article 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
16.2    Participation. No individual shall have the right to be selected to receive an Award under this Plan. In addition, the receipt of any Award shall not create a right to receive a future Award.
16.3    Rights as a Stockholder. Except as otherwise provided herein or in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the registered holder of such Shares.

Article 17.	Change in Control
17.1    Termination of Employment, Service as a Non-employee Director during Change in Control Period. The following provisions shall apply to all Awards in the event of a Change in Control, except as otherwise specified in an Award Agreement:

(a)	Replacement Awards; No Immediate Vesting.

(i)	An Award shall not vest upon the occurrence of a Change in Control to the extent the Participant receives a Replacement Award as defined below with respect to such Award.

(ii)
A “Replacement Award” (1) includes an outstanding Award that continues upon and after the occurrence of a Change in Control or (2) an Award provided to a Participant pursuant to Section 4.3 and Article 18 in replacement of an outstanding Award (such replaced Award, a “Replaced Award”) in connection with a Change in Control that satisfies the following conditions:

(A)    It has a value at least equal to the value of the Replaced Award;

(B)
It relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control;

(C)
Its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control); and

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(D)
Upon an Involuntary Termination (not due to Disability) or a Resignation for Good Reason occurring during the Change in Control Period the Replacement Award, to the extent not vested and unrestricted as of such Separation from Service, shall become fully vested and (if applicable) exercisable and free of restrictions, as of the later of the date of termination or the date of the Change in Control.

The Committee as constituted immediately before the Change in Control shall have the discretion to determine whether the conditions set forth in this Section 17.1(a)(ii) are satisfied.

(iii)
Such Replacement Awards shall be paid in Shares or cash, in accordance with the original terms of the Award, except that the Committee has the authority to pay all or any portion of the Fair Market Value of any Award denominated in Shares in cash.

(b)	Vesting if No Replacement Award. To the extent that a Replacement Award is not provided to the Participant, upon the occurrence of a Change in Control:

(i)	Any and all Options and Stock Appreciation Rights granted hereunder shall become fully vested and immediately exercisable;

(ii)	Any restrictions imposed on Restricted Stock shall lapse and such Restricted Stock shall become freely transferable;

(iii)
all Restricted Stock Units shall become fully vested and be settled in full by a payment equal to the Fair Market Value of the Shares underlying the Restricted Stock Units, which shall be paid either in cash or, in the discretion of the Committee, in whole or in part in Shares; and

(iv)
The payout opportunities attainable at target or, if greater, in the amount determined by the Committee to have been earned thereunder based on performance through the date of the Change in Control, under all outstanding Awards of Performance Stock Units or Performance Shares or other types of performance-based Awards shall be deemed to have been earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all such earned Awards shall be accelerated as of the effective date of the Change in Control, and in full settlement of such Awards, there shall be paid either the earned amount of an Award denominated in cash, or the Fair Market Value of the earned Shares in the case of an Award denominated in Shares, which shall be paid either in cash or, in the discretion of the Committee, in whole or in part in Shares.

The foregoing provisions of this Section 17.1(b) shall apply, and a Participant’s outstanding Awards shall not become Replacement Awards, upon the occurrence of a Change in Control following an Involuntary Termination (not due to Disability) occurring during the 180-day period prior to the Change in Control. Notwithstanding the foregoing, if the Fair Market Value of a Share subject to an Option or SAR, as determined by the terms of the Change in Control transaction, does not exceed the Option Price or Grant Price, such Option or SAR may be cancelled without the issuance of a Replacement Award, and the Company shall have no further obligations with respect to such Option or SAR.

(c)
Termination of Non-employee Directors. This termination event applies only to Participants who are non-employee Directors. In the event that a Participant’s service as a non-employee Director with the Company terminates during the Change in Control Period for any reason, all of the Participant’s Awards shall be treated in the manner described in subsections (a) and (b).

Article 18.	Amendment, Modification, Suspension, and Termination
18.1    Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part, subject to any requirement of stockholder approval imposed by Applicable Law.
18.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 and 17.1) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the

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Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Notwithstanding the foregoing, the Committee shall not, directly or indirectly, reduce the Option Price of an Option or Grant Price of an SAR unless such reduction is permitted by Section 3.5 and satisfies the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) (if applicable) or other Applicable Law.
18.3    Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 17.1 or 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
18.4    Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend this Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, each Participant agrees to any amendment made pursuant to this Section 18.4 to any Award granted under this Plan without further consideration or action.

Article 19.	Withholding
19.1    General. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
19.2    Specific Awards. Except as otherwise provided by the Committee in the Award Agreement or otherwise (i) the deduction of withholding and any other taxes required by law shall be made from all amounts paid in cash, and (ii) in the case of the exercise of Options or payments of Awards in Shares, the Participant shall be required to pay the amount of any taxes required to be withheld in cash prior to receipt of such Shares, or alternatively, the Company may require or permit the Participant to elect to have withheld a number of Shares, or deliver such number of previously acquired Shares, the Fair Market Value of which does not exceed the maximum statutory withholding tax required be withheld from the shares to be received upon such exercise or payment.

Article 20.	Successors
All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, amalgamation, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21.	General Provisions
21.1    Effect of Other Agreements. To the extent provided in an Award Agreement or otherwise determined by the Committee (regardless of the terms of the Other Agreement), and subject to Section 3.4, the terms of an Other Agreement may be deemed incorporated into the Award Agreement, and may alter the definition of Cause, Good Reason, Retirement or Change in Control, the treatment of the Award upon a termination of employment or service or a Change in Control, or any other provisions relating to vesting or lapse of forfeiture provisions, provided that Award, as so altered, could have been granted under this Plan without violating any term of this Plan or any Applicable Law
21.2    Right of Offset. The Company, any Subsidiary, or an Affiliate may, to the extent permitted by Applicable Law, deduct from and set off against any amounts the Company, any Subsidiary, or an Affiliate, as the case may be, may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, any Subsidiary, or an Affiliate, as the case may be, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 21.2.
21.3    Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
21.4    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

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21.5    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
21.6    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all Applicable Laws, and to such approvals by any governmental agencies or stock exchange as may be required.
21.7    Securities Law Compliance. With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
21.8    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)
Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.9    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
21.10    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
21.11    Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or non-employee Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Employees and/or non-employee Directors outside the United States are eligible to participate in this Plan;

(b)	Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;

(c)
Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.11 by the Committee shall be attached to this Plan document as appendices; and

(d)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law.
21.12    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by Applicable Laws.
21.13    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To

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the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, any Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, any Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
21.14    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
21.15    Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s, any Subsidiary’s, or an Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
21.16    Deferred Compensation. It is the Company’s intent that any Awards granted under this Plan are structured to be exempt from Code Section 409A, including all Treasury Regulations and other guidance issuance pursuant thereto (“Section 409A”) or are structured to comply with the requirements of deferred compensation subject to Section 409A. Notwithstanding any contrary provision of this Plan or any Award, the following provisions shall apply to any Award in a manner consistent with such intent.

(a)	For purposes of this Section 21.16, an Award shall constitute a “409A Award” as used in this Section 21.16 only if and to the extent either:

(i)
it is an Award (other than an Option, SAR, Performance Share or Restricted Stock) that (A) is not “subject to a substantial risk of forfeiture” as defined in Section 409A (by reason of the Participant having attained eligibility for Retirement or otherwise), and (B) (1) that is actually settled after March 15 of the year following the year in which the Award ceases to be subject to a substantial risk of forfeiture or (2) that the terms of this Plan or the Award provide will be settled after such March 15 or upon or after the occurrence of any event that may occur after such March 15; or

(ii)
the Committee (after taking into account the definition of Resignation for Good Reason as provided in Section 2(ss), and any applicable exemptions from Section 409A), determines that the Award otherwise constitutes deferred compensation as defined in Section 409A.

Notwithstanding the foregoing, an Award shall not be considered a 409A Award if at the time the Award is granted (or, if later, the time the Award is no longer subject to a substantial risk of forfeiture), the Participant is not subject to United States income tax on any of the Participant’s income (including such Award if it were taxable), or if the Award is otherwise covered by any of the exceptions contained in the Section 409A regulations relating to foreign plans.

(b)
If any amount becomes payable under any 409A Award by reason of a Participant’s termination of employment, and such Participant incurs a termination of employment as set forth in this Plan (including, without limit, Section 5.4 of this Plan) or the Award that is not a “separation from service,” as defined by Section 409A, then the Participant’s right to such payment, to the extent not already vested, shall be fully vested on the date of the termination of employment, but payment shall be deferred until the earliest of (i) the date the Participant incurs such a separation from service (or six months thereafter if and to the extent required by Section 21.16(d)), (ii) the date that a “change in control event” as defined in Section 409A occurs with respect to the Participant, (iii) the Participant’s death, or (iv) if the terms of the Award provide for payment upon a specific vesting date, such specific vesting date. Notwithstanding anything in this Plan, the Committee shall not exercise its discretion under Section 5.5 in a manner inconsistent with this Section 21.16.

(c)
If any amount becomes payable under any 409A Award by reason of a Change in Control, and a Change in Control occurs as defined by this Plan or the Award that is not a “change in control event,” as defined by Section 409A, with respect to such Participant, then the Participant’s right to such payment, to the extent not already vested, shall be fully vested on the date of the Change in Control, and the amount of such payment shall be determined as of such date, but payment shall be deferred until the earliest of (i) the date on which a change in

24

control event occurs with respect to the Participant, (ii) the date on which the Participant incurs a separation from service (or six months thereafter to the extent required by Section 21.16(d)), (iii) the Participant’s death, or (iv) if the terms of the Award provide for payment upon a specific vesting date, such specific vesting date.

(d)
No amount that becomes payable under any 409A Award by reason of a Participant’s separation from service (as determined after the application of Section 21.16(b) and (c)) will be made to a Participant who is a “specified employee” (as defined by Section 409A) until the earlier of: (i) the first day following the sixth month anniversary of the Participant’s separation from service, or (ii) the Participant’s date of death.

(e)
To the extent that payment of any amount of a 409A Award is required to be deferred to a later date (the “409A Deferral Date”) by reason of Section 409A, all amounts that would otherwise have been paid prior to the 409A Deferral Date shall be paid in a single lump sum on the first business day following the 409A Deferral Date, and the Committee may, in its sole discretion (but shall in no event be required to) permit an earlier payment to a Participant to the extent necessary to alleviate a “severe financial hardship” resulting from an “unforeseeable emergency,” all as defined in Section 409A.

(f)	For purposes of Section 409A, each “payment” (as defined by Section 409A) made under this Plan shall be considered a “separate payment” for purposes of Section 409A.

(g)
Any payment with respect to a 409A Award that becomes payable upon a specified vesting date, as defined in this Plan or Award, shall be paid as soon as practical after such vesting date, but not later than the last day of the calendar year in which the vesting date occurs.

(h)
Notwithstanding the Company’s intentions as set forth above, if any Award granted under this Plan would fail to meet the requirements of Section 409A with respect to such Award, then such Award shall remain in effect and be subject to taxation in accordance with Section 409A. Neither the Company nor any member of the Committee shall have any liability for any tax imposed on a Participant by Section 409A, and, if any tax is imposed on the Participant, the Participant shall have no recourse against the Company or any member of the Committee for payment of any such tax.

(i)
Anything else contained in this Plan to the contrary notwithstanding, if a non-employee Director elects to defer payment of any Award pursuant to the Amended and Restated ACCO Brands Corporation Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan”), such Award shall be considered a 409A Award, and such Award shall be paid at the time and in the manner provided in the Deferred Compensation Plan.

21.17    Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
21.18    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s, any Subsidiary’s, or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to amalgamate, merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company, any Subsidiary, or an Affiliate to take any action which such entity deems to be necessary or appropriate.
21.19    Governing Law. This Plan and each Award Agreement shall be governed by the laws of the state of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
21.20    Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company or any Subsidiary or member of a Company committee to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in

25

any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation, by-laws or its organizational regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ACCO Brands Corporation

By:
Name: Pamela R. Schneider
Title: Senior Vice President, General Counsel and Corporate Secretary

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Parking Facility and Driving Directions

Directions from Downtown Chicago to Kemper Lakes

Take I-90/94 north toward Milwaukee
Slight left onto I-90 Kennedy Expressway to O'Hare
Take exit onto I-294 north/Tri-state Tollway towards Milwaukee
Continue onto I-94 to IL-22/Half Day Road exit
Continue west on IL-22 for approx. 8 miles
Turn right onto Corporate Drive
(First stoplight west of Old McHenry Road)

Directions from North to Kemper Lakes

Take I-94 south toward Chicago/Indiana
Exit Half Day Road/IL-22 west for approx. 8 miles
Turn right onto Corporate Drive

From West to Kemper Lakes

Take I-90 east to Chicago
Take IL-59 north for approx. 10 miles
Turn right onto IL-22/Half Day Road for approx. 5 miles
Turn left onto Corporate Drive

From South to Kemper Lakes

Take I-355 north to northwest suburbs
Merge onto I-290 west
Continue onto IL-53 north
Take Lake Cook Road exit west
Turn right onto US 12/Rand Road
Turn right onto Quentin Road
Turn right onto IL-22 east for approx. 1 mile
Turn left onto Corporate Drive

ACCO Brands Corporation
Annual Meeting of Stockholders
May 21, 2019 9:00 a.m.

Meeting Location Address

Kemper Lakes Business Center
Three Corporate Drive
Lake Zurich, IL 60047
Tel: 847.796.4340

Parking

Self-parking is available

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/20/2019 for shares held directly and by 11:59 P.M. ET on 05/16/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/20/2019 for shares held directly and by 11:59 P.M. ET on 05/16/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☐

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors:

Nominees	For	Against	Abstain
1A James A. Buzzard	☐	☐	☐
1B Kathleen S. Dvorak	☐	☐	☐
1C Boris Elisman	☐	☐	☐
1D Pradeep Jotwani	☐	☐	☐
1E Robert J. Keller	☐	☐	☐
1F Thomas Kroeger	☐	☐	☐
1G Ron Lombardi	☐	☐	☐
1H Graciela Monteagudo	☐	☐	☐
1I Hans Michael Norkus	☐	☐	☐
1J E. Mark Rajkowski	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	For	Against	Abstain
2 The ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2019.	☐	☐	☐
3 The approval, by non-binding advisory vote, of the compensation of our named executive officers.	☐	☐	☐
4 To approve an amendment to our Restated Certificate of Incorporation to affirm the Company's majority voting standard for uncontested director elections.	☐	☐	☐
5 To approve the 2019 ACCO Brands Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date